As filed with the Securities and Exchange Commission on February 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NIGHTDRAGON ACQUISITION CORP.

(Exact name of Registrant as specified in its charter)

Delaware	6770	85-4249052
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

101 Second Street, Suite 1275

San Francisco, California 94105

(510) 306-7780

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David G. DeWalt

Chairman of the Board

NightDragon Acquisition Corp.

101 Second Street, Suite 1275

San Francisco, California 94105

(510) 306-7780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey D. Saper Robert G. Day Bryan D. King Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Alan F. Denenberg Derek Dostal Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 (650) 752-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
SCALE units, each consisting of one share of Class A common stock, $0.00001 par value, and one-third of one redeemable warrant(2)	34,500,000 SCALE units	$10.00	$345,000,000	$37,640
Shares of Class A common stock included as part of the SCALE units(3)	34,500,000 shares	—	—	—(4)
Redeemable warrants included as part of the SCALE units(3)	11,500,000 warrants	—	—	—(4)
Total			$345,000,000	$37,640

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 4,500,000 SCALE units, consisting of 4,500,000 shares of Class A common stock and 1,500,000 redeemable warrants that may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

(Subject to Completion dated February 9, 2021)

$300,000,000

NightDragon Acquisition Corp.

30,000,000 SCALE (Stakeholder-Centered Aligned Listed Equity) Units

NightDragon Acquisition Corp. is a newly incorporated blank check company formed for the purpose of effecting a merger, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

This is an initial public offering of our securities. Each SCALE unit has an offering price of $10.00 and consists of one share of our Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described herein. See “Description of Securities” for a description of the warrant terms. The underwriter has a 45-day option from the date of this prospectus to purchase up to an additional 4,500,000 SCALE units to cover over-allotments, if any.

We will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of our initial business combination, subject to applicable law and the limitations described herein. If we do not complete our business combination within 24 months from the closing of this offering, or, subject to certain conditions, 27 months from the closing of this offering, we will redeem 100% of the public shares, subject to applicable law and the limitations described herein. See “Description of Securities.”

Our sponsor, NightDragon Acquisition Sponsor, LLC, owns an aggregate of 8,625,000 shares of our Class B common stock (up to 1,125,000 shares of which are subject to forfeiture depending on the extent to which the underwriter’s over-allotment option is not exercised). Only holders of Class B common stock will have the right to vote on the election of directors and to remove directors prior to our initial business combination. On all other matters submitted to a vote of our stockholders, holders of our Class B common stock and holders of our Class A common stock will vote together as a single class, with each share of Class A common stock and Class B common stock entitling the holder to one vote per share. The shares of Class B common stock will convert into shares of our Class A common stock based on the occurrence of certain triggering events, one of which will occur upon the consummation of our initial business combination, three of which will be based on shares of our Class A common stock trading at $12.00, $15.00 and $20.00 per share for 20 trading days within a 30-trading day period following our initial business combination, and one of which will be based upon a specified strategic transaction following our initial business combination if the effective price per share of our Class A common stock is at least equal to $12.00 in such transaction, in each case prior to the 10th anniversary of our initial business combination. All shares of Class B common stock that remain issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited for no consideration. See “Description of Securities.”

Our sponsor has agreed to purchase an aggregate of 900,000 SCALE units (or 1,035,000 SCALE units if the underwriter’s over-allotment option is exercised in full), at a price of $10.00 per SCALE unit in a private placement for an aggregate purchase price of $9,000,000 (or $10,350,000 if the underwriter’s over-allotment option is exercised in full) that will close simultaneously with the closing of this offering. The SCALE units sold to our sponsor in this private placement, which we refer to as the private placement SCALE units, are identical to the SCALE units sold in this offering, subject to certain limited exceptions as described in this prospectus.

Currently, there is no public market for our securities. We intend to apply to list our SCALE units on The Nasdaq Capital Market, or Nasdaq, under the symbol “NDACU.” We expect that our SCALE units will be listed on Nasdaq on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. We expect the Class A common stock and warrants comprising the SCALE units will begin separate trading on the 52nd day following the date of this prospectus unless Morgan Stanley & Co. LLC informs us of its decision to allow earlier separate trading, subject to our satisfaction of certain conditions. Once the securities comprising the SCALE units begin separate trading, we expect that the Class A common stock and warrants will be listed on Nasdaq under the symbols “NDAC” and “NDACW,” respectively.

We are an “emerging growth company” and “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 53 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule  419 blank check offerings.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per SCALE unit	Total
Public offering price	$10.00	$300,000,000
Underwriting discounts and commissions(1)	$0.55	$16,500,000
Proceeds, before expenses, to NightDragon Acquisition Corp.	$9.45	$283,500,000

(1)

Includes $0.35 per SCALE unit, or $10,500,000 (or $12,075,000, if the underwriter’s over-allotment option is exercised in full) in the aggregate payable to the underwriter for deferred underwriting commissions. The deferred commissions will be released to the underwriter only on completion of our initial business combination, as described in this prospectus. Does not include certain fees and expenses payable to the underwriter in connection with this offering. See the section of this prospectus titled “Underwriters” for a description of compensation and other items of value payable to the underwriter.

Of the proceeds we receive from this offering and the sale of the private placement SCALE units described in this prospectus, $300 million, or $345 million if the underwriter’s over-allotment option is exercised in full ($10.00 per SCALE unit in either case), will be deposited into a trust account in the United States with American Stock Transfer & Trust Company, LLC acting as trustee.

The underwriter is offering the SCALE units for sale on a firm commitment basis. The underwriter expects to deliver the SCALE units to the purchasers on or about                     , 2021.

MORGAN STANLEY

The date of this prospectus is                     , 2021

We have not, and the underwriter has not, authorized anyone to provide you any information other than that contained in this prospectus. Neither we, nor the underwriter, take responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. We are not, and the underwriter is not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Until                     , 2021 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information under the section of this prospectus titled “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus, or the context otherwise requires, references to:

•

“Class B common stock” are to the 8,625,000 shares of our Class B common stock which were issued to our sponsor prior to this offering upon the reclassification of our sponsor’s founder shares (including up to an aggregate of 1,125,000 shares of our Class B common stock subject to forfeiture by our sponsor depending on the extent to which the underwriter’s over-allotment option is not exercised in full or in part), and the shares of Class A common stock that will be issued upon the automatic conversion of the Class B common stock in connection with certain triggering events, one of which will occur upon the consummation of our initial business combination, three of which will be based on shares of our Class A common stock trading at $12.00, $15.00 and $20.00 per share for 20 trading days within a 30-trading day period following our initial business combination, and one of which will be based upon a specified strategic transaction following our initial business combination if the effective price per share of our Class A common stock is at least equal to $12.00 in such transaction, in each case prior to the 10th anniversary of our initial business combination and as described under “Description of Securities” (for the avoidance of doubt, such Class A common stock will not be “public shares”);

•	“common stock” are to our Class A common stock and Class B common stock, collectively;

•	“directors” are to our current directors named in this prospectus;

•

“equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for shares of our Class A common stock issued in connection with our initial business combination, including but not limited to, a private placement of equity or debt;

•	“founder shares” are to 8,625,000 shares of our common stock initially purchased by our sponsor in a private placement prior to this offering;

•	“management” or our “management team” are to our officers and directors;

•

“outstanding shares” are the shares of Class A common stock and Class B common stock that are outstanding, without regard to whether the shares of Class B common stock have satisfied the vesting conditions;

•	“private placement shares” are to the shares of Class A common stock sold as part of the private placement SCALE units;

•

“private placement SCALE units” are to the SCALE units issued to our sponsor in a private placement simultaneously with the closing if this offering, which private placement SCALE units are identical to the SCALE units sold in this offering, subject to certain limited exceptions as described in this prospectus;

•	“private placement warrants” are to the warrants sold as part of the private placement SCALE units;

•

“public shares” are to shares of our Class A common stock sold as part of the SCALE units in this offering (whether they are purchased in this offering or thereafter in the open market), but excluding shares of our Class A common stock sold as part of the private placement SCALE units;

•

“public stockholders” are to the holders of our public shares, including our sponsor and management team to the extent our sponsor and/or members of our management team purchase public shares, provided that our sponsor’s and each member of our management team’s status as a “public stockholder” shall only exist with respect to such public shares;

•

“public warrants” are to our redeemable warrants sold as part of the SCALE units in this offering (whether they are purchased in this offering or thereafter in the open market) and to any private placement warrants that are sold to third parties that are not our sponsor or our officers or directors (or its or their permitted transferees) following the consummation of our initial business combination;

•	“warrants” are to our redeemable warrants, which includes the public warrants as well as the private placement warrants;

•

“sponsor” are to NightDragon Acquisition Sponsor, LLC, a Delaware limited liability company, which is affiliated with David G. DeWalt, our Chairman of the Board and a member of our board of directors, Mark Garrett, our Vice Chairman of the Board and a member of our board of directors, Ken Gonzalez, a member of our board of directors, Morgan Kyauk, our Chief Executive Officer and Secretary, Barbara Massa, one of our advisors, Kara Wilson, one of our advisors, and Steve Simonian, our Chief Financial Officer; and

•	“we,” “us,” “company,” “our” or “our company” are to NightDragon Acquisition Corp.

Each SCALE unit consists of one share of our Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the SCALE units and only whole warrants will trade. Accordingly, unless you purchase at least three SCALE units, you will not be able to receive or trade a whole warrant.

Unless we tell you otherwise, the information in this prospectus assumes that the underwriter will not exercise its over-allotment option.

Our Company

We are a newly formed blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus our search on the cybersecurity, safety, security and privacy, or CSSP, sector, which complements the expertise of our management team.

History of “NightDragon”

“Night Dragon,” one of the first major known nation-state cyberattacks, was a series of coordinated, covert and targeted cyberattacks from China conducted against global oil, energy and petrochemical companies which eventually affected approximately 71 organizations worldwide. The Night Dragon attacks began in 2009 (or potentially as early as 2007) and were reported by McAfee in February 2011 while Dave DeWalt was its chief executive officer. Under Dave DeWalt’s leadership, McAfee led the successful investigation and response to the breach. The “Night Dragon” attack and subsequent investigation and response to the breach led by McAfee was a seminal moment in the history of the cybersecurity, safety, security and privacy industry. As tribute, our founders have named their newly established blank check company NightDragon Acquisition Corp.

Summary

Dave DeWalt, Mark Garrett, Ken Gonzalez, Morgan Kyauk, Steve Simonian, Kara Wilson and Barbara Massa are referred to as the NightDragon Team throughout this prospectus. They have established NightDragon Acquisition Corp., a newly formed blank check company, in order to partner with a strong technology company in the cybersecurity, safety, security, and privacy, or CSSP, market. The NightDragon Team plans to leverage its collective experience to attract, identify, merge with, advise and scale a next-generation, market-leading CSSP company.

Focus on a Large Addressable Market. The NightDragon Team is focused on the large, rapidly growing CSSP market, which consists of the information technology, or IT, security and counterspace security markets. We estimate the total CSSP market to be $131 billion in 2020, growing to $183 billion in 2024, at a 9% compound annual growth rate. This is in comparison to the broader information and Communications Technology market’s 2020-2024 compound annual growth rate of 3.5%, according to IDC. The IT security market is estimated by IDC to reach $175 billion by 2024. The global counterspace security market is estimated by BIS Research to reach $8 billion by 2024. According to PitchBook Data, as of January 2021, cybersecurity alone has more than 70 private companies that have received at least four venture financing rounds. This market has experienced significant growth driven by a confluence of factors, including rapid technological innovation and adoption driving expansion of attack surface, rise of financially and ideologically motivated adversaries, widely available markets for attacker tools, geopolitical tensions, lack of innovation from existing vendors, increasing regulation, a dramatic shortage in security-related talent and the impact of COVID-19.

Collective Operating Expertise. The NightDragon Team has over 150 years of collective experience building and operating iconic cybersecurity and software companies in both private and public markets. Our team has extensive experience in finance, go-to-market, partnerships, mergers and acquisitions, as well as talent acquisition and retention. Based on our track record, we believe we are uniquely positioned to help the company we partner with become a market-leading public company.

Access to the NightDragon Team’s Ecosystem. In addition, we have carefully cultivated an extensive ecosystem of advisors and strategic CSSP relationships. Our ecosystem comprises c-suite executives within the public and private sectors; former senior intelligence officers from the United States, United Kingdom and Israel; public and private investors; integration and service partners; chief information security officers, or CISOs, and other external advisors. This network provides us, and will provide the company we partner with, access to customer and go-to-market insights and operational support, identification of a CSSP-focused talent pool, and information regarding a rich landscape of acquisition opportunities.

Strong Stakeholder Alignment. We are implementing a new structure called SCALE, or Stakeholder-Centered Aligned Listed Equity, where returns for the sponsor on its shares of Class B common stock (approximately 20% of the shares of common stock to be outstanding immediately after completion of this offering, including the private placement shares) are primarily dependent on the stock price performance of the company with which we enter into a business combination. Under this structure, our sponsor will earn its promote upon the occurrence of certain triggering events, one of which will occur upon the consummation of our initial business combination, three of which will be based on shares of our Class A common stock trading at $12.00, $15.00 and $20.00 per share for 20 trading days within a 30-trading day period following our initial business combination, and one of which will be based upon a specified strategic transaction following our initial business combination if the effective price per share of our Class A common stock is at least equal to $12.00 in such transaction, in each case prior to the 10th anniversary of our initial business combination. Any portion of the sponsor’s promote not converted before the 10th anniversary of our initial business combination will be automatically forfeited for no consideration.

Large Addressable Market

A “perfect security storm” of factors is driving the continued growth of the massive $131 billion CSSP market, and includes:

•

Rapid Technological Innovation and Adoption Drives Expansion of Attack Surface: Significant re-platforming of consumer and enterprise technologies such as cloud computing, digital identities, mobile devices, blockchain, artificial intelligence, social networks, satellites, digitalization of supply chains, IoT devices and drones have fundamentally changed the way we live, work and play. This rapid technological innovation exponentially expands the attack surface for adversaries to capitalize on, resulting in the need for new, innovative CSSP products and solutions.

•

Rise of Financially and Ideologically Motivated Adversaries: Outside of nation states, the attacker landscape has evolved significantly since the early 2000s, when viruses were largely nuisances and created for show and notoriety. More adversaries armed with greater resources have contributed to an increasingly sophisticated and disruptive attack landscape, including the rise of ransomware. According to the 2020 CrowdStrike Global Security Attitude Survey, 56% of respondents’ organizations have suffered a ransomware attack in the last 12 months, with an average amount of $1.1 million being paid to attackers by those organizations forced to make such payment. Furthermore, anonymity on the internet, cryptocurrency, smart contracts and blockchain-based applications have contributed to automated at-scale attacks and emboldened threat actors to step up hacktivism, cybercrime, espionage, terrorism and cyber warfare.

•

Widely Available Markets for Attacker Tools: The rise of the “sharing” economy has been accompanied by the rise of sharing, and collaboration between financially, ideologically and nation-state driven attackers. With anonymization and use of cryptocurrencies on the rise, vulnerabilities and exploit kits are now easily accessible on the internet with the dark web, providing a low-cost and efficient way for attackers to achieve their goals.

•

Geopolitical Tensions: Nation states have been cyber adversaries since the earliest days of the internet. Countries such as China, Russia, North Korea and Iran, to name a few, have become hotbeds of attacker innovation and rapidly increasing capabilities. With geopolitical tensions on the rise and a lack of internet governance or viable law enforcement models, there is little reason to believe similar attacks will not continue.

•

Lack of Innovation from Existing Vendors: A recent Mandiant study found that existing security tools missed 53% of attacks against enterprises. The inability of the legacy security providers to detect and prevent attacks has also contributed to the growth of the CSSP market. Their lack of innovation has driven aggressive procurement of newer best-of-breed solutions principally coming from younger, emerging companies.

•

Increasing Regulation: With the General Data Protection Regulation now in effect in the European Union, or E.U., and anticipated new regulations in the United States, organizations are increasing their focus on cybersecurity and must ensure that they have the resources available to be in compliance with novel pieces of legislation.

•

Massive Skills Shortage: The 2020 ISC2 Cybersecurity Workforce Study estimates that there was a shortage of 3.1 million individuals to meet the cybersecurity workforce demand globally in 2020, leaving government and commercial organizations unprepared for the cyberattacks they face. This growing shortage has driven CSSP spending as organizations seek automated solutions to reduce workforce staffing dependencies.

•	COVID-19: The COVID-19 pandemic has caused institutions to fundamentally re-evaluate their organizational processes and business models, leading to a massive increase in remote work and use of distributed technology applications and systems. These changes have caused a corresponding increase in the vulnerability of employees accessing mission critical applications, essential IT systems and sensitive data from unprotected locations. The changing nature of work driven by the pandemic is shaping new architectures and new priorities in spend, creating opportunities for CSSP companies to satisfy the demand for new security products and solutions.

The ramifications of the “perfect security storm” of factors are evidenced in the latest seminal and ongoing cybersecurity hacking campaign described below.

•

Recent Seminal Event: On December 16, 2020, the Federal Bureau of Investigation, or FBI, the U.S. Cybersecurity and Infrastructure Security Agency, or CISA, and the Office of the Director of National Intelligence, or ODNI, issued a joint statement confirming that they have become aware of a significant and ongoing cybersecurity hacking campaign. CISA is tracking this cyber incident which has impacted enterprise networks across federal, state and local governments, as well as critical infrastructure entities and other private sector organizations. CISA noted that an advanced persistent threat actor is responsible for compromising SolarWinds Orion software supply chain, as well as widespread abuse of commonly used authentication mechanisms. CISA has highlighted that this threat actor has the resources, patience and expertise to gain access to and privileges over highly sensitive information if left unchecked. As a result, CISA is urging organizations to prioritize measures to identify and address this threat.

This recent and significant seminal event illuminates how the security landscape continues to evolve and become more dangerous. Rapid technological innovation has expanded the attack surface exponentially in both the digital and the physical domain, including ground-based information technology, or IT, and operational technology, or OT, networks as well as in air drones and satellite-based platforms. We believe a large unmet need exists to secure this rapidly evolving technology footprint.

Our sector focus on CSSP encompasses technologies that protect and defend the following growing technology areas:

Cloud Identity & Endpoint Social & Digital Consumer Privacy Crypto & Blockchain AI & Machine Learning Industrial & loT Supply Chain Insider Threats Drones Satellite

•	Cloud: Growing use of cloud computing has fueled demand for securing cloud infrastructure and cloud-delivered applications.

•

Identity and Endpoint: With staff working remotely, corporate applications are being accessed from laptops and other mobile devices outside of the traditional enterprise perimeter. As a result, identity and endpoint-based security are replacing perimeter-based security strategies.

•	Social and Digital: Enterprises increasingly utilize social media channels and web properties that can be spoofed or compromised.

•

Consumer Privacy: According to a 2020 KPMG Survey, 87% of consumers say data privacy is a human right, and 91% say that companies should be held responsible for corporate data breaches. Massive data breaches continue to leave consumers vulnerable.

•

Crypto and Blockchain: As crypto and blockchain technologies continue to become more mainstream, securing enterprise blockchain ecosystems and auditing smart contracts will become more important as institutions incorporate these technologies into critical business applications.

•	Artificial Intelligence and Machine Learning: New and unknown risks are inherent in our growing dependence on AI and machine learning technologies to make business decisions.

•

Industrial and IoT: Critical infrastructure, including energy, power and transportation, typically runs on legacy technology built for reliability and uptime, with little concern for cybersecurity. Exponential growth of internet-connected industrial sensors and devices has further exacerbated inherent vulnerabilities, thus driving the need for new ways to protect these environments.

•

Supply Chain: Increasing digital connectivity with third-party vendors in the supply chain continues to represent significant vulnerability outside of the control of enterprise organizations that can be leveraged by attackers.

•

Insider Threats: Insider threats continue to represent an insidious and difficult-to-detect attack vector even as the potential for reputational and economic damage increases as digital transformation takes hold.

•

Drones: Drones are more prevalent in today’s society driven by innovative uses like home delivery, unmanned inspection of sites and equipment, and hobbies for drone enthusiasts. Equipped with cameras, GPS and USB ports, drones are increasingly incorporating more advanced features and are beginning to be used by adversaries—representing not only a significant cyber threat, but a physical one as well.

•

Satellite: Space satellites are increasingly utilized by government and commercial organizations for mission-critical and business applications, including as a new means of communications and internet access. As the internet moves to space, a new attack vector will follow.

Collective Operating Expertise

Our team has over 150 years of cumulative experience building and operating iconic cybersecurity and software companies in private and public markets and has a deep understanding of operations, finance, mergers and acquisitions and talent acquisition. Our team has worked together at different points in time during our tenure at market-leading public companies including Cadence, Documentum, DellEMC, FireEye and McAfee. Based on our collective operating experience and proven track record, we believe we are uniquely positioned to take advantage of the confluence of factors driving market growth and rapid technological innovation to support and advise the CSSP company with which we partner in becoming a next-generation market-leading public company.

NIGHTDRAGON Acquisition Corp. Team

		Experience: Common	Experience: Additional
 **Dave DeWalt**	• $6Bn+ in stockholder value was created during his time as President & CEO of 3 public companies; $14Bn+ of stockholder value was created during his time as a board member • Named as one of the 25 most influential executives in high technology in 2015 by Computer Reseller News (CRN); called one of the most brilliant and successful minds in the industry by Cyber Defense Magazine	FireEye, McAfee, Dell EMC, documentum, NightDragon, AllegisCyber	Five9, Forescout, Optiv, NSTAC, iboss, ForgeRock, Delta, Team8, Momentum, AllegisCyber, WhiteOps, poly, Mandiant, SafeGuard Cyber, onapsis
 **Mark Garrett**	• Guided Adobe through their business model transition as CFO, growing recurring revenue to 84% of overall revenue and increasing stockholder value by over $85Bn • Awarded Best CFO in Software by Institutional Investor Magazine in 2017; rated Public Company CFO of the Year by Silicon Valley Business Journal in 2015	Dell EMC, documentum, cadence	Adobe, Cisco, GoDaddy, snowflake, General Atlantic, Pure Storage, Hire Right, IBM
 **Ken Gonzalez**	• Over 20 years of senior operating experience at technology companies • Has completed 40 acquisitions, including 23 in cybersecurity in corporate development roles	FireEye, McAfee, NightDragon	Siebel, avast, YL Ventures, U.S. Army, Trident Capital Cybersecurity
 **Morgan Kyauk**	• Substantial experience leading M&A transactions for companies of all sizes • Drove FireEye's corporate development efforts leading up to the company's IPO and through its transformative acquisitions	FireEye, NightDragon	Dropbox, Hewlett Packard Enterprise, Juniper Networks
 **Steve Simonian**	• Over 20 years of experience as chief financial officer of various Silicon Valley-based venture capital firms • Has served as CFO of NightDragon, AllegisCyber, August Capital, Gabriel Venture Partners, and Meritech Capital Partners, and founded S Squared Consulting	NightDragon, AllegisCyber	Greenough Consulting Group, S² Consulting, August Capital, Gabriel Venture Partners, Meritech
 **Kara Wilson**	• Over 25 years of experience in driving go-to-market strategies for both large and medium companies as well as hypergrowth start-ups • Veteran Chief Marketing Officer with experience at Rubrik, Okta, SuccessFactors, SAP, Network General (acquired by NetScout Systems), and FireEye, where she helped market and launch their IPO alongside Dave, Ken, Barbara, and Morgan	FireEye	okta, SAP, SAP SuccessFactors, Oracle PeopleSoft, Epicor, Cisco, KKR, OneStream, Network General, outsystems, Paychex, Jitterbit, rubrik, KnowBe4
 **Barbara Massa**	• Over 25 years of experience driving innovation, workforce strategy, and organizational effectiveness • Helped scale FireEye from approx. 400 to approx. 2,800 employees in 2.5 years • At EMC, advised the approx. 40k-person company through 19 M&A deals	FireEye, McAfee, documentum, cadence	findem, GapJumpers

Dave DeWalt Mark Garrett Ken Gonzalez Barbara Massa Kara Wilson Morgan Kyauk $6Bn+ in stockholder value was created during his time as President & CEO of 3 public companies; $14Bn+ of stockholder value was created during his time as a board member Named as one of the 25 most influential executives in high technology in 2015 by Computer Reseller News (CRN); called one of the most brilliant and successful minds in the industry by Cyber Defense Magazine Guided Adobe through their business model transition as CFO, growing recurring revenue to 84% of overall revenue and increasing stockholder value by over $85Bn Awarded Best CFO in Software by Institutional Investor Magazine in 2017; rated Public Company CFO of the Year by Silicon Valley Business Journal in 2015 Over 20 years of senior operating experience at technology companies Has completed 40 acquisitions, including 23 in cybersecurity in corporate development roles Over 25 years of experience driving innovation, workforce strategy, and organizational effectiveness Helped scale FireEye from approx. 400 to approx. 2,800 employees in 2.5 years At EMC, advised the approx. 40k-person company through 19 M&A deals Over 25 years of experience in driving go-tomarket strategies for both large and medium companies as well as hypergrowth start-ups Veteran Chief Marketing Officer with experience at Rubrik, Okta, SuccessFactors, SAP, Network General (acquired by NetScout Systems), and FireEye, where she helped market and launch their IPO alongside Dave, Ken, Barbara, and Morgan Substantial experience leading M&A transactions for companies of all sizes Drove FireEyes corporate development efforts leading up to the companys IPO and through its transformative acquisitions Experience Common Additional NIGHTDRAGON Acquistion Corp. Team

Access to the NightDragon Team’s Ecosystem

Over the years, we have carefully cultivated an ecosystem of relationships with advisors, investors, C-level executives, CISOs and former senior intelligence officers from the United States, United Kingdom and Israel. This network gives us key insights into the CSSP market across a business’ lifecycle.

Access to +150 Years of Combined Operating & Capital Markets Experience Dave DeWalt Mark Garrett Ken Gonzalez Barbara Massa Kara Wilson Morgan Kyauk CSSP Affiliations + Active & Past Experience NIGHTDRAGON Teams Ecosystem Market Insights Current Board Positions Go-to-Market Advisors Working Relationships Government Leaders Former senior intelligence officers from the United States, United Kingdom & Israel National Security Telecommunications Advisory Council (NSTAC) Operations Expertise & Support Other Key External Advisors HR Talent Finance Go-to-market Partner-ships M&A Scale Attract Advise Next-Generation Market-Leading Company Identify Merge

We intend to leverage the NightDragon Team’s ecosystem to attract, identify, merge with, advise and scale a compelling CSSP partnership opportunity. We believe that access to our 150 years of combined operating and capital markets experience, CSSP market insights, go-to-market insights, network of government CSSP leaders, CISOs and other key external advisors, and customer insights from our active and past experience, along with operational expertise will drive significant value to the company with which we partner.

•

Access to 150+ years of combined operating and capital markets experience. The NightDragon Team has a strong track record of leading, building and scaling innovative, industry-leading technology companies and creating billions of dollars in stockholder value in the process. Dave DeWalt served as CEO of FireEye, McAfee and Documentum, and as a board member of Forescout, Mandiant, Five9, Jive Software, Polycom, Serena and MatrixOne. During Mark Garrett’s tenure as CFO of Adobe from 2007 to 2018, Adobe completed its transition to a cloud-based subscription model under his leadership, and as a result recurring revenue grew to account for 84% of overall revenue, up from under 5% in the decade prior, revenue increased by 199%, and stockholder value increased by over $85 billion. Ken Gonzalez and Morgan Kyauk have collectively executed over $27 billion in more than 60 acquisitions and divestitures in this market. Barbara Massa is skilled in scaling high-growth businesses, and in recommending technology, people, and process solutions to improve productivity, and efficiency. Kara Wilson has held marketing leadership roles with some of the technology industry’s most influential companies including Okta, Cisco, SAP, FireEye, and Rubrik. The NightDragon Team’s 150+ years of combined operating and capital markets experience makes us well-positioned to help a competitive CSSP company scale, and become a market-leading public company.

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CSSP Market Insights. We have substantial relationships within the CSSP startup community. These relationships include early-stage funds and incubators such as AllegisCyber Capital, DataTribe, Team8, and YL Ventures and allow us to gather insights and access to promising early stage CSSP companies. In addition, Dave DeWalt is the founder and executive chairman of Momentum Cyber. Momentum Cyber is a boutique investment bank with a bench of analysts, a proprietary database of more than 3,000 cybersecurity companies, volumes of proprietary research, and broad relations with thousands of CSSP professionals. In addition, Momentum Cyber can provide the NightDragon Team visibility into innovation and valuation in the CSSP private capital markets. The NightDragon Team’s strategic relationships with early-stage funds, incubators and a cybersecurity focused boutique investment bank provide access to potential add-on opportunities for the company with which we partner.

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Go-to-Market Advisors. We have extensive access to go-to-market intelligence through our strategic relationships with key executives at some of the largest security solutions integrators, and managed security services providers such as Optiv Security, a global security solutions integrator, NTT Security, which was recognized as a leader in IDC’s Worldwide Managed Security Services 2020 Vendor Assessment, and Kudelski Security, which was recognized by Forrester as a leader in managed security services in August 2020. The CSSP market is heavily influenced by distribution, systems integration and services partners. Having access to these close relationships provides insights during pre-merger due diligence and also provides the go-to-market leverage needed to build the next generation market leading company.

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Government CSSP Leaders. We have informal relationships with former senior intelligence officers from the United States, United Kingdom and Israel, providing commercial and government insight on the offense and defense capabilities gap in the CSSP market. In addition, Dave DeWalt serves on the National Security Telecommunications Advisory Council (NSTAC) regarding matters related to national security and emergency preparedness. We believe that Dave DeWalt’s service on the NSTAC provides unique global intelligence expertise along with a valuable network of government CSSP leaders.

•	Other Key External Advisors. We have strong access to key external advisors through our vast network of relationships that we have built over the NightDragon Team members’ tenure as c-suite executives, board members, and advisors. The NightDragon Team’s access to key external advisors will provide deep insights into the CSSP priorities of Fortune 500 companies, including products, technology, sales and marketing, and a real-time view of offensive cyberattacks.

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Customer Insights Through Active and Past Experience. We have deep customer insights through the NightDragon Team’s extensive active and past experience as executives and board members of various companies in the industry, along with a vast network of CIO and CISO relationships. In addition, based on our active and past experience, we have created a valuable network of relationships with thousands of CISOs from which we can obtain information and deepen our customer insights to identify, and scale the next-generation, market-leading CSSP company.

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Talent and Operational Support. The NightDragon Team has extensive experience in finance, go-to-market, partnerships, mergers and acquisitions, as well as talent acquisition and retention. In addition, we have a large network of relationships with talented professionals. We are uniquely positioned to leverage our experience and our network to help the company we partner with scale rapidly.

Stakeholder Alignment

We are pioneering a new structure called SCALE, or Stakeholder-Centered Aligned Listed Equity, where returns for the sponsor are primarily dependent on the stock price performance of the company with which we enter into a business combination. Traditionally, sponsors of blank check companies purchase 20% of the issued stock at a nominal price that is awarded to the sponsor regardless of performance, and solely on the ability to close an initial business combination. Instead, in NightDragon Acquisition Corp.’s SCALE structure, our sponsor will earn its promote based on the occurrence of certain triggering events: one of which will occur upon the consummation of our initial business combination, three of which will be based on shares of our Class A common stock trading at $12.00, $15.00 and $20.00 per share for 20 trading days within a 30-trading day period following our initial business combination, and one of which will be based upon a specified strategic transaction following our initial business combination if the effective price per share of our Class A common stock is at least equal to $12.00 in such transaction, in each case prior to the 10th anniversary of our initial business combination. Any portion of the sponsor’s promote not converted before the 10th anniversary of our initial business combination will be automatically forfeited for no consideration. We look to be partners with the management team of the newly combined company by drawing on our deep experience as builders, operators, and board members of iconic cybersecurity and software companies, as well as our access to a vast network of industry relationships to help the business grow into a market-leading public company.

We believe this performance-based structure will attract higher quality companies that share our philosophy of long-term alignment, enhance the potential for higher returns and strengthen the value proposition of NightDragon Acquisition Corp. for all stakeholders.

Key Members of Management and Board

Management Team

Dave DeWalt

Dave DeWalt is a veteran CEO, board member, advisor and investor who has led numerous software and cybersecurity companies, from startups to the Fortune 500, on transformational journeys of success. As President, and CEO of three major public companies, more than $6 billion of stockholder value was created during his tenure. Another $14 billion of stockholder value was created during his service as a member of the boards of successful enterprise software companies such as Forescout, Mandiant, Five9, Jive Software, Polycom, MatrixOne and Serena.

Today, Dave is the Founder and Managing Director of NightDragon, a venture capital firm investing in innovative growth and late stage companies within the CSSP industry. He is also the Executive Chairman of Momentum Cyber, a cybersecurity advisory and investment bank, and Managing Director of Allegis Cyber, an early-stage venture capital firm focused on cybersecurity investments.

Dave has been a CEO for 17 years, most recently as FireEye’s CEO from November 2012 to June 2016, and Chairman of the Board from May 2012 to February 2017, a period in which the company’s revenues grew more than 10 times. Prior to FireEye, he served as President and CEO of McAfee, Inc. from March 2006 until its acquisition by Intel for $7.7 billion closed in 2011. At the time, this was the largest all cash deal in high technology history. Prior to McAfee, from 2003 to 2007, Dave held executive positions with EMC Corporation, a provider of information infrastructure technology and solutions, including serving as EVP and President of Customer Operations and Content Management Software. He joined EMC through the Documentum acquisition in 2003, where he served as President and Chief Executive Officer, and led the company through nine consecutive quarters of growth, five record revenue quarters and four acquisitions.

Dave also held various executive positions at Quest Software, Segue and Oracle. Over the course of his career he has helped build companies from startup (Eventus, Quest) to midsize (Documentum, Segue) to market-leading global corporations (Oracle, EMC).

Dave’s current investments and board roles include Optiv, ForgeRock, Claroty, Securing SAM, Illusive Networks and Premise Data. He is also on the board of Team8, an Israeli startup incubator, and is a board advisor to DataTribe, a startup studio based in the Washington, D.C. area. Dave serves on the board of Delta Air Lines, and is the chairman of the board’s safety, and security committee. He was appointed by President Barack Obama to the National Security Telecommunications Advisory Council (NSTAC) and continued to serve under President Donald Trump. The committee, composed of telecommunications and technology industry CEOs, advises and provides recommendations to the President, and other government leaders on matters of security that relate to the nation’s telecommunications systems.

A recognized authority on cybersecurity, Dave has spoken at the World Economic Forum in Davos on the issue of cybersecurity, and keynoted at several technology industry conferences including Interop, and RSA. Dave has also participated in panel discussions alongside world leaders, and served as an advisor to the National Security Agency and the Central Intelligence Agency, among others. He was named one of the 25 most influential executives in high technology by the readers of the industry publication CRN. Cyber Defense Magazine calls him one of the most brilliant and successful minds in the industry. Throughout his career, Dave has worked alongside members of the NightDragon Team in an operating and investing role.

Dave received his Bachelor of Science in Computer Science from the University of Delaware in 1986.

Dave has been selected to serve on our board of directors because of his extensive senior management and board expertise in the information technology security industry.

Mark Garrett

Mark Garrett serves as Chair of the Audit Committee for the Board of Directors of Cisco, Pure Storage and Snowflake. Additionally, he is a member of the Audit Committee of GoDaddy. He also serves on the Board of Directors of HireRight and is a Strategic Advisor to General Atlantic. With more than 30 years of financial management experience in the technology sector, Mr. Garrett has worked with many leading companies.

Most recently, Mark served as Executive Vice President and Chief Financial Officer of Adobe from February 2007 to April 2018. Mark played a pivotal role and has been credited with successfully guiding Adobe and investors through Adobe’s Digital Media business unit transformation to a full cloud-based subscription model and away from the physical, shrink-wrapped product with a perpetual license model. Under his guidance as Executive Vice President, and CFO, Adobe completed the transition to a cloud-based subscription model.

Prior to Adobe, Mark was the Senior Vice President, and CFO of EMC Software Group of EMC Corp.

Prior to EMC, he was Executive Vice President and Chief Financial Officer of Documentum, Inc., and co-led its $1.7 billion acquisition with a 29% premium by EMC in December 2003. Following the acquisition, he became Senior Vice President and CFO of EMC’s Software Group until February 2007. Previous accounting and finance management positions include tenures at IBM and Cadence.

In 2017, Mark was awarded Best CFO in Software by the Institutional Investor All America Executive Team ranking, and in 2015, was rated Public Company CFO of the Year by Silicon Valley Business Journal.

He earned a Bachelor of Science degree in Accounting and Marketing from Boston University, and an MBA from Marist College.

Mark has been selected to serve on our board of directors because of his extensive history of leadership in finance and accounting in the technology industry, including experience in product and business model transition and transformation to the cloud, and his experience serving as a public company director.

Ken Gonzalez

Ken Gonzalez has been a senior operating executive at technology companies for over 20 years. He has led the strategy, corporate business development, and channel functions for market leading public and private technology companies, including McAfee and FireEye alongside Dave DeWalt and Siebel Systems (Oracle) and Avast.

Today, Ken is the Managing Director of NightDragon, a venture capital firm investing in innovative growth and late stage companies within the CSSP industry. He is also a Partner of Momentum Cyber, a cybersecurity advisory and investment bank. Ken is also a member of the general partnership of Cyber Innovation Partners II, L.P., an early-stage venture capital fund formed by AllegisCyber focused on early stage cybersecurity investing. Ken also serves as an Advisor to YL Ventures, an American-Israeli early-stage venture capital firm. Ken was previously a Managing Director at Forgepoint Capital.

Prior to starting his investing career, Ken was a senior operating executive at various technology companies. Most recently, Ken was the Senior Vice President of Corporate Development, Global Alliances and Channels at FireEye, a publicly listed cybersecurity company. He led these functions from 2013 to 2017, through its IPO, and its transformational acquisition of Mandiant.

Prior to FireEye, he served as the Chief Strategy Officer of Avast from 2011 through 2012. In this role he ran the company’s strategy and corporate development efforts. He was the first U.S.-based employee and had the responsibility of establishing and growing North American operations. He served as Senior Vice President of Corporate Development at McAfee, Inc. from 2006 until its acquisition by Intel in 2011. Prior to McAfee, from 1998 to 2006, Ken was the Vice President of Corporate Development at Siebel Systems from 1998 until its acquisition by Oracle in 2006.

During his career in technology he has worked on 40 acquisitions, including 23 in cybersecurity. He has created, managed and grown numerous strategic go-to-market partnerships from technology integration to OEM and to resale and two-tier distribution.

Ken is a graduate of Harvard Business School and the U.S. Military Academy at West Point. He served in the U.S. Army as an infantry officer with the 82nd Airborne Division and the 75th Ranger Regiment.

Ken has been selected to serve on our board of directors because of his extensive experience as a senior operating executive in the technology industry, including his history of leadership in strategy and corporate development.

Barbara Massa

Barbara Massa has over 25 years of experience driving innovation, workforce strategy and organizational effectiveness. Barbara has led people and organizational readiness activities for a diverse range of businesses, from startup stages through initial public offerings and major public companies. Her exceptional ability to attract and recruit top level talent, combined with her significant experience in mergers and acquisitions, pre-IPO, startup environments and in mature Fortune 500 organizations, sets Barbara apart as a powerful advisor to companies looking to scale.

Barbara joined FireEye in January 2013 as Executive Vice President of People & Places, where she helped scale the company from approximately 400 to approximately 2,800 employees in 2.5 years. Most recently, in January 2020, Barbara was asked to expand her responsibilities as Executive Vice President and Chief of Business Operations to include Information Technology and Security (Information & Physical). Barbara has directly recruited many c-suite executives and over 50 other senior leaders to FireEye. She helped to establish and implement the company’s first global human resources systems and processes, succession planning programs, employee engagement methodologies, learning and development and total rewards strategies, human resources operations and human resources partnering functions. Under Barbara’s leadership, FireEye has been recognized on various lists of best places to work in locations where FireEye has operations.

Before joining FireEye, Barbara served as Vice President of Global Talent & Diversity at McAfee, Inc. During her tenure, McAfee was consistently named a “top employer,” and received high employee engagement scores. Prior to McAfee, Barbara served as Senior Director of Talent at EMC, where she was responsible for the approximately 40,000 employee organization and led a geographically dispersed recruiting and infrastructure staff of more than 200 individuals. In this role, Barbara advised on 19 acquisitions from due diligence through integration.

Kara Wilson

Kara Wilson has over 25 years of experience driving disruptive go-to-market strategies for leading companies such as Rubrik, FireEye, Okta, SuccessFactors and SAP. Kara has launched brands, created categories and navigated companies’ growth through initial public offerings, and is passionate about redefining the traditional approach to marketing.

Kara is a general investor, board member and advisor to corporations and technology startups in the United States and Europe. Kara is currently a strategic advisor for KKR, where she assists with due diligence and counsels their high-growth portfolio companies on go-to-market strategy and execution. Kara most recently served as Chief Marketing Officer at Rubrik from June 2017 to May 2019.

Prior to Rubrik, Kara was Executive Vice President and Chief Marketing Officer for FireEye. Kara has also served as the Chief Marketing Officer for Okta, SuccessFactors, SAP and Network General and held marketing leadership positions at Cisco and PeopleSoft. She sits on the boards of cybersecurity companies ReliaQuest and KnowBe4 and previously served as an advisor to ForeScout. Kara is also a director on the boards of Paychex, OneStream, OutSystems, Corel and Calabrio. Kara’s highly analytic and data driven approach to marketing comes with a relentless focus on developing go-to-market programs that drive deals, not just leads.

Kara received a Bachelor of Arts in Political Economy from the University of California, Berkeley.

Morgan Kyauk

Morgan Kyauk brings a wealth of experience leading corporate development and merger and acquisition strategy for companies of all sizes—from late stage, pre-IPO companies to large, serial acquirers. Today, Morgan is a Partner at NightDragon, a venture capital firm investing in innovative growth and late stage companies within the CSSP industry.

Prior to his role at NightDragon, Morgan was the Vice President of Corporate Development at FireEye, where he was responsible for the evaluation, execution and integration of all acquisition, investment and strategic partnering activity for the company. Morgan originally joined FireEye in early 2013, working with Dave DeWalt, Ken Gonzalez, Barbara Massa and Kara Wilson during his time there. While at FireEye, he led corporate development efforts leading up to its IPO and through its transformative acquisitions, which included FireEye’s acquisition of Mandiant, iSIGHT Partners and Verodin. Morgan was also responsible for the integration of the acquired companies, working closely with the targets’ management teams in operationalizing the synergies behind each of the transactions. In addition, Morgan was also Head of Corporate Development at Dropbox, leading the creation of its acquisition strategy, pipeline and process prior to its initial public offering as well. Earlier in his career, Morgan held corporate development roles at Juniper Networks and Hewlett Packard, where he helped both companies establish and execute on its cybersecurity strategy through a series of acquisitions in the CSSP industry. Morgan began his career advising technology companies on M&A transactions while at Bank of America Merrill Lynch.

Morgan received his MBA from the Wharton School at the University of Pennsylvania and his bachelor’s degree in Business Administration and Economics from the University of California, Berkeley.

Steve Simonian

Steve Simonian has over 20 years of experience as chief financial officer of various Silicon Valley-based venture capital firms. Steve has been the Chief Financial Officer of NightDragon, a venture capital firm investing in innovative growth and late stage companies within the CSSP industry, since June 2019.

In addition to his role at NightDragon, Steve has served as CFO of AllegisCyber, an early-stage venture capital firm that works closely with NightDragon, since May 2015. Steve also has his own consulting practice, S Squared Consulting, where he has provided finance and operational services for venture capital, private equity and operating companies since 2013. Steve served as CFO of August Capital from 2008 to 2013, and before that, as CFO of Gabriel Venture Partners from 2003 to 2008 and as CFO of Meritech Capital Partners from 1999 to 2003.

Steve has a Bachelor of Arts in Business Economics, Accounting and Finance from the University of California, Santa Barbara. He is a Certified Public Accountant (non practicing).

The past performance of our management team or their respective affiliates is not a guarantee either: (i) of success with respect to any business combination we may consummate; or (ii) that we will be able to identify a suitable candidate for our initial business combination. No member of our management team has had management experience with any special purpose acquisition company in the past. You should not rely on the historical record of our management team’s or their respective affiliates’ performance as indicative of future performance.

For more information on the experience and background of our management team, see the section titled “Management.”

Business Strategy

The NightDragon Team’s business strategy is to identify, evaluate and complete an initial business combination with a company in the CSSP industry that has proven products that are solving a large pain point for organizations and can benefit from the power of the NightDragon Team to take it to the next level. We intend to acquire a company that has sufficient scale to be a successful public company which can benefit from our knowledge of, and access to, capital markets to further invest in organic and inorganic growth initiatives, as well as benefit from partnering with a team that has a deep bench of operating and deal making experience, as well as strong trusted relationships in the industry.

Upon completion of this offering, our founders will begin the process of pursuing and reviewing potential opportunities.

Business Combination Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. While we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines, we intend to seek an initial business combination with a target business:

•	where we can materially impact the value and growth of the company in partnership with management;

•	where we can leverage networks of founders, operators, investors and advisors;

•	where we have a differentiated view on the ability of the target to create value as a public company;

•	where we can address a large market capitalizing on trends within the CSSP industry;

•	that can serve as a platform for consolidation and growth;

•	with a defensible market position and demonstrated advantages when compared to its competitors, and which creates barriers to entry against new competitors;

•	which is at an inflection point (such as requiring additional management expertise) or that is able to innovate through new operational techniques;

•	that is a fundamentally sound company and can leverage our expertise and relationships to achieve its full potential;

•	which may be undergoing a transition to subscription or SaaS models;

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which is exhibiting unrecognized value or other characteristics, desirable returns on capital, and a need for capital to achieve the company’s growth strategy that we believe has been misevaluated by the marketplace based on our analysis and due diligence review;

•

that would offer an attractive risk-adjusted return for our stockholders, potential upside from growth in the target business and an improved capital structure that would be weighed against any identified downside risks; and

•	that could benefit from being a publicly traded company, could rapidly ramp its readiness to be a public company, and could utilize access to broader capital markets.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors, and criteria that our management may deem relevant. If we decide to enter into our initial business combination with a target business that does not meet the above criteria, and guidelines, we would disclose that the target business does not meet the above criteria and guidelines in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

In addition to any potential business candidates we may identify on our own, we anticipate that other target business candidates would be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds, and large business enterprises seeking to divest non-core assets or divisions.

Our Acquisition Process

In evaluating prospective business combinations, we expect to conduct a thorough due diligence review process that will encompass, among other things, a review of historical and projected financial and operating data, meetings with management and their advisors (if applicable), inspection of facilities and assets, discussion with customers and suppliers, legal reviews and other reviews as we deem appropriate. We will also utilize the expertise of our management team and advisors in analyzing companies in the CSSP industry and evaluating financial and operating projections and determining the appropriate return expectations given the risk profile of the target business.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. Our initial business combination will be approved by a majority of independent and disinterested directors, and, in the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our officers or directors, we, or a committee of our independent directors, will obtain an opinion that our initial business combination is fair to us from a financial point of view from an independent investment banking firm. We may take other appropriate steps consistent with Delaware law to address any potential conflicts of interest.

Our sponsor, our directors and members of our management team may directly or indirectly own shares of our Class A common stock, Class B common stock, warrants to purchase our Class A common stock or other equity-linked securities following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officer or director is made a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and any of them in the future may have, additional fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations to present the opportunity to such entity, he or she would honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Our officers, directors and any of their respective affiliates may sponsor or form, or, in the case of individuals, serve as a director or officer of, other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such company may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any such potential conflict would materially affect our ability to complete our initial business combination. Our sponsor, directors, officers, and advisors have agreed not to participate in the formation of, or become an officer or director of, any other special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, or the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months after the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering.

Our Value-Add

We believe that the NightDragon Team’s deep experience as operators and board members of scaled, public software companies, and their financial and strategic acumen, give us a differentiated advantage in identifying and attracting a leading technology company for a business combination. Further, we believe that our extensive network of industry relationships built over years of working, advising and investing in industry-defining businesses, will help us drive substantial long-term growth for the technology company we combine with. We anticipate offering the following benefits to our business combination partner:

•	partnership with our management team members who have extensive and proven track records of founding, operating, advising, and investing in market-leading software and CSSP companies;

•	access to our network of advisors, investors, C-level executives, CISOs and former senior intelligence officers from the United States, the United Kingdom and Israel;

•	increased visibility with customers;

•	higher engagement with core, relevant, fundamental investors as anchor stockholders than a traditional IPO bookbuilding process would offer;

•	lower risk and expedited path to a public listing with an infusion of cash and ongoing access to public capital markets;

•	listed public company stock currency for future acquisitions;

•	ability for management to retain control and focus on growing the business; and

•	opportunity to motivate and retain employees using stock-based compensation with public company stock.

NightDragon Acquisition Corp. Investment Thesis

The CSSP market is a large, $131 billion addressable market.

As a result of a confluence of major factors, including technological innovation, lack of innovation from existing vendors, rise of financially and ideologically motivated adversaries, widely available markets for attacker tools, geopolitical tensions, increasing regulation, a dramatic shortage in security-related talent and the impact of COVID-19, there is an increasing demand and opportunity for CSSP companies to address these threats.

Members of the NightDragon Team have established and prolific track records operating iconic cybersecurity and software companies and generating significant value in the process. We will use our experience and our ecosystem of advisors and relationships in the CSSP industry to attract, advise, merge with and scale a next-generation, market-leading CSSP company.

Additionally, we expect our performance-based SCALE structure to attract high quality companies that share our philosophy of long-term alignment, enhance the potential for high returns, and strengthen the value proposition of NightDragon Acquisition Corp. for all stakeholders.

The key elements of our structure are summarized below and are explained further elsewhere in this prospectus.

Conventional SPAC	NightDragon SCALE	NightDragon SCALE’s Advantages
• Sponsor’s promote represents 20% of the common stock issued and outstanding upon the consummation of the offering • All founder shares vested, no performance-based test

•  Promote consists of Class B common stock, representing approximately 20% of our shares of common stock outstanding upon the consummation of this offering, will vest in four equal tranches as described below

•  25% of the Class B common stock will convert to shares of Class A common stock upon the consummation of our initial business combination, with the remaining 75% converting in three equal tranches upon the achievement of Class A common stock price milestones of $12.00, $15.00 and $20.00 per share for 20 trading days within a 30-trading day period following our initial business combination (but only prior to the 10 year anniversary of our initial business combination)

•  The Class B common stock will also convert to Class A common stock upon the consummation of a strategic transaction following our initial business combination if the effective price per share of Class A common stock is at least equal to $12.00 in such transaction

•  Any portion of the Class B common stock not converted before the 10th anniversary of our initial business combination will be automatically forfeited for no consideration

•  Less dilution to the target business absent post-business combination share price performance

•  Downside and upside are shared with investors because our sponsor’s economics from the founder shares only fully reach the level of a conventional SPAC with 20% founder shares when the stock trades at or above $20.00 per share for the predetermined number of days or in connection with the consummation of certain strategic transactions following our initial business combination

•  Vesting thresholds create longer-term incentives

Initial Business Combination

Nasdaq listing rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the value of the trust account (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this as the 80% of net assets test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of the 80% of net assets test. While we consider it unlikely that our board of directors would not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Other Considerations

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with our sponsor, officers or directors. Our initial business combination will be approved by a majority of independent and disinterested directors, and, in the event we seek to complete our initial business combination or, subject to certain exceptions, subsequent material transactions with a company that is affiliated with our sponsor or any of our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that such initial business combination or transaction is fair to our company from a financial point of view. We may take other appropriate steps consistent with Delaware law to address any potential conflicts of interest.

We currently do not have any specific business combination under consideration. Our officers and directors have neither individually identified nor considered a target business nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriter or other advisors. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.

Corporate Information

Our executive offices are located at 101 Second Street, Suite 1275, San Francisco, California 94105 and our telephone number is (510) 306-7780. We maintain a corporate website at www.ndac.com. The information contained on or accessible through our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the aggregate worldwide market value of our Class A common stock that is held by non-affiliates equals or exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the prior June 30, or (2) our annual revenues equal or exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the prior June 30.

THE OFFERING

In deciding whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section of this prospectus titled “Risk Factors.”

Securities offered	30,000,000 SCALE units (or 34,500,000 if the underwriter’s over-allotment option is exercised in full), at $10.00 per SCALE unit, each SCALE unit consisting of:

•	one share of Class A common stock; and

•	one-third of one redeemable warrant.

One whole warrant may be exercised to purchase one share of Class A common stock.

Proposed Nasdaq symbols	SCALE units: “NDACU”

Class A common stock: “NDAC”

Warrants: “NDACW”

Trading commencement and separation of Class A common stock and warrants	The SCALE units are expected to begin trading on or promptly after the date of this prospectus. We expect the Class A common stock and warrants comprising the SCALE units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless the underwriter informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold SCALE units or separate their SCALE units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the SCALE units into shares of Class A common stock and warrants. No fractional warrants will be issued upon separation of the SCALE units and only whole warrants will trade. Accordingly, unless you purchase at least three SCALE units, you will not be able to receive or trade a whole warrant.

Additionally, the SCALE units will not be traded after completion of our initial business combination.

In no event will the Class A common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K would be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.

SCALE units:

Outstanding SCALE units before this offering:	0

Outstanding SCALE units after this offering and the private placement:	30,900,000(1)

Common Stock:

Outstanding shares before this offering:	7,500,000(2)(3)

Outstanding shares after this offering and the private placement:	38,400,00(1)(2)(3)

Warrants:

Outstanding warrants before this offering:	0

Outstanding warrants after this offering and the private placement:	10,300,000(1)

Exercisability of the warrants	Each whole warrant is exercisable to purchase one share of our Class A common stock, subject to adjustment as provided herein, and only whole warrants are exercisable.

Exercise price	$11.50 per share of Class A common stock, subject to adjustment as described in this prospectus.

In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or

(1)

Assumes no exercise of the underwriter’s over-allotment option, the forfeiture by our sponsor of 1,125,000 shares of Class B common stock and the purchase of 900,000 private placement SCALE units by our sponsor in the private placement to occur concurrently with the closing of this offering.

(2)	Includes 7,500,000 shares of Class B common stock (which assumes the underwriter does not exercise its over-allotment option and 1,125,000 shares of Class B common stock are forfeited).
(3)

Shares of our Class B common stock will convert into shares of our Class A common stock only upon the occurrence of certain triggering events, one of which will occur upon the consummation of our initial business combination, three of which will be based on shares of our Class A common stock trading at $12.00, $15.00 and $20.00 per share for 20 trading days within a 30-trading day period following our initial business combination, and one of which will be based upon a specified strategic transaction following our initial business combination if the effective price per share of our Class A common stock is at least equal to $12.00 in such transaction, in each case prior to the 10th anniversary of our initial business combination and as described in the section of this prospectus titled “Description of Securities.”

effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors), or the Newly Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of shares of our Class A common stock during the 20 trading day period starting on the trading day prior to the day on which we consummate our initial business combination (which price we refer to as the Market Value) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below in “Redemption of public warrants when the price per share of Class A common stock equals or exceeds $18.00” and “Redemption of public warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

Exercise period	The warrants will become exercisable on the later of:

•	30 days after the completion of our initial business combination, and

•	12 months from the closing of this offering;

provided in each case that we have an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We are not registering the Class A common stock issuable upon exercise of the warrants at this time. However, we have agreed that as soon as practicable,

but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the Class A common stock issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they do not satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants will expire at 5:00 p.m., New York City time, five years after the completion of our initial business combination or earlier upon redemption or liquidation. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.

Redemption of public warrants when the price per share of Class A common stock equals or exceeds $18.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption, which we refer to as the 30-day redemption period; and

•

if, and only if, the last reported sales price, or the closing price, of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Class A common stock is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If we call the warrants for redemption as described above, our board of directors will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our board of directors will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. Please see “Description of Securities—Warrants” for additional information.

None of the private placement warrants will be redeemable by us so long as they are held by our sponsor or our officers or directors (or its or their permitted transferees).

Redemption of public warrants when the price per share of Class A common stock equals or exceeds $10.00	Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that during the 30 day period following delivery of such notice holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities—Warrants” based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described in “Description of Securities—Warrants;”

•

if, and only if, the closing price of our Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) on the trading day before we send the notice of redemption to the warrant holders; and

•

if, and only if, there is an effective registration statement covering the issuance of the Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The “fair market value” of our Class A common stock shall mean the volume weighted average trading price of our Class A common stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment).

No fractional shares of Class A common stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. Please see the section titled “Description of Securities—Warrants” for additional information.

None of the private placement warrants will be redeemable by us so long as they are held by our sponsor or our officers or directors (or its or their permitted transferees).

Cashless exercise of public warrants	If we call the public warrants for redemption when the price per share of Class A common stock equals or exceeds $18.00 as described above, our board of directors will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our board of directors will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the volume weighted average trading price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Please see “Description of Securities—Warrants” for additional information.

Founder shares

On December 14, 2020, our sponsor purchased 8,625,000 founder shares for an aggregate purchase price of approximately $25,000, or approximately $0.0029 per share. On January 28, 2021, the 8,625,000 founder shares were reclassified and changed into 8,625,000 shares of Class B common stock (including up to an aggregate of 1,125,000 shares of our Class B common stock subject to forfeiture by our sponsor depending on the extent to which the underwriter’s over-allotment option is not exercised in full or in part). The number of shares of Class B common stock into which the founder shares were reclassified and changed was determined based on the expectation that such Class B common stock would represent approximately 20% of our issued and outstanding capital stock immediately following the completion of this offering (excluding the private placement shares).

Prior to the initial investment in the company of approximately $25,000 by our sponsor, we had no assets, tangible or intangible. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed by the sponsor to us by the aggregate number of founder shares issued. Up to 1,125,000 shares of Class B common stock will be subject to forfeiture by our sponsor depending on the extent to which the underwriter’s over-allotment option is not exercised so that, on an as-converted to Class A common stock basis, the shares of Class B common stock held by our sponsor will represent approximately 20% of our issued and outstanding capital stock immediately following the completion of this offering (excluding the private placement shares). We will effect a stock dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to the shares of Class B common stock held by our sponsor prior to consummation of this offering should the size of the offering change, in order to maintain such ownership percentage.

The shares of Class B common stock are identical to the shares of Class A common stock included in the SCALE units being sold in this offering, except that:

•

prior to the completion of our initial business combination, only holders of the shares of Class B common stock have the right to vote on the election of directors, and only holders of a majority of our shares of Class B common stock may remove a member of the board of directors for any reason;

•	the shares of Class B common stock will vest and become convertible into Class A common stock only as described under “Description of Securities—Conversion of Class B Common Stock;”

•	the shares of Class B common stock are subject to certain transfer restrictions, as described under “Transfer restrictions on Class B common stock;”

•	the shares of Class B common stock will not have any redemption rights nor any rights to liquidating distributions from the trust account;

•

our sponsor and our directors, officers and advisors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their private placement shares and public shares in connection with the consummation of our initial business combination, (ii) waive their redemption rights with respect to their private placement shares and public shares in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares and (iii) waive their rights to liquidating distributions from the trust account with respect to any private placement shares or shares of Class B common stock they hold (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering). Permitted transferees of the Class B common stock held by our sponsor would be subject to the same restrictions;

•

pursuant to the letter agreement, our sponsor and our officers, directors and advisors have agreed to vote all of their shares of our common stock (whether acquired before, in connection with, or after this offering) in favor of our initial business combination. Subject to any other vote required by applicable law, if we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if the initial business combination is approved by the affirmative vote of at least a majority of the voting power of shares of our capital stock present in person or represented by proxy at a stockholder meeting and entitled to vote thereon. A quorum for such meeting will consist of the holders present in person or by proxy of shares of our outstanding capital stock representing a majority of the voting power of all outstanding shares of our capital stock entitled to vote at such meeting. As a result, in addition to our sponsor’s Class B common stock and Class A common stock, we would need only 10,800,001, or 36.0% (assuming all outstanding shares eligible to vote are voted and the over-allotment option is not exercised), or 1,200,001, or 4.0% (assuming only the minimum number of outstanding shares eligible to vote representing a quorum are voted and the over-allotment option is not exercised), of the 30,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved; and

•	the shares of Class B common stock are entitled to registration rights.

Private placement SCALE units and underlying securities

Our sponsor has agreed to purchase an aggregate of 900,000 private placement SCALE units (or 1,035,000 SCALE units if the underwriter’s over-allotment option is exercised in full), at a price of $10.00 per SCALE unit in a private placement for an aggregate purchase price of $9,000,000 (or

$10,350,000 if the underwriter’s over-allotment option is exercised in full) that will close simultaneously with the closing of this offering. The private placement SCALE units are identical to the SCALE units sold in this offering, except that:

•

for so long as the private placement SCALE units are held by our sponsor, our officers or directors (or its or their permitted transferees), the private placement SCALE units may not, subject to certain exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination;

•

for so long as the private placement shares are held by our sponsor or our officers or directors (or its or their permitted transferees), the private placement shares: (i) will be entitled to registration rights; and (ii) may not, subject to certain exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination; and

•

for so long as the private placement warrants are held by our sponsor or our officers or directors (or its or their permitted transferees), the private placement warrants: (i) will not be redeemable by us, (ii) may not (including the Class A common stock issuable upon exercise of the private placement warrants), subject to certain exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights.

The private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by our sponsor or our officers or directors (or its or their permitted transferees). If the private placement warrants are held by holders other than our sponsor or our officers or directors (or its or their permitted transferees), the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the SCALE units being sold in this offering.

Transfer restrictions on Class B common stock

With certain exceptions, our sponsor, directors, officers and advisors have agreed not to transfer, assign or sell any of their shares of Class B common stock (or the shares of Class A common stock into which such shares are convertible) until the earliest of (A) six months after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, reorganization or other similar transaction following our initial business combination that results in all of our public stockholders having the right to exchange their Class A common stock for cash, securities or other property. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor with respect to any shares of Class B common stock and any shares of Class A common stock issued upon conversion of any shares of Class B common stock.

Cashless exercise of private placement warrants	If holders of private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (as defined below) of our Class A common stock over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the volume weighted average trading price for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the sponsor or our officers or directors (or its or their permitted transferees) is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited.

We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Election of directors; voting rights	Prior to our initial business combination, only holders of our Class B common stock will have the right to vote on the election of directors. Holders of our Class A common stock, including the public shares, will not be entitled to vote on the election of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our Class B common stock may remove a member of the board of directors for any reason. These provisions of our amended and restated certificate of incorporation may only be amended with the approval of holders of a majority of our Class B common stock.

Prior to the completion of our initial business combination, with respect to any other matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, except as required by law or to satisfy the applicable rules of Nasdaq then in effect, holders of our Class B common stock and holders of our Class A common stock will vote together as a single class, with each share of Class A common stock and each share of Class B common stock entitling the holder to one vote per share Pursuant to a registration and stockholder rights agreement, following completion of our initial business combination, our sponsor will be entitled to designate three individuals for nomination for election to our board of directors.

Following the completion of our initial business combination, with respect to any matter submitted to a vote of our stockholders, except as required by law or to satisfy the applicable rules of Nasdaq then in effect, holders of our Class B common stock and holders of our Class A common stock will vote together as a single class, with each share entitling the holder to one vote.

Performance-based vesting of Class B common stock	On January 28, 2021, the 8,625,000 founder shares were reclassified and changed into 8,625,000 shares of Class B common stock (including up to an aggregate of 1,125,000 shares of our Class B common stock subject to forfeiture by our sponsor depending on the extent to which the underwriter’s over-allotment option is not exercised in full or in part).

One-quarter of the shares of Class B common stock will automatically convert into Class A common stock on a 1-for-1 basis (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) upon the consummation of our initial business combination, or the Combination Closing Vesting.

If prior to the ten year anniversary of our initial business combination the closing price of our Class A common stock equals or exceeds one or more of the per share price targets described below, one-quarter of the shares of Class B common stock outstanding as of immediately prior to the closing of the initial business combination will, upon each such target achievement, automatically convert into Class A common stock on a 1-for-1 basis (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like):

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$12.00 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period, or the First Price Vesting;

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$15.00 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period, or the Second Price Vesting; and

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$20.00 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period, or the Third Price Vesting.

For example, if following the consummation of our initial business combination the closing price of our Class A common stock equals or exceeds $15.00 but does not equal or exceed $20.00 for 20 trading days within a 30-trading day period, both the First Price Vesting and Second Price Vesting target achievements will be met, resulting in a total of 3,750,000 (or 4,312,500 if the over-allotment option is exercised in full) shares of Class B common stock converting into 3,750,000 (or 4,312,500 if the over-allotment option is exercised in full) shares of Class A common stock, representing 1,875,000 (or 2,156,250 if the over-allotment option is exercised in full) shares associated with the First Price Vesting and 1,875,000 (or 2,156,250 if the over-allotment option is exercised in full) shares associated with the Second Price

Vesting (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like). Together with the 1,875,000 (or 2,156,250 if the over-allotment is exercised in full) shares of Class B common stock already vested and converted to Class A common stock associated with the Combination Closing Vesting, a total of 5,625,000 (or 6,468,750 if the over-allotment option is exercised in full) shares of Class B common stock will have vested and converted into Class A common stock in this example.

In the event of any liquidation, merger, reorganization or other similar transaction consummated after our initial business combination, which we refer to as a Strategic Transaction, that results in all of our public stockholders having the right to exchange their Class A common stock for cash, securities or other property at an effective price of at least $12.00 per share of Class A common stock, all of the then-outstanding shares of Class B common stock will convert into an equivalent number of shares of Class A common stock (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like). If the effective price in such Strategic Transaction is less than $12.00 per share of Class A common stock, all of the then-outstanding shares of Class B common stock will be automatically forfeited.

In no event will the Class B common stock convert into Class A common stock at a ratio of less than one-to-one.

All Class B common stock that is issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited for no consideration.

Proceeds to be held in trust account

$300,000,000 (or $345,000,000 if the over-allotment option is exercised in full) of the net proceeds of this offering and the proceeds we will receive from the sale of the private placement SCALE units, or $10.00 per SCALE unit, will be deposited in a segregated trust account located in the United States at Bank of America, N.A. with American Stock Transfer & Trust Company, LLC, or AST, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Currently payable underwriting commissions and estimated offering expenses total $7,950,000. Approximately $1,050,000, which is the amount of the net proceeds that will not be held in the trust account, will be used for working capital following this offering. The net proceeds to be deposited in the trust account include $10,500,000 (or $12,075,000 if the underwriter’s over-allotment option is exercised in full) in deferred underwriting commissions which will be paid to the underwriter upon the closing of the business combination.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our franchise and income tax obligations (less up to $100,000 interest to pay dissolution expenses), the net proceeds from this offering and the sale of the private placement SCALE units will not be released from the trust account until the earliest of (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, and (c) the redemption of our public shares if we do not complete our initial business combination within the prescribed timeframe, subject to applicable law. Public stockholders who redeem their shares of Class A common stock in connection with a stockholder vote described in clause (b) in the preceding sentence shall not be entitled to funds from the trust account upon the subsequent completion of an initial business combination or liquidation if we are unable to complete an initial business combination within the prescribed timeframe with respect to such shares of Class A common stock so redeemed. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public stockholders.

Anticipated expenses and funding sources	Except as described above with respect to the payment of franchise and income tax obligations, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account, if invested, will be invested only in U.S. government securities with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof.

Based upon current interest rates, we expect the trust account to generate approximately $600,000 of interest annually assuming an interest rate of 0.2% per year; however, we can provide no assurance regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

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the net proceeds of this offering and the sale of the private placement SCALE units not held in the trust account, which will be approximately $1,050,000 in working capital after the payment of approximately $1,950,000 in expenses relating to this offering; and

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any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of an initial business combination.

Conditions to completing our initial business combination	There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination. Nasdaq listing rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the value of the trust account (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination.

If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We will complete our initial business combination only if the post-transaction company in which our public stockholders own shares will own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test; provided that in the event that our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Permitted purchases of public shares and warrants by our affiliates

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their respective affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase public shares or public warrants in such transactions prior to completion of our initial business combination. See “Proposed Business—Permitted Purchases of Our Securities” for a description of how our sponsor, directors, officers, advisors or any of their affiliates will select which stockholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of warrants outstanding held by the public or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Redemption rights for public stockholders upon completion of our initial business combination	We will provide our public stockholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations, divided by the number of then outstanding public shares, subject to the limitations described herein.

The amount in the trust account is initially anticipated to be $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights may include the requirement that a beneficial holder must identify itself in order to validly redeem its public shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor and our directors, officers and advisors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any private placement shares held by them and any public shares they may acquire in connection with or after this offering in connection with the consummation of our initial business combination. We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials given to such holders, or up to two business days prior to the initial vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which may include the requirement that a beneficial holder must identify itself in order to validly redeem its public shares.

Manner of conducting redemptions	We will provide our public stockholders with the opportunity to redeem, out of funds legally available therefor, all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer.

The decision as to whether we will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirements. Under Nasdaq rules, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our issued and outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other reasons. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

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file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Such provisions may be amended if approved by holders of 65% of the voting power of our outstanding capital stock entitled to vote thereon.

Whether or not we maintain our registration under the Exchange Act or our listing on Nasdaq, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above. Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of deferred underwriting commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, stockholder approval of the transaction is required by law or stock exchange listing requirements, or we decide to obtain stockholder approval for business or other reasons, we will:

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conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

Subject to any other vote required by applicable law, if we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if the initial business combination is approved by the affirmative vote of at least a majority of the voting power of shares of our capital stock present in person or represented by proxy at a stockholder meeting and entitled to vote thereon. A quorum for such meeting will consist of the holders present in person or by proxy of shares of our outstanding capital stock representing a majority of the voting power of all outstanding shares of our capital stock entitled to vote at such meeting. Our sponsor will count towards this quorum and, pursuant to the letter agreement, our sponsor and our directors, officers and advisors have agreed to vote all of their shares of our common stock (whether acquired before, in connection with or after this offering, including in open market and privately negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of the voting power of shares present and entitled to vote thereon, broker non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our sponsor’s Class B common stock and Class A common stock, we would need only 10,800,001, or 36.0% (assuming all outstanding shares are voted and the over-allotment option is not exercised), or 1,200,001, or 4.0% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 30,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreement of our sponsor, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents given to such holders, or up to two business days prior to the initial vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. We believe that this will allow our transfer agent to efficiently process any redemptions without the need for further communication or action from the redeeming public stockholders, which could delay redemptions and result in additional administrative cost. If the proposed initial business combination is not approved and we continue to search for a target company, we will promptly return any certificates delivered, or shares tendered electronically, by public stockholders who elected to redeem their shares.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of deferred underwriting commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us for such purpose, we will not complete the initial business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Limitation on redemption rights of stockholders holding 15% or more of the shares sold in this offering if we hold stockholder vote

Notwithstanding the foregoing redemption rights, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against an initial business combination if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash.

However, we would not be restricting our stockholders’ ability to vote all of their shares (including all shares held by those stockholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Redemption rights in connection with proposed amendments to our amended and restated certificate of incorporation

Our amended and restated certificate of incorporation provides that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the private placement of SCALE units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein) may be amended if approved by holders of 65% of the voting power of our outstanding capital stock entitled to vote thereon, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of the voting power of our outstanding common stock entitled to vote thereon. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of the voting power of our outstanding common stock entitled to vote thereon, subject to applicable provisions of the Delaware General Corporation Law, or the DGCL, or applicable stock exchange rules. Under our amended and restated certificate of incorporation, we may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation or on our initial business combination or that would entitle holders thereof to receive funds from the trust account. Our sponsor, who will beneficially own, on an as-converted to Class A common stock basis, shares of our common stock representing approximately 21.9% of our outstanding capital stock immediately following the completion of this offering (including the private placement shares), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. Our sponsor and our officers, directors and advisors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares. Our sponsor and our officers, directors and advisors have entered into a letter agreement with us pursuant to which they have agreed to waive their redemption rights with respect to any private placement shares and any public shares held by them in connection with the consummation of our initial business combination.

Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, the funds held in the trust account will be used to pay amounts due to any public stockholders who exercise their redemption rights as described under “Proposed Business—Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination or Certain Stockholder Votes to Amend our Amended and Restated Certificate of Incorporation.” We will use the remaining funds to pay the underwriter its deferred underwriting commissions, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated certificate of incorporation provides that we will have only 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, to complete our initial business combination. If we do not complete our initial business combination within the prescribed timeframe, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the prescribed time period.

Our sponsor and our officers, directors and advisors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any shares of Class B common stock and any private placement shares held by them. However, if our sponsor or our officers, directors or advisors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

The underwriter has agreed to waive its rights to its deferred underwriting commissions held in the trust account in the event we do not complete our initial business combination and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.

Limited payments to insiders

There will be no finder’s fees, reimbursement, consulting fee, non-cash payments, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors, or any affiliate of our sponsor or officers prior to, or in connection with, any services rendered in order to effectuate the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•	Repayment of up to an aggregate of $750,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;

•	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and

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Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into SCALE units at a price of $10.00 per SCALE unit. The SCALE units would be identical to the private placement SCALE units. The terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Any such payments will be made either (i) prior to the completion of our initial business combination using proceeds of this offering and the sale of the private placement SCALE units held outside the trust account or from loans made to us by our sponsor or an affiliate of our sponsor or certain of our officers and directors or (ii) in connection with or after the consummation of our initial business combination.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

Audit Committee

We will establish and maintain an audit committee, which will be composed entirely of independent directors, subject to any applicable phase-in rules promulgated by Nasdaq, to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section of this prospectus titled “Management—Committees of the Board of Directors—Audit Committee.”

Conflicts of interest	Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. For more information, see the section titled “Management—Conflicts of Interest.”

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers, directors or members of our sponsor will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Risk Factors Summary

We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see the section of this prospectus titled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors.”

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

December 14, 2020 Actual
Balance Sheet Data:
Working capital (deficiency)	($235,000)
Total assets	$280,000
Total liabilities	$260,000
Stockholders’ equity	$20,000

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this prospectus, including our financial statements and the related notes and the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our securities. The occurrence of any of the events or developments described below could harm our business, financial condition, results of operations and growth prospects. In such an event, the market price of our securities could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

Summary of Risk Factors

The occurrence of one or more of the events or circumstances described in this section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

•	We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

•

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

•

If we seek stockholder approval of our initial business combination, our sponsor and our directors, officers and advisors have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

•

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our Class A common stock.

•	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

•

Our sponsor contributed approximately $25,000 in exchange for certain founder shares, which were subsequently reclassified and changed into 8,625,000 shares of Class B common stock (of which 1,125,000 shares are subject to forfeiture if the underwriter does not exercise its over-allotment option) and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A common stock.

•

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the initial business combination.

•

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into an initial business combination with a target.

•	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

•

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

•

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

•

The requirement that we complete our initial business combination within the prescribed timeframe may give potential target businesses leverage over us in negotiating an initial business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

•

We may not be able to complete our initial business combination within the prescribed timeframe, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

•

If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase public shares or warrants from public stockholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our Class A common stock or warrants.

•

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

•

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the ongoing coronavirus (COVID-19) pandemic and the status of debt and equity markets.

•

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

•	You will not be entitled to protections normally afforded to investors of many other blank check companies.

•

Because of our special purpose acquisition company structure and limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we do not complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our warrants will expire worthless.

•

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

Risks Relating to Our Search for and Consummation of a Business Combination

We are a recently incorporated company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have very little basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plan, arrangement or understanding with any prospective target business concerning an initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Past performance by our management team, directors, advisors and their respective affiliates may not be indicative of future performance of an investment in the company or in the future performance of any business we may acquire.

Information regarding performance by, or businesses associated with, our management team, directors, advisors and their respective affiliates is presented for informational purposes only. Past performance by our management team, directors, advisors and such affiliates is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical performance of our management team, directors and advisors or that of their respective affiliates as indicative of the future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. Our management team, directors and advisors and their respective affiliates do not have past experience with blank check and special purpose acquisition companies.

Our public stockholders may not be afforded an opportunity to vote on our proposed initial business combination, which means we may complete our initial business combination even though a majority of our public stockholders do not support such a combination.

We may choose not to hold a stockholder vote to approve our initial business combination unless the initial business combination would require stockholder approval under applicable law or stock exchange listing requirements or if we decide to hold a stockholder vote for business or other reasons. For instance, the Nasdaq rules currently allow us to engage in a tender offer in lieu of a stockholder meeting but would still require us to obtain stockholder approval if we were seeking to issue more than 20% of our outstanding capital stock to a target business as consideration in any business combination. Therefore, if we were structuring a business combination that required us to issue more than 20% of our outstanding capital stock, we would seek stockholder approval of such business combination. However, except as required by applicable law or stock exchange rules, the decision as to whether we will seek stockholder approval of a proposed business combination or will allow stockholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek stockholder approval. Accordingly, we may complete our initial business combination even if holders of a majority of our public shares do not approve of the initial business combination we complete. Please see the section of this prospectus titled “Proposed Business—Stockholders May Not Have the Ability to Approve Our Initial Business Combination” for additional information.

If we seek stockholder approval of our initial business combination, our sponsor and our directors, officers and advisors have agreed to vote in favor of such initial business combination, regardless of how our public stockholders vote.

Pursuant to a letter agreement, our sponsor and our directors, officers and advisors have agreed to vote all of their shares of our common stock (whether acquired before, in connection with or after this offering, including in open market and privately negotiated transactions) in favor of our initial business combination. Our sponsor will own shares of our common stock that will represent, on an as-converted to Class A common stock basis, shares of our common stock representing approximately 21.9% of the combined voting power of our issued and outstanding shares of Class A common stock (including the private placement shares) and Class B common stock following the completion of the offering. Our sponsor and members of our management team also may from time to time purchase shares of our Class A common stock prior to the completion of our initial business combination. As a result, in addition to our sponsor’s Class B common stock and Class A common stock, we would need only 10,800,001, or 36.0% (assuming all outstanding shares are voted and the over-allotment option is not exercised), or 1,200,001, or 4.0% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 30,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. Accordingly, if we seek stockholder approval of our initial business combination, the agreement by our sponsor to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite stockholder approval for such initial business combination.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek stockholder approval of the initial business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete an initial business combination without seeking stockholder approval, public stockholders may not have the right or opportunity to vote on the initial business combination, unless we seek such stockholder vote.

Accordingly, if we do not seek stockholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents given to our public stockholders in which we describe our initial business combination.

The ability of our public stockholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into an initial business combination with a target.

We may seek to enter into an initial business combination agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the initial business combination. Furthermore, in no event would we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of deferred underwriting commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of deferred underwriting commissions or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into an initial business combination with us.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As indicated in the accompanying financial statements, at December 14, 2020, we had $25,000 in cash and a working capital deficit of $235,000. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many stockholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we would need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares are submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriter will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to stockholders that properly exercise their redemption rights will not be reduced by the deferred underwriting commissions and after such redemptions, the per-share value of shares held by non-redeeming stockholders will reflect our obligation to pay the deferred underwriting commissions.

The ability of our public stockholders to exercise redemption rights with respect to a large number of our shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your stock.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your stock in the open market; however, at such time our stock may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with our redemption until we liquidate or you are able to sell your stock in the open market.

The requirement that we complete our initial business combination within the prescribed timeframe may give potential target businesses leverage over us in negotiating an initial business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our stockholders.

Any potential target business with which we enter into negotiations concerning an initial business combination will be aware that we must complete our initial business combination within 24 months from the closing of this offering or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the end of the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the ongoing coronavirus (COVID-19) pandemic and the status of debt and equity markets.

Since December 2019, a novel strain of coronavirus that causes COVID-19 has spread throughout the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of COVID-19 a “Public Health Emergency of International Concern.” On January 31, 2020, U.S. Health and Human Services Secretary Alex M. Azar II declared a public health emergency for the United States to aid the U.S. healthcare community in responding to COVID-19, and on March 11, 2020, the World Health Organization characterized the COVID-19 outbreak as a “pandemic.” The COVID-19 pandemic has resulted in, and other infectious diseases could result in, a widespread health crisis that has and will continue to adversely affect economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination may also be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner, or if COVID-19 causes a prolonged economic downturn. The effects of the COVID-19 pandemic on businesses, and the inability to accurately predict the future impact of the pandemic on businesses, has also made determinations and negotiations of valuation more difficult, which could make it more difficult to consummate a business combination transaction.

The extent to which COVID-19 ultimately impacts our identification and consummation of a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity and spread of COVID-19 and actions to contain the virus or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

In addition, our ability to consummate a business combination may be dependent on the ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing not being available on terms acceptable to us or at all.

We may not be able to complete our initial business combination within the prescribed timeframe, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public stockholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

We may not be able to find a suitable target business and complete our initial business combination within 24 months from the closing of this offering or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering. If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, our public stockholders may only receive $10.00 per share, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors below.

If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors and their affiliates may elect to purchase public shares or warrants from public stockholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our Class A common stock or warrants.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase public shares or public warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or public warrants in such transactions.

Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase public shares in privately negotiated transactions from public stockholders which have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination, or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of warrants outstanding held by the public or vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.

In addition, if such purchases are made, the public “float” of our Class A common stock or warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.

If a stockholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a stockholder fails to receive our tender offer or proxy materials, as applicable, such stockholder may not become aware of the opportunity to redeem its shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares, which may include the requirement that a beneficial holder must identify itself. For example, we may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents given to such holders, or up to two business days prior to the initial vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a stockholder fails to comply with these or any other procedures, its shares may not be redeemed. See the section of this prospectus titled “Proposed Business—Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination or Certain Stockholder Votes to Amend our Amended and Restated Certificate of Incorporation—Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights.”

If we seek stockholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of stockholders are deemed to hold in excess of 15% of our Class A common stock, you will lose the ability to redeem all such shares in excess of 15% of our Class A common stock.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your stock in open market transactions, potentially at a loss.

Because of our special purpose acquisition company structure and limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we do not complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our warrants will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement SCALE units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, because we are obligated to pay cash for the shares of Class A common stock which our public stockholders redeem in connection with our initial business combination, target companies will be aware that this may present closing risk by reducing the resources available to us for our initial business combination. Additionally, potential target companies may be less inclined to consummate a transaction with us because definitive documentation for such a transaction will preclude any recourse against our trust account, meaning that potential counterparties may determine that they do not have adequate contractual remedies in the event a transaction fails to close. Furthermore, potential target companies may decide to pursue other types of transactions, such as traditional underwritten initial public offerings, or direct listings. These factors may place us at a competitive disadvantage in successfully negotiating an initial business combination. If we do not complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share upon our liquidation. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors below.

As the number of special purpose acquisition companies evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of special purpose acquisition companies that have been formed has increased substantially. Many potential targets for special purpose acquisition companies have already entered into an initial business combination, and there are still many special purpose acquisition companies seeking targets for their initial business combination, as well as many such companies currently in registration. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are more special purpose acquisition companies seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination, and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

If the net proceeds of this offering and the sale of the private placement SCALE units not being held in the trust account are insufficient to allow us to operate for at least 24 months following the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, we may be unable to complete our initial business combination, in which case our public stockholders may only receive $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.

The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least 24 months following the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, assuming that our initial business combination is not completed during that time. We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least 24 months after the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering; however, we cannot assure you that our estimate is accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent or other agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we do not complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share upon our liquidation. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors below.

If the net proceeds of this offering and the sale of the private placement SCALE units not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search for an initial business combination, to pay our franchise and income tax obligations and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination.

Of the net proceeds of this offering and the sale of the private placement SCALE units, only approximately $1,050,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $1,950,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. Conversely, in the event that the offering expenses are less than our estimate of $1,950,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. None of our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $1,500,000 of such loans may be convertible into SCALE units at a price of $10.00 per SCALE unit. The SCALE units would be identical to the private placement SCALE units. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or members of our management team or their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination. If we do not complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public stockholders may only receive approximately $10.00 per share on our redemption of our public shares, and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors below.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Making such a request of potential target businesses may make our acquisition proposal less attractive to them and, to the extent prospective target businesses refuse to execute such a waiver, it may limit the field of potential target businesses that we might pursue. Our independent registered public accounting firm, and the underwriter of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we do not complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers, directors or members of our sponsor will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public stockholders.

In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.

While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account and not to seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage stockholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and we and our board may be exposed to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. In addition, our board of directors may be viewed as having breached its fiduciary duty and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our stockholders and the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our stockholders in connection with our liquidation may be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company with the Securities and Exchange Commission;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations to which we are currently not subject.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete an initial business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, our return of the funds held in the trust account to our public stockholders as part of our redemption of the public shares. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination or may result in our liquidation. If we do not complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.

Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination and results of operations.

If we have not completed an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, our public stockholders may be forced to wait beyond such 24 months before redemption from our trust account.

If we have not completed an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, the proceeds then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations (less up to $100,000 of the interest to pay dissolution expenses), will be used to fund the redemption of our public shares, as further described herein. Any redemption of public stockholders from the trust account will be effected automatically by function of our amended and restated certificate of incorporation prior to any voluntary winding up. If we are required to wind-up, liquidate the trust account and distribute such amount therein, pro rata, to our public stockholders, as part of any liquidation process, such winding up, liquidation and distribution must comply with the applicable provisions of the DGCL. In that case, investors may be forced to wait beyond 24 months from the closing of this offering or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering before the redemption proceeds of our trust account become available to them, and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption of public shares or liquidation unless we complete our initial business combination prior thereto and only then in cases where investors have sought to redeem their Class A common stock. Only upon our redemption or any liquidation will public stockholders be entitled to distributions if we do not complete our initial business combination.

Our sponsor may receive additional Class A common stock in connection with our initial business combination, if our Class A common stock trades at certain specified price levels following our initial business combination and if a specified strategic transaction occurs following our initial business combination.

One-quarter of the shares of Class B common stock will automatically convert into Class A common stock on a 1-for-1 basis (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) upon the consummation of our initial business combination, or the Combination Closing Vesting. If prior to the ten year anniversary of our initial business combination the closing price of our Class A common stock equals or exceeds one or more of the per share price targets described below, one-quarter of the shares of Class B common stock outstanding as of immediately prior to the closing of the initial business combination will, upon such target achievement, automatically convert into Class A common stock on a 1-for-1 basis (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like):

•

$12.00 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period, or the First Price Vesting;

•

$15.00 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period, or the Second Price Vesting; and

•

$20.00 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period, or the Third Price Vesting.

For example, if following the consummation of our initial business combination the closing price of our Class A common stock equals or exceeds $15.00 but does not equal or exceed $20.00 for 20 trading days within a 30-trading day period, both the First Price Vesting and Second Price Vesting target achievements will be met, resulting in a total of 3,750,000 (4,312,500 if the over-allotment option is exercised in full) shares of Class B common stock converting into 3,750,000 (4,312,500 if the over-allotment option is exercised in full) shares of Class A common stock, representing 1,875,000 (2,156,250 if the over-allotment option is exercised in full) shares associated with the First Price Vesting and 1,875,000 (2,156,250 if the over-allotment option is exercised in full) shares associated with the Second Price Vesting (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like). Together with the 1,875,000 (or 2,156,250 if the over-allotment is exercised in full) shares of Class B common stock already vested and converted to Class A common stock associated with the Combination Closing Vesting, a total of 5,625,000 (or 6,468,750 if the over-allotment option is exercised in full) shares of Class B common stock will have vested and converted into Class A common stock in this example.

In the event of any liquidation, merger, reorganization or other similar transaction consummated after our initial business combination, which we refer to as a Strategic Transaction, that results in all of our public stockholders having the right to exchange their Class A common stock for cash, securities or other property at an effective price of at least $12.00 per share of Class A common stock, all of the then-outstanding shares of Class B common stock will convert into an equivalent number of shares of Class A common stock (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like). If the effective price in such Strategic Transaction is less than $12.00 per share of Class A common stock, all of the then-outstanding shares of Class B common stock will be automatically forfeited.

All shares of Class B common stock that are issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Under the DGCL, in certain circumstances, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation and a 90-day period during which the corporation may reject any claims brought, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to redeem our public shares as soon as reasonably possible following the end of the 24th month after the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, in the event we do not complete our initial business combination and, therefore, we do not intend to comply with the foregoing procedures.

If we dissolve in a manner that does not comply with Section 280, Section 281(b) of the DGCL would require us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the ten years following our dissolution. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise may be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If our plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Furthermore, even outside of the dissolution context, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, creditors could bring a claim within six years of the unlawful redemption distribution, instead of three years, as is the relevant statute of limitations period in the case of a liquidating distribution.

We may seek business combination opportunities in industries or sectors which may or may not be outside of our management team’s area of expertise.

Although we intend to focus on identifying companies in the CSSP sector, we will consider an initial business combination outside of our management team’s area of expertise if an initial business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our company or we are unable to identify a suitable candidate in this sector after having expanded a reasonable amount of time and effort in an attempt to do so. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our SCALE units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in an initial business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management team’s expertise, our management team’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management team’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any stockholders who choose to remain stockholders following our initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of stockholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other reasons, it may be more difficult for us to attain stockholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we do not complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors below.

We may seek business combination opportunities with a financially unstable business or an entity lacking an established record of revenue, cash flow or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel.

To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity or our board cannot independently determine the fair market value of the target business or businesses, we are not required to obtain an opinion from an independent investment banking firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.

We may issue additional shares of Class A common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation authorizes the issuance of up to 280,000,000 shares of Class A common stock, par value $0.00001 per share, 20,000,000 shares of Class B common stock, par value $0.00001 per share and 1,000,000 shares of preferred stock, par value $0.00001 per share. Immediately after this offering, there will be 249,250,000 and 12,500,000 (assuming, in each case, that the underwriter has not exercised its over-allotment option) authorized but unissued shares of Class A common stock and Class B common stock, respectively, available for issuance, which amount includes shares reserved for issuance upon exercise of outstanding warrants and shares issuable upon conversion of the Class B common stock, if any. Immediately after the consummation of this offering, there will be no shares of preferred stock issued and outstanding. The shares of Class B common stock will convert into shares of our Class A common stock based on the occurrence of certain triggering events, one of which will occur upon the consummation of our initial business combination, three of which will be based on shares of our Class A common stock trading at $12.00, $15.00 and $20.00 per share for 20 trading days within a 30-day trading period following our initial business combination, and one of which will be based upon a specified strategic transaction following our initial business combination if the effective price per share of our Class A common stock is at least equal to $12.00 in such transaction, in each case prior to the 10th anniversary of our initial business combination, as described in the section of this prospectus titled “Description of Securities.” Notwithstanding the foregoing, all Class B common stock that is issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited.

We may issue a substantial number of additional shares of Class A common stock or preferred stock to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue shares of Class A common stock to redeem the warrants as described in “Description of Securities—Warrants.” However, our amended and restated certificate of incorporation will provide, among other things, that prior to or in connection with our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with the approval of our stockholders. However, our sponsor and our officers, directors and advisors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the prescribed timeframe or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of common stock upon approval of any such amendment at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.

The issuance of additional shares of Class A common stock or preferred stock:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of Class A common stock if preferred stock is issued with rights senior to those afforded our Class A common stock;

•

could cause a change of control if a substantial number of shares of our Class A common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may adversely affect prevailing market prices for our SCALE units, Class A common stock and/or warrants;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

•	may not result in adjustment to the exercise price of our warrants

Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination, our public stockholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our warrants will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we do not complete our initial business combination, our public stockholders may receive only approximately $10.00 per share on the liquidation of our trust account and our warrants will expire worthless. In certain circumstances, our public stockholders may receive less than $10.00 per share on the redemption of their shares. See “—If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share” and other risk factors below.

We may reincorporate in another jurisdiction in connection with our initial business combination and such reincorporation may result in taxes imposed on stockholders.

We may, in connection with our initial business combination and subject to requisite stockholder approval, reincorporate in the jurisdiction in which the partner company or business is located or in another jurisdiction. The transaction may require a stockholder or warrantholder (or its members) to recognize taxable income in the jurisdiction in which the stockholder or warrantholder is a tax resident (or in which its members are resident, if it is a tax transparent entity). We do not intend to make any cash distributions to stockholders or warrantholders to pay such taxes. Stockholders or warrantholders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation.

After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.

It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all of our assets will be located outside of the United States. As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.

In particular, there is uncertainty as to whether the courts of certain jurisdictions would recognize and enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or entertain original actions brought in the applicable jurisdiction’s courts against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we employ after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements. In addition, the officers and directors of an initial business combination candidate may resign upon completion of our initial business combination. The departure of an initial business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an initial business combination candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an initial business combination candidate’s management team will remain associated with the initial business combination candidate following our initial business combination, it is possible that members of the management of an initial business combination candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements as well as reimbursement of out-of-pocket expenses, if any, with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation or reimbursement for out-of-pocket expenses, if any, following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Additionally, they may negotiate reimbursement of any out-of-pocket expenses incurred on our behalf prior to the consummation of our initial business combination, should they choose to do so. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the initial business combination, or as reimbursement for such out-of-pocket expenses. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination. In addition, following completion of our initial business combination, our sponsor will be entitled to designate three individuals for nomination for election to our board of directors pursuant to a registration and stockholder rights agreement.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our stockholders’ investment in us.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any stockholders who choose to remain stockholders following the initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for an initial business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers and directors is engaged in other business endeavors for which he or she may be entitled to substantial compensation and our officers and directors are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors may also serve as officers or board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, please see the section of this prospectus titled “Management—Officers and Directors.”

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete an initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our stockholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account.

As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our Class A common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A common stock if declared, and will reduce our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other disadvantages compared to our competitors who have less debt.

We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement SCALE units, which will cause us to be solely dependent on a single business which may have a limited number of products or services and limited operating activities. This lack of diversification may negatively impact our operating results and profitability.

Of the net proceeds from this offering and the sale of the private placement SCALE units, $300,000,000 (or $345,000,000 if the underwriter’s over-allotment option is exercised in full) will be available to complete our initial business combination and pay related fees and expenses (which includes up to $10,500,000 (or $12,075,000 if the underwriter’s over-allotment option is exercised in full) for the payment of deferred underwriting commissions).

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. In addition, we intend to focus our search for an initial business combination in the CSSP industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, property or asset, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. We do not, however, intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may attempt to complete our initial business combination with a private company about which little information is available, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.

In pursuing our initial business combination strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete an initial business combination with which a substantial majority of our stockholders do not agree.

Our amended and restated certificate of incorporation will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of deferred underwriting commissions (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or, if we seek stockholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their shares to our sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us for such purpose, we will not complete the initial business combination or redeem any shares, all shares of Class A common stock submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments, including their warrant agreements. We cannot assure you that we will not seek to amend our amended and restated certificate of incorporation or governing instruments in a manner that will make it easier for us to complete our initial business combination that some of our stockholders or warrant holders may not support.

In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and governing instruments, including their warrant agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds and extended the time to consummate an initial business combination. We cannot assure you that we will not seek to amend our charter or governing instruments, including to extend the time to consummate an initial business combination in order to effectuate our initial business combination.

The provisions of our amended and restated certificate of incorporation that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), may be amended, including in the form of an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, with the approval of holders of 65% of the voting power of our outstanding Class A common stock and Class B common stock voting together as a single class, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us than for certain other blank check companies, therefore, to amend our amended and restated certificate of incorporation and the trust agreement to facilitate the completion of an initial business combination that some of our stockholders may not support.

Our amended and restated certificate of incorporation will provide that any of its provisions related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement shares into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public stockholders as described herein and including to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated) may be amended if approved by holders of 65% of the voting power of our outstanding Class A common stock and Class B common stock voting together as a single class, and corresponding provisions of the trust agreement governing the release of funds from our trust account may be amended if approved by holders of 65% of the voting power of our outstanding Class A common stock and Class B common stock voting together as a single class. In all other instances, our amended and restated certificate of incorporation may be amended by holders of a majority of the voting power of our outstanding Class A common stock and Class B common stock voting together as a single class entitled to vote thereon, subject to applicable provisions of the DGCL or applicable stock exchange rules. We may not issue additional securities that can vote on amendments to our amended and restated certificate of incorporation. Our sponsor, who will beneficially own, on an as-converted to Class A common stock basis, approximately 21.9% of our shares of Class A common stock immediately following the completion of this offering (including the private placement shares), will participate in any vote to amend our amended and restated certificate of incorporation and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated certificate of incorporation which govern our pre-initial business combination behavior more easily than some other blank check companies, and this may increase our ability to complete an initial business combination with which you do not agree. Our stockholders may pursue remedies against us for any breach of our amended and restated certificate of incorporation.

Our sponsor and our officers, directors and advisors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations divided by the number of then outstanding public shares. Persons who are not party to, or third-party beneficiaries of, this letter agreement will not have the ability to pursue remedies against our sponsor for any breach of these agreements. As a result, in the event of a breach, such persons would need to pursue a stockholder derivative action, subject to applicable law.

Certain agreements related to this offering may be amended without stockholder approval.

Certain agreements, including the letter agreement among us, our sponsor and our officers, directors and advisors, and the registration and stockholder rights agreement among us and our sponsor, may be amended without stockholder approval. These agreements contain various provisions that our public stockholders might deem to be material. While we do not currently expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement, including in connection with the consummation of our initial business combination. Any such amendments would not require approval from our stockholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target but intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the private placement SCALE units. As a result, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, the amount of additional financing we may be required to obtain could increase as a result of future growth capital needs for any particular transaction, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of public shares from stockholders who elect redemption in connection with our initial business combination and/or the terms of negotiated transactions to purchase public shares in connection with our initial business combination. If we do not complete our initial business combination, our public stockholders may receive only approximately $10.00 per share plus any pro rata interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations, on the liquidation of our trust account, and our warrants will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after our initial business combination. If we do not complete our initial business combination, our public stockholders may only receive approximately $10.00 per share on the liquidation of our trust account, and our warrants will expire worthless. Furthermore, as described in the risk factor titled “If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share,” under certain circumstances our public stockholders may receive less than $10.00 per share upon the liquidation of the trust account.

Because we must furnish our stockholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on an initial business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We would include the same financial statement disclosure in connection with any tender offer documents. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS,

depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy or tender offer rules and complete our initial business combination within the prescribed timeframe.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

Risks Relating to the Post-Business Combination Company

Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination. Accordingly, any stockholders who choose to remain stockholders following the initial business combination could suffer a reduction in the value of their shares. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the initial business combination constituted an actionable material misstatement or omission.

Our management may not be able to maintain control of a target business after our initial business combination.

We may structure an initial business combination so that the post-transaction company in which our public stockholders own shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our stockholders prior to the initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares of Class A common stock in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new shares of common stock, our stockholders immediately prior to such transaction could own less than a majority of our outstanding capital stock subsequent to such transaction. In addition, other minority stockholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s stock than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

Risks Relating to Potential Conflicts of Interest

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our officers and directors are, and may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business.

There could be overlap between companies that would be suitable for a business combination with us and companies that present an attractive investment opportunity for our sponsor, our directors or our officers, and entities with which they currently are or may in the future be affiliated.

Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and other entities to which they owe certain fiduciary or contractual duties. Any such opportunities may present additional conflicts of interest in pursuing an acquisition target, and our directors and officers may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, please see the sections of this prospectus titled “Management—Officers and Directors,” “Management—Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”

Our officers, directors, advisors, securityholders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, advisors, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into an initial business combination with a target business that is affiliated with our sponsor, our directors or our officers, although we do not intend to do so. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

We may engage in an initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors, advisors or existing holders which may raise potential conflicts of interest.

In light of the involvement of our sponsor, officers, directors and advisors with other entities, we may decide to acquire one or more businesses with which our sponsor or one or more of our officers or directors is affiliated or in which they or their affiliates have invested or have an economic interest. Our officers and directors also serve as officers and board members for other entities, including, without limitation, those described under the section of this prospectus titled “Management—Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated or have an investment or economic interest, and there have been no preliminary discussions concerning an initial business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for an initial business combination as set forth in the section of this prospectus titled “Proposed Business—Selection of a Target Business and Structuring of our Initial Business Combination” and such transaction was approved by a majority of our disinterested directors. We may take other appropriate steps consistent with Delaware law to address any potential conflicts of interest. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our company from a financial point of view of an initial business combination with one or more domestic or international businesses affiliated with our sponsor, officers, directors, advisors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

Moreover, we may, at our option, pursue an affiliated joint acquisition opportunity with entities to which an officer or director has a fiduciary, contractual or other obligation or duty. Any such parties may co-invest with us in the target business at the time of our initial business combination, or we could raise additional proceeds to complete the acquisition by issuing equity to any such parties, which may give rise to certain conflicts of interest.

Since our sponsor and its investors will lose their entire at-risk investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

On December 14, 2020, our sponsor paid approximately $25,000 to cover certain offering costs in consideration for 8,625,000 founder shares. On January 28, 2021, these founder shares were reclassified and changed into 8,625,000 shares of Class B common stock (of which 1,125,000 shares of Class B common stock will be subject to forfeiture if the underwriter does not exercise its over-allotment option). Prior to the initial investment in the company of approximately $25,000 by our sponsor, our company had no assets, tangible or intangible. Such shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has committed to purchase an aggregate of 900,000 (or 1,035,000 if the underwriter’s over-allotment option is exercised in full) private placement SCALE units at $10.00 per share, for a purchase price of approximately $9,000,000 (or approximately $10,350,000 if the underwriter’s over-allotment option is exercised in full), that will also be worthless if we do not complete our initial business combination within the allocated time period. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination.

In addition, the underwriter for this offering has agreed to defer certain commissions in an amount equal to $0.35 per SCALE unit, or $10,500,000 (or $12,075,000 if the over-allotment option is exercised in full), and has agreed to waive its rights to its deferred underwriting commissions held in the trust account in the event we do not complete our initial business combination and subsequently liquidate and, in such event, such amounts will be included with the funds held in the trust account that will be available to fund the redemption of our public shares. Accordingly, to the extent, if any, that the underwriter is involved in identifying and selecting a target business combination or is otherwise involved in the initial business combination, the financial interests of the underwriter may influence its motivation with respect to such involvement.

Risks Relating to Our Securities

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or warrants, potentially at a loss.

Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those shares of Class A common stock that such stockholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) the redemption of our public shares if we do not complete an initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, subject to applicable law and as further described herein. In no other circumstances will a public stockholder have any right or interest of any kind in the trust account. Holders of warrants will not have any right to the proceeds held in the trust account with respect to the warrants. Accordingly, to liquidate your investment, you may be forced to sell your public shares or warrants, potentially at a loss.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to have our SCALE units listed on Nasdaq on or promptly after the date of this prospectus and our Class A common stock and warrants listed on or promptly after their date of separation. Although after giving effect to this offering we expect to meet, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and stock price levels. In general, we must maintain a minimum amount in stockholders’ equity (generally $2,500,000) and a minimum of 300 public holders. Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our stock price would generally be required to be at least $4.00 per share, our stockholders’ equity would generally be required to be at least $5 million and we would be required to have a minimum of 300 round lot holders of our unrestricted securities (with at least 50% of such round-lot holders holding unrestricted securities with a market value of at least $2,500). We cannot assure you that we will be able to meet those initial listing requirements at that time. If Nasdaq delists any of our securities from trading on its exchange and we are not able to list such securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our Class A common stock is a “penny stock” which will require brokers trading in our Class A common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our SCALE units and eventually our Class A common stock and warrants will be listed on Nasdaq, our SCALE units, Class A common stock and warrants will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.

You will not be entitled to protections normally afforded to investors of many other blank check companies.

Since the net proceeds of this offering and the sale of the private placement SCALE units are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement SCALE units and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our SCALE units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus titled “Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

The securities in which we invest the proceeds held in the trust account could bear a negative rate of interest, which could reduce the interest income available for payment of taxes or reduce the value of the assets held in trust such that the per share redemption amount received by public stockholders may be less than $10.00 per share.

The net proceeds of this offering and certain proceeds from the sale of the private placement SCALE units, in the amount of $300,000,000, will be held in an interest-bearing trust account. The proceeds held in the trust account may only be invested in direct U.S. government securities with a maturity of 185 days or less, or in certain money market funds which invest only in direct U.S. Treasury obligations. While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event of very low or negative yields, the amount of interest income (which we may withdraw to pay income taxes, if any) would be reduced. In the event that we are unable to complete our initial business combination, our public stockholders are entitled to receive their share of the proceeds held in the trust account, plus any interest income. If the balance of the trust account is reduced below $300,000,000 as a result of negative interest rates, the amount of funds in the trust account available for distribution to our public stockholders may be reduced below $10.00 per share.

We may not hold an annual meeting of stockholders until after the consummation of our initial business combination, which could delay the opportunity for our stockholders to elect directors.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our amended and restated bylaws unless such election is made by written consent in lieu of such a meeting. We may not hold an annual meeting of stockholders to elect new directors prior to the consummation of our initial business combination, and thus we may not be in compliance with Section 211 of the DGCL, which requires an annual meeting be held no later than 13 months after the latest to occur of the organization of the corporation, its last annual meeting, or the last action by written consent to elect directors in lieu of an annual meeting. Therefore, if our stockholders want us to hold an annual meeting prior to our consummation of a business combination, they may attempt to force us to hold one by submitting an application to the Delaware Court of Chancery in accordance with Section 211(c) of the DGCL.

Holders of Class A common stock will not be entitled to vote on any election of directors we hold prior to our initial business combination and, upon consummation of our initial business combination, our sponsor will have certain rights to designate individuals for nomination for election as directors.

Prior to our initial business combination, only holders of our shares of Class B common stock will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our shares of Class B common stock may remove a member of the board of directors for any reason. Accordingly, you may not have any say in the management of our company prior to the consummation of an initial business combination.

Further, following completion of our initial business combination, our sponsor will be entitled to designate three individuals for nomination for election to our board of directors pursuant to a registration and stockholder rights agreement. This may result in such holder having significant control over our business.

We are not registering the Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

We are not registering the Class A common stock issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, we have agreed to use our commercially reasonable efforts to file a registration statement under the Securities Act covering such shares and to maintain the effectiveness of such registration statement and a current prospectus relating to the Class A common stock issuable upon exercise of the warrants until the expiration or redemption of the warrants in accordance with the provisions of the warrant agreement. We may not able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon exercise of the warrants are not registered under the Securities Act, we will be required to permit holders to exercise their warrants on a cashless basis, in which case, the number of shares of Class A common stock that you will receive upon cashless exercise will be based on a formula subject to a maximum amount of shares equal to 0.361 shares of Class A common stock per warrant (subject to adjustment). However, no warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. Notwithstanding the above, if our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they do not satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our reasonable best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In no event will we be required to net cash settle any warrant, or issue securities or other compensation in exchange for the warrants in the event that we are unable to register or qualify the shares underlying the warrants under the Securities Act or applicable state securities laws. If the issuance of the shares upon exercise of the warrants is not so registered or qualified or exempt from registration or qualification, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In such event, holders who acquired their warrants as part of a purchase of SCALE units will have paid the full SCALE unit purchase price solely for the Class A common stock included in the SCALE units. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Our ability to require holders of our warrants to exercise such warrants on a cashless basis after we call the warrants for redemption or if there is no effective registration statement covering the Class A common stock issuable upon exercise of these warrants will cause holders to receive fewer shares of Class A common stock upon their exercise of the warrants than they would have received had they been able to pay the exercise price of their warrants in cash.

If we call the warrants for redemption for cash, we will have the option, in our sole discretion, to require all holders that wish to exercise warrants to do so on a cashless basis. If we choose to require holders to exercise their warrants on a cashless basis or if holders elect to do so when there is no effective registration statement, the number of shares of Class A common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his or her warrant for cash.

For example, if the holder is exercising 875 warrants at $11.50 per share through a cashless exercise when the shares of Class A common stock have a fair market value of $17.50 per share, then upon the cashless exercise, the holder will receive 300 shares of Class A common stock. The holder would have received 875 shares of Class A common stock if the exercise price was paid in cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company because the warrantholder will hold a smaller number of shares of Class A common stock upon a cashless exercise of the warrants they hold.

The warrants may become exercisable and redeemable for a security other than the shares of Class A common stock, and you will not have any information regarding such other security at this time.

In certain situations, including if we are not the surviving entity in our initial business combination, the warrants may become exercisable for a security other than the shares of Class A common stock. As a result, if the surviving company redeems your warrants for securities pursuant to the warrant agreement, you may receive a security in a company of which you do not have information at this time. Pursuant to the warrant agreement, the surviving company will be required to use commercially reasonable efforts to register the issuance of the security underlying the warrants within 20 business days of the closing of an initial business combination.

The grant of registration rights to our sponsor may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A common stock.

Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our sponsor and its permitted transferees can demand that we register its shares of Class B common stock, the shares of Class A common stock into which its shares of Class B common stock are convertible, the private placement SCALE units, the private placement shares, the private placement warrants and the shares of Class A common stock issuable upon exercise of the private placement warrants, and holders of SCALE units that may be issued upon conversion of working capital loans may demand that we register such SCALE units. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A common stock. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the stockholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A common stock that is expected when the securities owned by our sponsor or holders of working capital loans or their respective permitted transferees are registered.

Any stockholders who choose to remain stockholders following our initial business combination could suffer a reduction in the value of their securities.

We will seek to complete an initial business combination with companies in the CSSP sector, but may also pursue other business combination opportunities, except that we will not, under our amended and restated certificate of incorporation, be permitted to effectuate our initial business combination with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. See “—We may seek business combination opportunities with a financially unstable business or an entity lacking an established record of revenue, cash flow or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel.” We also cannot assure you that an investment in our SCALE units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any stockholders who choose to remain stockholders following our initial business combination could suffer a reduction in the value of their securities. Such stockholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.

Our sponsor holds a substantial interest in us and will control the appointment of our board of directors until consummation of our initial business combination. As a result, our sponsor will appoint all of our directors prior to our initial business combination and may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support.

Our sponsor owns shares of our common stock that will represent, on an as-converted to Class A common stock basis, approximately 21.9% of our outstanding capital stock immediately following the completion of this offering (including the private placement shares).

Accordingly, our sponsor may exert a substantial influence on actions requiring a stockholder vote, potentially in a manner that you do not support, including amendments to our amended and restated certificate of incorporation and approval of major corporate transactions. If our sponsor purchases any SCALE units in this offering or if our sponsor purchases any additional shares of Class A common stock in the aftermarket or in privately negotiated transactions, this would increase its control. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our Class A common stock. In addition, prior to our initial business combination, our sponsor will have the right to appoint all of our directors and may remove members of the board of directors for any reason. Holders of our public shares will have no right to vote on the appointment of directors during such time. These provisions of our amended and restated certificate of incorporation may only be amended with the approval of holders of a majority of the shares of Class B common stock. As a result, you will not have any influence over, and our sponsor will continue to exert control over, the appointment of directors prior to our initial business combination.

Our sponsor contributed approximately $25,000 in exchange for certain founder shares, which were subsequently reclassified and changed into 8,625,000 shares of Class B common stock (of which 1,125,000 shares are subject to forfeiture if the underwriter does not exercise its over-allotment option) and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A common stock.

The difference between the public offering price per share (allocating all of the SCALE unit purchase price to the Class A common stock and none to the warrant included in the SCALE unit) and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the warrants included in the SCALE units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 94.9% (or $9.49 per share, assuming no exercise of the underwriter’s over-allotment option), the difference between the pro forma net tangible book value per share of $0.51 and the initial offering price of $10.00 per SCALE unit. In addition, because of the anti-dilution rights of the shares of Class B common stock, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our Class A common stock.

We may amend the terms of the warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the warrants could be converted into cash or stock (at a ratio different than initially provided), the exercise period could be shortened and the number of shares of our Class A common stock purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants will be issued in registered form under a warrant agreement between AST, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock (at a ratio different than initially provided), shorten the exercise period or decrease the number of shares of our Class A common stock purchasable upon exercise of a warrant.

A provision of our warrant agreement may make it more difficult for us to consummate an initial business combination.

Unlike most blank check companies, if (x) we issue additional Class A common stock or equity linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our Class A common stock during the 10 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $18.00 per share redemption trigger price of the warrants will be adjusted (to the nearest cent) to be equal to 180% of the Market Value. This may make it more difficult for us to consummate an initial business combination with a partner business.

If (i) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at a Newly Issued Price of less than $9.20 per share; (ii) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (iii) the Market Value is below $9.20 per share, then the exercise price of the warrants will be adjusted to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger prices described below under “Description of Securities—Warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described below under “Description of Securities—Warrants” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price. This may make it more difficult for us to consummate an initial business combination with a target business.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the closing price of our Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants. Redemption of the outstanding warrants could force you to (i) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. In addition, we may redeem your warrants at any time after they become exercisable and prior to their expiration at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that during the 30 day period following delivery of such notice holders will be able to exercise their warrants prior to redemption for a number of shares of Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Please see “Description of Securities—Warrants.” The value received upon exercise of the warrants (1) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the warrants because the number of shares of Class A common stock received is capped at 0.361 shares of Class A common stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants. None of the private placement warrants will be redeemable by us so long as they are held by our sponsor or our officers or directors (or its or their permitted transferees).

Our warrants and shares of Class B common stock may have an adverse effect on the market price of our Class A common stock and make it more difficult to effectuate our initial business combination.

We will be issuing warrants to purchase 10,000,000 shares of our Class A common stock (or up to 11,500,000 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full) as part of the SCALE units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement 900,000 SCALE units (or 1,035,000 SCALE units if the underwriter’s over-allotment option is exercised in full) that consist of 900,000 shares of Class A common stock and private placement warrants to purchase an aggregate of 300,000 shares of Class A common stock. In addition, if the sponsor makes any working capital loans, it may convert up to $1,500,000 of such loans into private placement SCALE units, at the price of $10.00 per private placement SCALE unit. Our warrants are also redeemable by us for Class A common stock as described in “Description of Securities—Warrants.” To the extent we issue common stock to effectuate a business transaction, the potential for the issuance of a substantial number of additional shares of Class A common stock upon exercise of these warrants could make us a less attractive acquisition vehicle to a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of Class A common stock and reduce the value of the Class A common stock issued to complete the business transaction. Therefore, our warrants and private placement securities may make it more difficult to effectuate a business transaction or increase the cost of acquiring the target business.

The private placement warrants are identical to the warrants sold as part of the SCALE units in this offering except that, so long as they are held by our sponsor or our officers or directors (or its or their permitted transferees), (i) they will not be redeemable by us, (ii) they (including the Class A common stock issuable upon exercise of these warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination, (iii) they may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights.

Because each SCALE unit contains one-third of one redeemable warrant and only a whole warrant may be exercised, the SCALE units may be worth less than units of other blank check companies.

Each SCALE unit contains one-third of one redeemable warrant. No fractional warrants will be issued upon separation of the SCALE units and only whole warrants will trade. Accordingly, unless you purchase at least three SCALE units, you will not be able to receive or trade a whole warrant. This is different from other offerings similar to ours whose units include one share of common stock and one warrant to purchase one whole share. We have established the components of the SCALE units in this way in order to reduce the dilutive effect of the warrants upon completion of an initial business combination since the warrants will be exercisable in the aggregate for one-third of the number of shares compared to SCALE units that each contain a whole warrant to purchase one share, thus making us, we believe, a more attractive merger partner for target businesses.

Nevertheless, this SCALE unit structure may cause our SCALE units to be worth less than if they included a warrant to purchase one whole share.

The determination of the offering price of our SCALE units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our SCALE units properly reflects the value of such SCALE units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the SCALE units and the terms of the warrants were negotiated between us and the underwriter. In determining the size of this offering, management held customary organizational meetings with the underwriter, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriter believed it reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the SCALE units, including the Class A common stock and warrants underlying the SCALE units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business;

•	a review of debt to equity ratios in leveraged transactions;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of this offering; and

•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Provisions in our amended and restated certificate of incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A common stock and could entrench management.

Our amended and restated certificate of incorporation will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred stock, and the fact that prior to the completion of our initial business combination, only holders of shares of our Class B common stock will vote for the election of directors, which may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Our amended and restated certificate of incorporation provides, to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware and the federal district courts of the United States are the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees, and which may have the effect of discouraging lawsuits against our directors, officers or employees.

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; and any action asserting a claim against us or our directors, officers or employees that is governed by the internal affairs doctrine. This exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Our amended and restated certificate of incorporation further provides that, to the fullest extent permitted by applicable law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The enforceability of similar exclusive federal forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and while the Delaware Supreme Court and certain other state courts have ruled that this type of exclusive federal forum provision is facially valid under Delaware law, there is uncertainty as to whether other courts would enforce such provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The foregoing provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find either exclusive forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving such action in other jurisdictions, all of which could have a material adverse effect on our business, financial condition, and results of operations.

Since only holders of our shares of Class B common stock will have the right to vote on the election of directors, upon the listing of our shares on Nasdaq, Nasdaq may consider us to be a “controlled company” within the meaning of Nasdaq rules and, as a result, we may qualify for exemptions from certain corporate governance requirements.

Immediately after completion of this offering, only holders of our shares of Class B common stock will have the right to vote on the election of directors. As a result, Nasdaq may consider us to be a ‘controlled company’ within the meaning of the Nasdaq corporate governance standards. Under Nasdaq corporate governance standards, a company of which more than 50% of the voting power is held by an individual, group or another company is a ‘controlled company’ and may elect not to comply with certain corporate governance requirements, including the requirements that:

•	we have a board that includes a majority of ‘independent directors,’ as defined under the rules of Nasdaq;

•	we have a compensation committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•

to the extent we have one, we have a nominating and corporate governance committee of our board that is comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

We do not intend to utilize these exemptions and intend to comply with the corporate governance requirements of Nasdaq, subject to applicable phase-in rules. However, if we determine in the future to utilize some or all of these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq corporate governance requirements.

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the SCALE units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a SCALE unit between the share of Class A common stock and the one-third of one redeemable warrant to purchase one share of our Class A common stock included in each SCALE unit could be challenged by the U.S. Internal Revenue Service, or the IRS, or the courts. Furthermore, the U.S. federal income tax consequences of a cashless exercise of warrants included in the SCALE units we are issuing in this offering are unclear under current law. Finally, it is unclear whether the redemption rights with respect to our shares of common stock suspend the running of a U.S. holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of common stock is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for U.S. federal income tax purposes. See the section titled “U.S. Federal Income Tax Considerations” for a summary of the material U.S. federal income tax considerations applicable to an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences applicable to their specific circumstances when purchasing, holding or disposing of our securities.

General Risk Factors

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the aggregate worldwide market value of our Class A common stock held by non-affiliates equals or exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the prior June 30, or (2) our annual revenues equal or exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements and other disclosures with other public companies difficult or impossible.

We are dependent upon our officers and directors and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, our officers, directors and advisors. We believe that our success depends on the continued service of our officers and directors, at least until we have completed our initial business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

If we effect our initial business combination with a company with operations or opportunities outside of the United States, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

•	higher costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;

•	rules and regulations regarding currency redemption;

•	complex corporate withholding taxes on individuals;

•	laws governing the manner in which future business combinations may be effected;

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	longer payment cycles and challenges in collecting accounts receivable;

•	tax issues, including but not limited to tax law changes and variations in tax laws as compared to the United States;

•	currency fluctuations and exchange controls;

•	rates of inflation;

•	cultural and language differences;

•	employment regulations;

•	data privacy;

•	changes in industry, regulatory or environmental standards within the jurisdictions where we operate;

•	public health or safety concerns and governmental restrictions, including those caused by outbreaks of pandemic disease such as the COVID-19 pandemic;

•	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

•	deterioration of political relations with the United States; and

•	government appropriations of assets.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target”, “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words.

These statements involve risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this prospectus include, but are not limited to, statements about:

•	our ability to select an appropriate target business or businesses;

•	our ability to complete our initial business combination, particularly given competition from other blank check companies and financial and strategic buyers;

•	our expectations around the performance of the prospective target business or businesses, including competitive prospects of the business following our initial business combination;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

•	our potential ability to obtain additional financing to complete our initial business combination;

•	our pool of prospective target businesses;

•

our ability to consummate an initial business combination amidst the uncertainty resulting from the ongoing COVID-19 pandemic, the economy and any business or businesses with which we consummate our initial business combination;

•	the ability of our officers and directors to generate a number of potential acquisition opportunities;

•	our public securities’ potential liquidity and trading;

•	the lack of a market for our securities;

•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

•	the trust account not being subject to claims of third parties; or

•	our financial performance following this offering.

You should refer to the section of this prospectus titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

We are offering 30,000,000 SCALE units at an offering price of $10.00 per SCALE unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the private placement SCALE units will be used as set forth in the following table.

	Without Over- Allotment Option	With Over- Allotment Option exercised
Gross proceeds
Gross proceeds from SCALE units offered to public(1)	$300,000,000	$345,000,000
Gross proceeds from sale of the private placement SCALE units offered in a private placement to our sponsor	$9,000,000	$10,350,000

Total gross proceeds	$309,000,000	$355,350,000

Estimated offering expenses(2)
Underwriting commissions (2.0% of gross proceeds from SCALE units offered to public, excluding deferred portion)(3)	$6,000,000	6,900,000
Legal fees and expenses	400,000	400,000
Accounting fees and expenses	60,000	60,000
SEC and FINRA expenses	89,890	89,890
Printing and engraving expenses	45,000	45,000
Nasdaq listing and filing fees	75,000	75,000
Director & Officer liability insurance premiums	1,249,000	1,249,000
Miscellaneous	31,110	31,110

Total estimated offering expenses (excluding underwriting commissions)	$1,950,000	$1,950,000

Proceeds after estimated offering expenses	$301,050,000	$346,500,000

Held in trust account(3)	$300,000,000	$345,000,000
% of public offering size	100%	100%

Not held in trust account	$1,050,000	$1,500,000

The following table shows the use of the approximately $1,050,000 of net proceeds not held in the trust account.(4)(5)

	$ Amount	% Of total
Legal, accounting, due diligence, travel, and other expenses in connection with any business combination(6)	$450,000	42.9%
Legal and accounting fees related to regulatory reporting obligations	150,000	14.3
Nasdaq continued listing fees	58,000	5.5
Reserve for liquidation	100,000	9.5
Other miscellaneous expenses	292,000	27.8

Total	$1,050,000	100%

(1)	Includes amounts payable to public stockholders who properly redeem their shares in connection with our successful completion of our initial business combination.
(2)

In addition, we expect that a portion of the offering expenses will be paid from the proceeds of loans from our sponsor of up to $750,000 as described in this prospectus. As of February 9, 2021, $88,890 has been borrowed under the promissory note with our sponsor, as amended. These loans will be repaid upon completion of this offering out of the $1,950,000 of offering proceeds that have been allocated for the payment of offering expenses (other than underwriting commissions) and not to be held in the trust account.

In the event that offering expenses are less than set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.
(3)

The underwriter has agreed to defer underwriting commissions of 3.5% of the gross proceeds of this offering. Upon and concurrently with the completion of our initial business combination, $10,500,000, which constitutes the underwriter’s deferred commissions (or $12,075,000 if the underwriter’s over-allotment option is exercised in full) will be paid to the underwriter from the funds held in the trust account. See “Underwriters.” The remaining funds, less amounts released to the trustee to pay redeeming stockholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriter will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.

(4)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify a business combination partner in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Assuming an interest rate of 0.2% per year, we estimate the interest earned on the trust account will be approximately $600,000 per year; however, we can provide no assurance regarding this amount.

(5)	Assumes no exercise of the underwriter’s over-allotment option.
(6)	Includes estimated amounts that may also be used in connection with our initial business combination to fund a “no shop” provision and commitment fees for financing.

The Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement SCALE units be deposited in a trust account. Of the net proceeds of this offering and the sale of the private placement SCALE units, $300,000,000 (or $345,000,000 if the underwriter’s over-allotment option is exercised in full), including $10,500,000 (or $12,075,000 if the underwriter’s over-allotment option is exercised in full) of deferred underwriting commissions, will be placed in a trust account in the United States with AST acting as trustee, and will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our franchise and income tax obligations and to pay up to $100,000 in dissolution expenses, the proceeds from this offering and the sale of the private placement SCALE units will not be released from the trust account until the earliest to occur of: (a) the completion of our initial business combination, (b) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (c) the redemption of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, subject to applicable law.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination, we may apply the balance of the cash released from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital. There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective business combination, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of an initial business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or their affiliates, but such persons are not under any obligation to advance funds to, or invest in, us.

Prior to the closing of this offering, our sponsor has agreed to loan us up to $750,000 to be used for a portion of the expenses of this offering. As of February 9, 2021, we had $88,890 in borrowings outstanding under the promissory note with our sponsor, as amended. This loan is non-interest bearing, unsecured and is due at the earlier of June 30, 2021 or the closing of this offering. The loan will be repaid upon the closing of this offering out of offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into private placement SCALE units, at a price of $10.00 per private placement SCALE unit at the option of the lender. Except as set forth above, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor, members of our management team or any of their affiliates as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their respective affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and the Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase public shares or public warrants in such transactions prior to completion of our initial business combination. See “Proposed Business—Permitted Purchases of Our Securities” for a description of how our sponsor, directors, officers, advisors or any of their affiliates will select which stockholders to purchase securities from in any private transaction.

The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of warrants outstanding held by the public or vote such public warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of common stock or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of deferred underwriting commissions (so that we are not subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public stockholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with the redemption of our public shares or the initial business combination, and instead may search for an alternate business combination.

A public stockholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of our public shares if we do not complete our initial business combination within 24 months following the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, subject to applicable law and as further described herein and any limitations (including but not limited to cash requirements) created by the terms of the proposed initial business combination. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Our sponsor and our directors, officers and advisors have entered into a letter agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their private placement shares and public shares in connection with the consummation of our initial business combination, (ii) waive their redemption rights with respect to their private placement shares and public shares in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations divided by the number of then outstanding public shares and (iii) waive their rights to liquidating distributions from the trust account with respect to their private placement shares or shares of Class B common stock, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed timeframe.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. If we increase or decrease the size of this offering we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common immediately prior to the consummation of the offering in such amount as to maintain the ownership of our sponsor (and its permitted transferees, if any) at, on an as-converted to Class A common stock basis, 20% of our outstanding capital stock immediately following the completion of this offering (excluding the private placement shares). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of Class A common stock, assuming no value is attributed to the warrants included in the SCALE units we are offering pursuant to this prospectus or the private placement SCALE units, and the pro forma net tangible book value per share of our Class A common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the private placement warrants, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A common stock which may be redeemed for cash), by the number of outstanding shares of our Class A common stock.

At December 14, 2020, our net tangible book deficit was $235,000, or approximately $(0.03) per share of common stock. After giving effect to the sale of 30,000,000 shares of Class A common stock included in the SCALE units we are offering by this prospectus (or 34,500,000 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full), the sale of the private placement SCALE units and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value at December 14, 2020, would have been $5,000,010, or approximately $0.51 per share (or $0.45 per share if the underwriter’s over-allotment option is exercised in full), representing an immediate increase in net tangible book value (as decreased by the value of 28,556,999 shares of Class A common stock that may be redeemed for cash, or 32,944,499 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full) of $0.54 per share (or $0.48 per share if the underwriter’s over-allotment option is exercised in full) to our sponsor as of the date of this prospectus and an immediate dilution to public stockholders from this offering of $10.00 per public share. Total dilution to public stockholders from this offering will be $9.49 per share (or $9.55 if the underwriter’s over-allotment option is exercised in full).

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the SCALE units or the private placement warrants and assuming the underwriter does not exercise its over-allotment option:

	No exercise of over-allotment option	Exercise of over-allotment option in full
Public offering price	$10.00	$10.00
Net tangible book value before this offering	(0.03)	(0.03)
Increase attributable to public stockholders and sale of the private placement SCALE units	0.54	0.48

Pro forma net tangible book value after this offering and the sale of the private placement SCALE units	0.51	0.45

Dilution to public stockholders	$9.49	$9.55

Percentage of dilution to public stockholders	94.9%	95.5%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriter’s over-allotment option) by $285,569,990 because holders of up to approximately 95.2% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two business days prior to the commencement of our tender offer or stockholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations), divided by the number of shares of Class A common stock sold in this offering.

The following table sets forth information with respect to our sponsor and the public stockholders:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Sponsor common stock(1)	7,500,000	19.5%	$25,000	0.0%	$0.0033
Sponsor private placement shares(1)	900,000	2.4	9,000,000	2.9	10.00
Public stockholders	30,000,000	78.1	300,000,000	97.1	10.00

	38,400,000	100.0%	$309,025,000	100.0%

(1)

Assumes no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of an aggregate of 1,125,000 shares of Class B common stock and purchase of 900,000 private placement SCALE units.

The pro forma net tangible book value per share after the offering is calculated as follows:

	Without Over-Allotment	With Over-Allotment
Numerator:
Net tangible book value before this offering	$(235,000)	$(235,000)
Net proceeds from this offering and sale of the private placement SCALE units, net of expenses(1)	301,050,000	346,500,000
Plus: Offering costs paid in advance, excluded from tangible book value	255,000	255,000
Less: Deferred underwriting commissions	(10,500,000)	(12,075,000)
Less: Proceeds held in trust subject to redemption(2)	(285,569,990)	(329,444,990)

	$5,000,010	$5,000,010

Denominator:
Shares of Class B common stock outstanding prior to this offering	8,625,000	8,625,000
Shares of Class B common stock forfeited if over-allotment is not exercised	(1,125,000)	—
Shares of Class A common stock included in the SCALE units offered in this offering and private placement	30,900,000	35,535,000
Less: Shares subject to redemption(3)	(28,556,999)	(32,944,499)

	9,843,001	11,215,501

(1)

Expenses applied against gross proceeds include offering expenses of $1,950,000 and underwriting commissions of $6,000,000 (or $6,900,000 if the over-allotment option is exercised in full). See “Use of Proceeds.”

(2)

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their respective affiliates may purchase public shares or warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of shares of Class A common stock subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business—Permitted Purchases of Our Securities.”

(3)	The actual number of shares subject to redemption may exceed this amount so long as we have at least $5,000,001 immediately prior to or upon consummation of our initial business combination.

CAPITALIZATION

The following table sets forth our capitalization at December 14, 2020, and as adjusted to give effect to the filing of our amended and restated certificate of incorporation, the sale of our SCALE units in this offering and the sale of the private placement SCALE units and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriter of its over-allotment option:

	As at December 14, 2020
	Actual	As Adjusted(1)
Note payable—related party(2)	$—	$—
Deferred underwriting commissions(3)	—	10,500,000

Class A common stock, $0.00001 par value, 28,556,999 shares subject to redemption (as adjusted)	—	285,569,990
Preferred stock, $0.00001 par value, 1,000,000 shares authorized; no shares issued or outstanding, actual and as adjusted	—	—
Class A common stock, $0.00001 par value, 280,000,000 shares authorized; no shares issued or outstanding (actual); 2,343,001 shares outstanding (excluding 28,556,999 shares subject to redemption) (as adjusted)(4)	—	23
Class B common stock, $0.00001 par value, 20,000,000 shares authorized, 8,625,000 and 7,500,000 shares issued and outstanding, actual and as adjusted, respectively(1)	86	75
Additional paid-in capital	24,914	5,004,912
Accumulated deficit	(5,000)	(5,000)

Total stockholders’ equity	$20,000	$5,000,010

Total capitalization	$20,000	$301,070,000

(1)	Assumes no exercise of the underwriter’s over-allotment option and the corresponding forfeiture of 1,125,000 shares of Class B common stock held by our sponsor.
(2)

Our sponsor has agreed to loan us up to $750,000 under an unsecured promissory note, as amended, to be used for a portion of the expenses of this offering. As of February 9, 2021, we had $88,890 in borrowings under the note.

(3)

$0.35 per SCALE unit, or $10,500,000 (or $12,075,000 if the over-allotment is exercised in full) in the aggregate, will be payable to the underwriter for deferred underwriting commissions. The deferred underwriting commissions will become payable to the underwriter from the amounts held in the trust account solely in the event that the company completes an initial business combination, subject to the terms of the underwriting agreement. The Company records deferred underwriting commissions upon the closing of the initial public offering as a reduction of additional paid-in capital. Since the actual additional paid-in capital was reduced by the recording of the accrued deferred underwriting commission, total capitalization, as adjusted, includes the amount of the deferred underwriting commission to reflect total capitalization.

(4)

Upon the completion of our initial business combination, we will provide our public stockholders with the opportunity to redeem their public shares for cash at a per share price equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes, if any, divided by the number of the then-outstanding public shares, subject to the limitations described herein whereby redemptions cannot cause our net tangible assets to be less than $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the initial business combination.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated as a Delaware corporation on December 8, 2020 and formed for the purpose of effecting a merger, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement SCALE units, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing.

The issuance of additional shares in connection with an initial business combination to the owners of the target or other investors:

•	may significantly dilute the equity interest of investors in this offering;

•	may subordinate the rights of holders of our Class A common stock if preferred stock is issued with rights senior to those afforded our Class A common stock;

•

could cause a change in control if a substantial number of shares of Class A common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights of a person seeking to obtain control of us; and

•	may adversely affect prevailing market prices for our SCALE units, Class A common stock and/or warrants.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

•	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

•	our inability to pay dividends on our Class A common stock;

•

using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A common stock if declared and adversely impact our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and

•	other purposes and other disadvantages compared to our competitors who have less debt.

As indicated in the accompanying financial statements, at December 14, 2020, we had $25,000 cash and deferred offering costs of $255,000. Further, we expect to continue to incur significant costs in the pursuit of our initial business combination plans. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as expenses as we conduct due diligence on prospective business combination candidates. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, at December 14, 2020, we had $25,000 in cash and a working capital deficit of $235,000. Further, we have incurred and expect to continue to incur significant costs in the pursuit of our initial business combination plans. Management’s plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful.

Our liquidity needs have been satisfied prior to completion of this offering through receipt of $25,000 from the sale of the founder shares to our sponsor and up to $750,000 in a loan from our sponsor under an unsecured promissory note, as amended. As of February 9, 2021, we had $88,890 in borrowings outstanding under the unsecured promissory note. We estimate that the net proceeds from (i) the sale of the SCALE units in this offering, after deducting offering expenses of approximately $1,950,000 and underwriting commissions of $6,000,000, or $6,900,000 if the over-allotment option is exercised in full (excluding deferred underwriting commissions of $10,500,000 (or $12,075,000 if the underwriter’s over-allotment option is exercised in full)), and (ii) the sale of the private placement SCALE units for a purchase price of approximately $9,000,000 (or $10,350,000 if the over-allotment option is exercised in full) will be $301,050,000 (or $346,500,000 if the underwriter’s over-allotment option is exercised in full). Of this amount, $300,000,000 or $345,000,000 if the underwriter’s over-allotment option is exercised in full, including $10,500,000 (or $12,075,000 if the underwriter’s over-allotment option is exercised in full) in deferred underwriting commissions will be deposited into a trust account. The funds in the trust account will be invested only in specified U.S. government treasury bills or in specified money market funds. The remaining $1,050,000 (or $1,500,000 if the underwriter’s over-allotment option is exercised in full) will not be held in the trust account. In the event that our offering expenses exceed our estimate of $1,950,000 we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,950,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

We intend to use substantially all of the funds held in the trust account, including any amounts representing interest earned on the trust account (less deferred underwriting commissions) to complete our initial business combination. We may withdraw interest to pay franchise and income tax obligations. We estimate our annual franchise tax obligations, based on the number of shares of our common stock authorized and outstanding after the completion of this offering, to be $200,000, which is the maximum amount of annual franchise taxes payable by us as a Delaware corporation per annum, which we may pay from funds from this offering held outside of the trust account or from interest earned on the funds held in our trust account and released to us for this purpose. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account.

We expect the interest earned on the amount in the trust account will be sufficient to pay our franchise and income tax obligations. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $1,050,000 of proceeds held outside the trust account. We will use these funds to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete an initial business combination.

In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into SCALE units at a price of $10.00 per SCALE unit. The SCALE units would be identical to the private placement SCALE units. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $450,000 for legal, accounting, due diligence, travel and other expenses associated with structuring, negotiating and documenting successful business combinations; $150,000 for legal and accounting fees related to regulatory reporting requirements; $58,000 for Nasdaq fees; a $100,000 reserve for liquidation; and $292,000 for other miscellaneous expenses.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of our public shares upon completion of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. In addition, we intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the private placement SCALE units, and may as a result be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we do not complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2022. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement on internal control over financial reporting. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management team’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Related Party Transactions

On December 14, 2020, our sponsor paid approximately $25,000 to cover certain offering costs in consideration for 8,625,000 founder shares. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares issued. On January 28, 2021, the 8,625,000 founder shares were reclassified and changed into 8,625,000 shares of Class B common stock (including up to an aggregate of 1,125,000 shares of our Class B common stock subject to forfeiture by our sponsor depending on the extent to which the underwriter’s over-allotment option is not exercised in full or in part). The number of shares of Class B common stock into which certain of the founder shares were reclassified and changed was determined based on the expectation that such Class B common stock would represent approximately 20% of our outstanding capital stock immediately following the completion of this offering (excluding the private placement shares). As such, our sponsor will own on, an as-converted to Class A common stock basis, approximately 21.9% of our outstanding capital stock immediately following the completion of this offering (including the private placement shares).

Our sponsor, officers and directors, or any entities with which they are affiliated, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or any entity with which they are affiliated, and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $750,000 under an unsecured promissory note, as amended, to be used for a portion of the expenses of this offering. As of February 9, 2021, we had borrowed $88,890 under the promissory note with our sponsor. This loan is non-interest bearing, unsecured and is due at the earlier of June 30, 2021 or the closing of this offering. This loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we would repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans would be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be convertible into private placement SCALE units, at a price of $10.00 per SCALE unit at the option of the lender. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Our sponsor has agreed to purchase an aggregate of 900,000 private placement SCALE units (or 1,350,000 private placement SCALE units if the underwriter’s over-allotment option is exercised in full), at a price of $10.00 per SCALE unit in a private placement for an aggregate purchase price of $9,000,000 (or $10,350,000 if the over-allotment option is exercised in full) that will close simultaneously with the closing of this offering. These private placement SCALE units are identical to the SCALE units sold in this offering, subject to certain limited exceptions as described in this prospectus. As such, our sponsor’s interest in this transaction is valued at between $9,000,000 and $10,350,000, depending on the number of private placement SCALE units purchased.

The following holders will be entitled to registration rights pursuant to a registration and stockholder rights agreement to be signed prior to or on the effective date of this offering: (1) holders of the Class B common stock (including any shares of Class A common stock issuable upon conversion of the Class B common stock); (2)

holders of the private placement SCALE units, private placement shares or private placement warrants (including any shares of Class A common stock issuable upon the exercise of the private placement warrants); and (3) holders of any SCALE units to be issued upon conversion of working capital loans (including the warrants and shares of Class A common stock included in such SCALE units and the shares of Class A common stock issuable upon the exercise of such warrants). These holders are entitled under the registration and stockholder rights agreement to make up to three demands that we register certain of our securities held by them for sale under the Securities Act and to have the securities covered thereby registered for resale pursuant to Rule 415 under the Securities Act. In addition, these holders have the right to include their securities in other registration statements filed by us. We will bear the costs and expenses of filing any such registration statements. See “Certain Relationships and Related Party Transactions.”

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. These fees will be disclosed to stockholders in accordance with applicable rules and regulations, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed initial business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of December 14, 2020, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus, as we have conducted no operations to date.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the principal executive officer’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS

Our Company

We are a newly formed blank check company incorporated as a Delaware corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target.

While we may pursue an acquisition opportunity in any business, industry, sector or geographical location, we intend to focus our search on the cybersecurity, safety, security and privacy, or CSSP, sector, which complements the expertise of our management team.

History of “NightDragon”

“Night Dragon,” one of the first major known nation-state cyberattacks, was a series of coordinated, covert and targeted cyberattacks from China conducted against global oil, energy and petrochemical companies which eventually affected approximately 71 organizations worldwide. The Night Dragon attacks began in 2009 (or potentially as early as 2007) and were reported by McAfee in February 2011 while Dave DeWalt was its chief executive officer. Under Dave DeWalt’s leadership, McAfee led the successful investigation and response to the breach. The “Night Dragon” attack and subsequent investigation and response to the breach led by McAfee was a seminal moment in the history of the cybersecurity, safety, security and privacy industry. As tribute, our founders have named their newly established blank check company NightDragon Acquisition Corp.

Summary

Dave DeWalt, Mark Garrett, Ken Gonzalez, Morgan Kyauk, Steve Simonian, Kara Wilson and Barbara Massa are referred to as the NightDragon Team throughout this prospectus. They have established NightDragon Acquisition Corp., a newly formed blank check company, in order to partner with a strong technology company in the cybersecurity, safety, security, and privacy market. The NightDragon Team plans to leverage its collective experience to attract, identify, merge with, advise and scale a next-generation, market-leading cybersecurity, safety, security and privacy, or CSSP, company.

Focus on a Large Addressable Market. The NightDragon Team is focused on the large, rapidly growing CSSP market, which consists of the information technology, or IT, security and counterspace security markets. We estimate the total CSSP market to be $131 billion in 2020, growing to $183 billion in 2024, at a 9% compound annual growth rate. This is in comparison to the broader Information and Communications Technology market’s 2020-2024 compound annual growth rate of 3.5%, according to IDC. The IT security market is estimated by IDC to reach $175 billion by 2024. According to PitchBook Data, as of January 2021, cybersecurity alone has more than 70 private companies that have received at least four venture financing rounds. The global counterspace security market is estimated by BIS Research to reach $8 billion by 2024. This market has experienced significant growth driven by a confluence of factors, including rapid technological innovation and adoption driving expansion of attack surface, rise of financially and ideologically motivated adversaries, widely available markets for attacker tools, geopolitical tensions, lack of innovation from existing vendors, increasing regulation, a dramatic shortage in security-related talent and the impact of COVID-19.

Collective Operating Expertise. The NightDragon Team has over 150 years of collective experience building and operating iconic cybersecurity and software companies in both private and public markets. Our team has extensive experience in finance, go-to-market, partnerships, mergers and acquisitions, as well as talent acquisition and retention. Based on our track record, we believe we are uniquely positioned to help the company we partner with become a market-leading public company.

Access to the NightDragon Team’s Ecosystem. In addition, we have carefully cultivated an extensive ecosystem of advisors and strategic CSSP relationships. Our ecosystem comprises c-suite executives within the public and private sectors; former senior intelligence officers from the United States, United Kingdom and Israel; public and private investors; integration and service partners; chief information security officers, or CISOs, and other external advisors. This network provides us, and will provide the company we partner with, access to customer and go-to-market insights and operational support, identification of a CSSP-focused talent pool, and information regarding a rich landscape of acquisition opportunities.

Strong Stakeholder Alignment. We are implementing a new structure called SCALE, or Stakeholder-Centered Aligned Listed Equity, where returns for the sponsor on its shares of Class B common stock (approximately 20% of the shares of common stock to be outstanding immediately after completion of this offering, including the private placement shares) are primarily dependent on the stock price performance of the company with which we enter into a business combination. Under this structure, our sponsor will earn its promote upon the occurrence of certain triggering events, one of which will occur upon the consummation of our initial business combination, three of which will be based on shares of our Class A common stock trading at $12.00, $15.00 and $20.00 per share for 20 trading days within a 30-trading day period following our initial business combination, and one of which will be based upon a specified strategic transaction following our initial business combination if the effective price per share of our Class A common stock is at least equal to $12.00 in such transaction, in each case prior to the 10th anniversary of our initial business combination. Any portion of the sponsor’s promote not converted before the 10th anniversary of our initial business combination will be automatically forfeited for no consideration.

Large Addressable Market

A “perfect security storm” of factors is driving the continued growth of the massive $131 billion CSSP market, and includes:

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Rapid Technological Innovation and Adoption Drives Expansion of Attack Surface: Significant re-platforming of consumer and enterprise technologies such as cloud computing, digital identities, mobile devices, blockchain, artificial intelligence, social networks, satellites, digitalization of supply chains, IoT devices and drones have fundamentally changed the way we live, work and play. This rapid technological innovation exponentially expands the attack surface for adversaries to capitalize on, resulting in the need for new, innovative CSSP products and solutions.

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Rise of Financially and Ideologically Motivated Adversaries: Outside of nation states, the attacker landscape has evolved significantly since the early 2000s, when viruses were largely nuisances and created for show and notoriety. More adversaries armed with greater resources have contributed to an increasingly sophisticated and disruptive attack landscape, including the rise of ransomware. According to the 2020 CrowdStrike Global Security Attitude Survey, 56% of respondents’ organizations have suffered a ransomware attack in the last 12 months, with an average amount of $1.1 million being paid to attackers by those organizations forced to make such payment. Furthermore, anonymity on the internet, cryptocurrency, smart contracts and blockchain-based applications have contributed to automated at-scale attacks and emboldened threat actors to step up hacktivism, cybercrime, espionage, terrorism and cyber warfare.

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Widely Available Markets for Attacker Tools: The rise of the “sharing” economy has been accompanied by the rise of sharing, and collaboration between financially, ideologically and nation-state driven attackers. With anonymization and use of cryptocurrencies on the rise, vulnerabilities and exploit kits are now easily accessible on the internet with the dark web, providing a low-cost and efficient way for attackers to achieve their goals.

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Geopolitical Tensions: Nation states have been cyber adversaries since the earliest days of the internet. Countries such as China, Russia, North Korea and Iran, to name a few, have become hotbeds of attacker innovation and rapidly increasing capabilities. With geopolitical tensions on the rise and a lack of internet governance or viable law enforcement models, there is little reason to believe similar attacks will not continue.

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Lack of Innovation from Existing Vendors: A recent Mandiant study found that existing security tools missed 53% of attacks against enterprises. The inability of the legacy security providers to detect and prevent attacks has also contributed to the growth of the CSSP market. Their lack of innovation has driven aggressive procurement of newer best-of-breed solutions principally coming from younger, emerging companies.

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Increasing Regulation: With the General Data Protection Regulation now in effect in the European Union, or E.U., and anticipated new regulations in the United States, organizations are increasing their focus on cybersecurity and must ensure that they have the resources available to be in compliance with novel pieces of legislation.

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Massive Skills Shortage: The 2020 ISC2 Cybersecurity Workforce Study estimates that there was a shortage of 3.1 million individuals to meet the cybersecurity workforce demand globally in 2020, leaving government and commercial organizations unprepared for the cyberattacks they face. This growing shortage has driven CSSP spending as organizations seek automated solutions to reduce workforce staffing dependencies.

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COVID-19: The COVID-19 pandemic has caused institutions to fundamentally re-evaluate their organizational processes and business models, leading to a massive increase in remote work and use of distributed technology applications and systems. These changes have caused a corresponding increase in the vulnerability of employees accessing mission critical applications, essential IT systems and sensitive data from unprotected locations. The changing nature of work driven by the pandemic is shaping new architectures and new priorities in spend, creating opportunities for CSSP companies to satisfy the demand for new security products and solutions.

The ramifications of the “perfect security storm” of factors are evidenced in the latest seminal and ongoing cybersecurity hacking campaign described below.

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Recent Seminal Event: On December 16, 2020, the Federal Bureau of Investigation, or FBI, the U.S. Cybersecurity and Infrastructure Security Agency, or CISA, and the Office of the Director of National Intelligence, or ODNI, issued a joint statement confirming that they have become aware of a significant and ongoing cybersecurity hacking campaign. CISA is tracking this cyber incident which has impacted enterprise networks across federal, state and local governments, as well as critical infrastructure entities and other private sector organizations. CISA noted that an advanced persistent threat actor is responsible for compromising SolarWinds Orion software supply chain, as well as widespread abuse of commonly used authentication mechanisms. CISA has highlighted that this threat actor has the resources, patience and expertise to gain access to and privileges over highly sensitive information if left unchecked. As a result, CISA is urging organizations to prioritize measures to identify and address this threat.

This significant seminal event illuminates how the security landscape continues to evolve and become more dangerous. Rapid technological innovation has expanded the attack surface exponentially in both the digital and the physical domain, including ground-based information technology, or IT, and operational technology, or OT, networks as well as in air drones and satellite-based platforms. We believe a large unmet need exists to secure this rapidly evolving technology footprint.

Our sector focus on CSSP encompasses technologies that protect and defend the following growing technology areas:

Cloud Identity & Endpoint Social & Digital Consumer Privacy Crypto & Blockchain AI & Machine Learning Industrial & loT Supply Chain Insider Threats Drones Satellite DIGITAL PHYSICAL

•	Cloud: Growing use of cloud computing has fueled demand for securing cloud infrastructure and cloud-delivered applications.

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Identity and Endpoint: With staff working remotely, corporate applications are being accessed from laptops and other mobile devices outside of the traditional enterprise perimeter. As a result, identity and endpoint-based security are replacing perimeter-based security strategies.

•	Social and Digital: Enterprises increasingly utilize social media channels and web properties that can be spoofed or compromised.

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Consumer Privacy: According to a 2020 KPMG Survey, 87% of consumers say data privacy is a human right, and 91% say that companies should be held responsible for corporate data breaches. Massive data breaches continue to leave consumers vulnerable.

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Crypto and Blockchain: As crypto and blockchain technologies continue to become more mainstream, securing enterprise blockchain ecosystems and auditing smart contracts will become more important as institutions incorporate these technologies into critical business applications.

•	Artificial Intelligence and Machine Learning: New and unknown risks are inherent in our growing dependence on AI and machine learning technologies to make business decisions.

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Industrial and IoT: Critical infrastructure, including energy, power and transportation, typically runs on legacy technology built for reliability and uptime, with little concern for cybersecurity. Exponential growth of internet-connected industrial sensors and devices has further exacerbated inherent vulnerabilities, thus driving the need for new ways to protect these environments.

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Supply Chain: Increasing digital connectivity with third-party vendors in the supply chain continues to represent significant vulnerability outside of the control of enterprise organizations that can be leveraged by attackers.

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Insider Threats: Insider threats continue to represent an insidious and difficult-to-detect attack vector even as the potential for reputational and economic damage increases as digital transformation takes hold.

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Drones: Drones are more prevalent in today’s society driven by innovative uses like home delivery, unmanned inspection of sites and equipment, and hobbies for drone enthusiasts. Equipped with cameras, GPS and USB ports, drones are increasingly incorporating more advanced features and are beginning to be used by adversaries—representing not only a significant cyber threat, but a physical one as well.

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Satellite: Space satellites are increasingly utilized by government and commercial organizations for mission-critical and business applications, including as a new means of communications and internet access. As the internet moves to space, a new attack vector will follow.

Collective Operating Expertise

Our team has over 150 years of cumulative experience building and operating iconic cybersecurity and software companies in private and public markets and has a deep understanding of operations, finance, mergers and acquisitions and talent acquisition. Our team has worked together at different points in time during our tenure at market-leading public companies including Cadence, Documentum, DellEMC, FireEye and McAfee. Based on our collective operating experience and proven track record, we believe we are uniquely positioned to take advantage of the confluence of factors driving market growth and rapid technological innovation to support and advise the CSSP company with which we partner in becoming a next-generation market-leading public company.

Dave DeWalt Mark Garrett Ken Gonzalez Barbara Massa Kara Wilson Morgan Kyauk $6Bn+ in stockholder value was created during his time as President & CEO of 3 public companies; $14Bn+ of stockholder value was created during his time as a board member Named as one of the 25 most influential executives in high technology in 2015 by Computer Reseller News (CRN); called one of the most brilliant and successful minds in the industry by Cyber Defense Magazine Guided Adobe through their business model transition as CFO, growing recurring revenue to 84% of overall revenue and increasing stockholder value by over $85Bn Awarded Best CFO in Software by Institutional Investor Magazine in 2017; rated Public Company CFO of the Year by Silicon Valley Business Journal in 2015 Over 20 years of senior operating experience at technology companies Has completed 40 acquisitions, including 23 in cybersecurity in corporate development roles Over 25 years of experience driving innovation, workforce strategy, and organizational effectiveness Helped scale FireEye from approx. 400 to approx. 2,800 employees in 2.5 years At EMC, advised the approx. 40k-person company through 19 M&A deals Over 25 years of experience in driving go-tomarket strategies for both large and medium companies as well as hypergrowth start-ups Veteran Chief Marketing Officer with experience at Rubrik, Okta, SuccessFactors, SAP, Network General (acquired by NetScout Systems), and FireEye, where she helped market and launch their IPO alongside Dave, Ken, Barbara, and Morgan Substantial experience leading M&A transactions for companies of all sizes Drove FireEyes corporate development efforts leading up to the companys IPO and through its transformative acquisitions Experience Common Additional NIGHTDRAGON Acquistion Corp. Team

Access to the NightDragon Team’s Ecosystem

Over the years, we have carefully cultivated an ecosystem of relationships with advisors, investors, C-level executives, CISOs and former senior intelligence officers from the United States, United Kingdom and Israel. This network gives us key insights into the CSSP market across a business’ lifecycle.

Access to +150 Years of Combined Operating & Capital Markets Experience Dave DeWalt Mark Garrett Ken Gonzalez Barbara Massa Kara Wilson Morgan Kyauk CSSP Affiliations + Active & Past Experience NIGHTDRAGON Teams Ecosystem Market Insights Current Board Positions Go-to-Market Advisors Working Relationships Government Leaders Former senior intelligence officers from the United States, United Kingdom & Israel National Security Telecommunications Advisory Council (NSTAC) Operations Expertise & Support Other Key External Advisors HR Talent Finance Go-to-market Partner-ships M&A Scale Attract Advise Next-Generation Market-Leading Company Identify Merge

We intend to leverage the NightDragon Team’s ecosystem to attract, identify, merge with, advise and scale a compelling CSSP partnership opportunity. We believe that access to our 150 years of combined operating and capital markets experience, CSSP market insights, go-to-market insights, network of government CSSP leaders, CISOs and other key external advisors, and customer insights from our active and past experience, along with operational expertise will drive significant value to the company with which we partner.

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Access to 150+ years of combined operating and capital markets experience. The NightDragon Team has a strong track record of leading, building and scaling innovative, industry-leading technology companies and creating billions of dollars in stockholder value in the process. Dave DeWalt served as CEO of FireEye, McAfee and Documentum, and as a board member of Forescout, Mandiant, Five9, Jive Software, Polycom, Serena and MatrixOne. During Mark Garrett’s tenure as CFO of Adobe from 2007 to 2018, Adobe completed its transition to a cloud-based subscription model under his leadership, and as a result recurring revenue grew to account for 84% of overall revenue, up from under 5% in the decade prior, revenue increased by 199%, and stockholder value increased by over $85 billion. Ken Gonzalez and Morgan Kyauk have collectively executed over $27 billion in more than 60 acquisitions and divestitures in this market. Barbara Massa is skilled in scaling high-growth businesses, and in recommending technology, people, and process solutions to improve productivity, and efficiency. Kara Wilson has held marketing leadership roles with some of the technology industry’s most influential companies including Okta, Cisco, SAP, FireEye, and Rubrik. The NightDragon Team’s 150+ years of combined operating and capital markets experience makes us well-positioned to help a competitive CSSP company scale, and become a market-leading public company.

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CSSP Market Insights. We have substantial relationships within the CSSP startup community. These relationships include early-stage funds and incubators such as AllegisCyber Capital, DataTribe, Team8, and YL Ventures and allow us to gather insights and access to promising early stage CSSP companies. In addition, Dave DeWalt is the founder and executive chairman of Momentum Cyber. Momentum Cyber is a boutique investment bank with a bench of analysts, a proprietary database of more than 3,000 cybersecurity companies, volumes of proprietary research, and broad relations with thousands of CSSP professionals. In addition, Momentum Cyber can provide the NightDragon Team visibility into innovation and valuation in the CSSP private capital markets. The NightDragon Team’s strategic relationships with early-stage funds, incubators and a cybersecurity focused boutique investment bank provide access to potential add-on opportunities for the company with which we partner.

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Go-to-Market Advisors. We have extensive access to go-to-market intelligence through our strategic relationships with key executives at some of the largest security solutions integrators, and managed security services providers such as Optiv Security, a global security solutions integrator, NTT Security, which was recognized as a leader in IDC’s Worldwide Managed Security Services 2020 Vendor Assessment, and Kudelski Security, which was recognized by Forrester as a leader in managed security services in August 2020. The CSSP market is heavily influenced by distribution, systems integration and services partners. Having access to these close relationships provides insights during pre-merger due diligence and also provides the go-to-market leverage needed to build the next generation market leading company.

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Government CSSP Leaders. We have informal relationships with former senior intelligence officers from the United States, United Kingdom and Israel, providing commercial and government insight on the offense and defense capabilities gap in the CSSP market. In addition, Dave DeWalt serves on the National Security Telecommunications Advisory Council (NSTAC) regarding matters related to national security and emergency preparedness. We believe that Dave DeWalt’s service on the NSTAC provides unique global intelligence expertise along with a valuable network of government CSSP leaders.

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Other Key External Advisors. We have strong access to key external advisors through our vast network of relationships that we have built over the NightDragon Team members’ tenure as c-suite executives, board members, and advisors. The NightDragon Team’s access to key external advisors will provide deep insights into the CSSP priorities of Fortune 500 companies, including products, technology, sales and marketing, and a real-time view of offensive cyberattacks.

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Customer Insights Through Active and Past Experience. We have deep customer insights through the NightDragon Team’s extensive active and past experience as executives and board members of various companies in the industry, along with a vast network of CIO and CISO relationships. In addition, based on our active and past experience, we have created a valuable network of relationships with thousands of CISOs from which we can obtain information and deepen our customer insights to identify, and scale the next-generation, market-leading CSSP company.

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Talent and Operational Support. The NightDragon Team has extensive experience in finance, go-to-market, partnerships, mergers and acquisitions, as well as talent acquisition and retention. In addition, we have a large network of relationships with talented professionals. We are uniquely positioned to leverage our experience and our network to help the company we partner with scale rapidly.

Stakeholder Alignment

We are pioneering a new structure called SCALE, or Stakeholder-Centered Aligned Listed Equity, where returns for the sponsor are primarily dependent on the stock price performance of the company with which we enter into a business combination. Traditionally, sponsors of blank check companies purchase 20% of the issued stock at a nominal price that is awarded to the sponsor regardless of performance, and solely on the ability to close an initial business combination. Instead, in NightDragon Acquisition Corp.’s SCALE structure, our sponsor will earn its promote based on the occurrence of certain triggering events: one of which will occur upon the consummation of our initial business combination, three of which will be based on shares of our Class A common stock trading at $12.00, $15.00 and $20.00 per share for 20 trading days within a 30-trading day period following our initial business combination, and one of which will be based upon a specified strategic transaction following our initial business combination if the effective price per share of our Class A common stock is at least equal to $12.00 in such transaction, in each case prior to the 10th anniversary of our initial business combination. Any portion of the sponsor’s promote not converted before the 10th anniversary of our initial business combination will be automatically forfeited for no consideration. We look to be partners with the management team of the newly combined company by drawing on our deep experience as builders, operators, and board members of iconic cybersecurity and software companies, as well as our access to a vast network of industry relationships to help the business grow into a market-leading public company.

We believe this performance-based structure will attract higher quality companies that share our philosophy of long-term alignment, enhance the potential for higher returns and strengthen the value proposition of NightDragon Acquisition Corp. for all stakeholders.

Key Members of Management and Board

Management Team

Dave DeWalt

Dave DeWalt is a veteran CEO, board member, advisor and investor who has led numerous software and cybersecurity companies, from startups to the Fortune 500, on transformational journeys of success. As President, and CEO of three major public companies, more than $6 billion of stockholder value was created during his tenure. Another $14 billion of stockholder value was created during his service as a member of the boards of successful enterprise software companies such as Forescout, Mandiant, Five9, Jive Software, Polycom, MatrixOne and Serena.

Today, Dave is the Founder and Managing Director of NightDragon, a venture capital firm investing in innovative growth and late stage companies within the CSSP industry. He is also the Executive Chairman of Momentum Cyber, a cybersecurity advisory and investment bank, and Managing Director of Allegis Cyber, an early-stage venture capital firm focused on cybersecurity investments.

Dave has been a CEO for 17 years, most recently as FireEye’s CEO from November 2012 to June 2016, and Chairman of the Board from May 2012 to February 2017, a period in which the company’s revenues grew more than 10 times. Prior to FireEye, he served as President and CEO of McAfee, Inc. from March 2006 until its acquisition by Intel for $7.7 billion closed in 2011. At the time, this was the largest all cash deal in high technology history. Prior to McAfee, from 2003 to 2007, Dave held executive positions with EMC Corporation, a provider of information infrastructure technology and solutions, including serving as EVP and President of Customer Operations and Content Management Software. He joined EMC through the Documentum acquisition in 2003, where he served as President and Chief Executive Officer, and led the company through nine consecutive quarters of growth, five record revenue quarters and four acquisitions.

Dave also held various executive positions at Quest Software, Segue and Oracle. Over the course of his career he has helped build companies from startup (Eventus, Quest) to midsize (Documentum, Segue) to market-leading global corporations (Oracle, EMC).

Dave’s current investments and board roles include Optiv, ForgeRock, Claroty, Securing SAM, Illusive Networks and Premise Data. He is also on the board of Team8, an Israeli startup incubator, and is a board advisor to DataTribe, a startup studio based in the Washington, D.C. area. Dave serves on the board of Delta Air Lines, and is the chairman of the board’s safety, and security committee. He was appointed by President Barack Obama to the National Security Telecommunications Advisory Council (NSTAC) and continued to serve under President Donald Trump. The committee, composed of telecommunications and technology industry CEOs, advises and provides recommendations to the President, and other government leaders on matters of security that relate to the nation’s telecommunications systems.

A recognized authority on cybersecurity, Dave has spoken at the World Economic Forum in Davos on the issue of cybersecurity, and keynoted at several technology industry conferences including Interop, and RSA. Dave has also participated in panel discussions alongside world leaders, and served as an advisor to the National Security Agency and the Central Intelligence Agency, among others. He was named one of the 25 most influential executives in high technology by the readers of the industry publication CRN. Cyber Defense Magazine calls him one of the most brilliant and successful minds in the industry. Throughout his career, Dave has worked alongside members of the NightDragon Team in an operating and investing role.

Dave received his Bachelor of Science in Computer Science from the University of Delaware in 1986.

Dave has been selected to serve on our board of directors because of his extensive senior management and board expertise in the information technology security industry.

Mark Garrett

Mark Garrett serves as Chair of the Audit Committee for the Board of Directors of Cisco, Pure Storage and Snowflake. Additionally, he is a member of the Audit Committee of GoDaddy. He also serves on the Board of Directors of HireRight and is a Strategic Advisor to General Atlantic. With more than 30 years of financial management experience in the technology sector, Mr. Garrett has worked with many leading companies.

Most recently, Mark served as Executive Vice President and Chief Financial Officer of Adobe from February 2007 to April 2018. Mark played a pivotal role and has been credited with successfully guiding Adobe and investors through Adobe’s Digital Media business unit transformation to a full cloud-based subscription model and away from the physical, shrink-wrapped product with a perpetual license model. Under his guidance as Executive Vice President, and CFO, Adobe completed the transition to a cloud-based subscription model.

Prior to Adobe, Mark was the Senior Vice President, and CFO of EMC Software Group of EMC Corp.

Prior to EMC, he was Executive Vice President and Chief Financial Officer of Documentum, Inc., and co-led its $1.7 billion acquisition with a 29% premium by EMC in December 2003. Following the acquisition, he became Senior Vice President and CFO of EMC’s Software Group until February 2007. Previous accounting and finance management positions include tenures at IBM and Cadence.

In 2017, Mark was awarded Best CFO in Software by the Institutional Investor All America Executive Team ranking, and in 2015, was rated Public Company CFO of the Year by Silicon Valley Business Journal.

He earned a Bachelor of Science degree in Accounting and Marketing from Boston University, and an MBA from Marist College.

Mark has been selected to serve on our board of directors because of his extensive history of leadership in finance and accounting in the technology industry, including experience in product and business model transition and transformation to the cloud, and his experience serving as a public company director.

Ken Gonzalez

Ken Gonzalez has been a senior operating executive at technology companies for over 20 years. He has led the strategy, corporate business development, and channel functions for market leading public and private technology companies, including McAfee and FireEye alongside Dave DeWalt and Siebel Systems (Oracle) and Avast.

Today, Ken is the Managing Director of NightDragon, a venture capital firm investing in innovative growth and late stage companies within the CSSP industry. He is also a Partner of Momentum Cyber, a cybersecurity advisory and investment bank. Ken is also a member of the general partnership of Cyber Innovation Partners II, L.P., an early-stage venture capital fund formed by AllegisCyber focused on early stage cybersecurity investing. Ken also serves as an Advisor to YL Ventures, an American-Israeli early-stage venture capital firm. Ken was previously a Managing Director at Forgepoint Capital.

Prior to starting his investing career, Ken was a senior operating executive at various technology companies. Most recently, Ken was the Senior Vice President of Corporate Development, Global Alliances and Channels at FireEye, a publicly listed cybersecurity company. He led these functions from 2013 to 2017, through its IPO, and its transformational acquisition of Mandiant.

Prior to FireEye, he served as the Chief Strategy Officer of Avast from 2011 through 2012. In this role he ran the company’s strategy and corporate development efforts. He was the first U.S.-based employee and had the responsibility of establishing and growing North American operations. He served as Senior Vice President of Corporate Development at McAfee, Inc. from 2006 until its acquisition by Intel in 2011. Prior to McAfee, from 1998 to 2006, Ken was the Vice President of Corporate Development at Siebel Systems from 1998 until its acquisition by Oracle in 2006.

During his career in technology he has worked on 40 acquisitions, including 23 in cybersecurity. He has created, managed and grown numerous strategic go-to-market partnerships from technology integration to OEM and to resale and two-tier distribution.

Ken is a graduate of Harvard Business School and the U.S. Military Academy at West Point. He served in the U.S. Army as an infantry officer with the 82nd Airborne Division and the 75th Ranger Regiment.

Ken has been selected to serve on our board of directors because of his extensive experience as a senior operating executive in the technology industry, including his history of leadership in strategy and corporate development.

Barbara Massa

Barbara Massa has over 25 years of experience driving innovation, workforce strategy and organizational effectiveness. Barbara has led people and organizational readiness activities for a diverse range of businesses, from startup stages through initial public offerings and major public companies. Her exceptional ability to attract and recruit top level talent, combined with her significant experience in mergers and acquisitions, pre-IPO, startup environments and in mature Fortune 500 organizations, sets Barbara apart as a powerful advisor to companies looking to scale.

Barbara joined FireEye in January 2013 as Executive Vice President of People & Places, where she helped scale the company from approximately 400 to approximately 2,800 employees in 2.5 years. Most recently, in January 2020, Barbara was asked to expand her responsibilities as Executive Vice President and Chief of Business Operations to include Information Technology and Security (Information & Physical). Barbara has directly recruited many c-suite executives and over 50 other senior leaders to FireEye. She helped to establish and implement the company’s first global human resources systems and processes, succession planning programs, employee engagement methodologies, learning and development and total rewards strategies, human resources operations and human resources partnering functions. Under Barbara’s leadership, FireEye has been recognized on the Best Places to Work lists in Silicon Valley, Virginia/D.C., Singapore, India and Ireland.

Before joining FireEye, Barbara served as Vice President of Global Talent & Diversity at McAfee, Inc. During her tenure, McAfee was consistently named a “top employer,” and received high employee engagement scores. Prior to McAfee, Barbara served as Senior Director of Talent at EMC, where she was responsible for the approximately 40,000 employee organization and led a geographically dispersed recruiting and infrastructure staff of more than 200 individuals. In this role, Barbara advised on 19 acquisitions from due diligence through integration.

Kara Wilson

Kara Wilson has over 25 years of experience driving disruptive go-to-market strategies for leading companies such as Rubrik, FireEye, Okta, SuccessFactors and SAP. Kara has launched brands, created categories and navigated companies’ growth through initial public offerings, and is passionate about redefining the traditional approach to marketing.

Kara is a general investor, board member and advisor to corporations and technology startups in the United States and Europe. Kara is currently a strategic advisor for KKR, where she assists with due diligence and counsels their high-growth portfolio companies on go-to-market strategy and execution. Kara most recently served as Chief Marketing Officer at Rubrik from June 2017 to May 2019.

Prior to Rubrik, Kara was Executive Vice President and Chief Marketing Officer for FireEye. Kara has also served as the Chief Marketing Officer for Okta, SuccessFactors, SAP and Network General and held marketing leadership positions at Cisco and PeopleSoft. She sits on the boards of cybersecurity companies ReliaQuest and KnowBe4 and previously served as an advisor to ForeScout. Kara is also a director on the boards of Paychex, OneStream, OutSystems, Corel and Calabrio. Kara’s highly analytic and data driven approach to marketing comes with a relentless focus on developing go-to-market programs that drive deals, not just leads.

Kara received a Bachelor of Arts in Political Economy from the University of California, Berkeley.

Morgan Kyauk

Morgan Kyauk brings a wealth of experience leading corporate development and merger and acquisition strategy for companies of all sizes—from late stage, pre-IPO companies to large, serial acquirers. Today, Morgan is a Partner at NightDragon, a venture capital firm investing in innovative growth and late stage companies within the CSSP industry.

Prior to his role at NightDragon, Morgan was the Vice President of Corporate Development at FireEye, where he was responsible for the evaluation, execution and integration of all acquisition, investment and strategic partnering activity for the company. Morgan originally joined FireEye in early 2013, working with Dave DeWalt, Ken Gonzalez, Barbara Massa and Kara Wilson during his time there. While at FireEye, he led corporate development efforts leading up to its IPO and through its transformative acquisitions, which included FireEye’s acquisition of Mandiant, iSIGHT Partners and Verodin. Morgan was also responsible for the integration of the acquired companies, working closely with the targets’ management teams in operationalizing the synergies behind each of the transactions. In addition, Morgan was also Head of Corporate Development at Dropbox, leading the creation of its acquisition strategy, pipeline and process prior to its initial public offering as well. Earlier in his career, Morgan held corporate development roles at Juniper Networks and Hewlett Packard, where he helped both companies establish and execute on its cybersecurity strategy through a series of acquisitions in the CSSP industry. Morgan began his career advising technology companies on M&A transactions while at Bank of America Merrill Lynch.

Morgan received his MBA from the Wharton School at the University of Pennsylvania and his bachelor’s degree in Business Administration and Economics from the University of California, Berkeley.

Steve Simonian

Steve Simonian has over 20 years of experience as chief financial officer of various Silicon Valley-based venture capital firms. Steve has been the Chief Financial Officer of NightDragon, a venture capital firm investing in innovative growth and late stage companies within the CSSP industry, since June 2019.

In addition to his role at NightDragon, Steve has served as CFO of AllegisCyber, an early-stage venture capital firm that works closely with NightDragon, since May 2015. Steve also has his own consulting practice, S Squared Consulting, where he has provided finance and operational services for venture capital, private equity and operating companies since 2013. Steve served as CFO of August Capital from 2008 to 2013, and before that, as CFO of Gabriel Venture Partners from 2003 to 2008 and as CFO of Meritech Capital Partners from 1999 to 2003.

Steve has a Bachelor of Arts in Business Economics, Accounting and Finance from the University of California, Santa Barbara. He is a Certified Public Accountant (non practicing).

The past performance of our management team or their respective affiliates is not a guarantee either: (i) of success with respect to any business combination we may consummate; or (ii) that we will be able to identify a suitable candidate for our initial business combination. No member of our management team has had management experience with any special purpose acquisition company in the past. You should not rely on the historical record of our management team’s or their respective affiliates’ performance as indicative of future performance.

For more information on the experience and background of our management team, see the section titled “Management.”

Business Strategy

The NightDragon Team’s business strategy is to identify, evaluate and complete an initial business combination with a company in the CSSP industry that has proven products that are solving a large pain point for organizations and can benefit from the power of the NightDragon Team to take it to the next level. We intend to acquire a company that has sufficient scale to be a successful public company which can benefit from our knowledge of, and access to, capital markets to further invest in organic and inorganic growth initiatives, as well as benefit from partnering with a team that has a deep bench of operating and deal making experience, as well as strong trusted relationships in the industry.

Upon completion of this offering, our founders will begin the process of pursuing and reviewing potential opportunities.

Business Combination Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. While we may decide to enter into a business combination with a target business that does not meet these criteria and guidelines, we intend to seek an initial business combination with a target business:

•	where we can materially impact the value and growth of the company in partnership with management;

•	where we can leverage networks of founders, operators, investors and advisors;

•	where we have a differentiated view on the ability of the target to create value as a public company;

•	where we can address a large market capitalizing on trends within the CSSP industry;

•	that can serve as a platform for consolidation and growth;

•	with a defensible market position and demonstrated advantages when compared to its competitors, and which creates barriers to entry against new competitors;

•	which is at an inflection point (such as requiring additional management expertise) or that is able to innovate through new operational techniques;

•	that is a fundamentally sound company and can leverage our expertise and relationships to achieve its full potential;

•	which may be undergoing a transition to subscription or SaaS models;

•

which is exhibiting unrecognized value or other characteristics, desirable returns on capital, and a need for capital to achieve the company’s growth strategy that we believe has been misevaluated by the marketplace based on our analysis and due diligence review;

•

that would offer an attractive risk-adjusted return for our stockholders, potential upside from growth in the target business and an improved capital structure that would be weighed against any identified downside risks; and

•	that could benefit from being a publicly traded company, could rapidly ramp its readiness to be a public company, and could utilize access to broader capital markets.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors, and criteria that our management may deem relevant. If we decide to enter into our initial business combination with a target business that does not meet the above criteria, and guidelines, we would disclose that the target business does not meet the above criteria and guidelines in our stockholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation materials or tender offer documents that we would file with the SEC.

In addition to any potential business candidates we may identify on our own, we anticipate that other target business candidates would be brought to our attention from various unaffiliated sources, including investment market participants, private equity funds, and large business enterprises seeking to divest non-core assets or divisions.

Our Acquisition Process

In evaluating prospective business combinations, we expect to conduct a thorough due diligence review process that will encompass, among other things, a review of historical and projected financial and operating data, meetings with management and their advisors (if applicable), inspection of facilities and assets, discussion with customers and suppliers, legal reviews and other reviews as we deem appropriate. We will also utilize the expertise of our management team and advisors in analyzing companies in the CSSP industry and evaluating financial and operating projections and determining the appropriate return expectations given the risk profile of the target business.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. Our initial business combination will be approved by a majority of independent and disinterested directors, and, in the event we seek to complete our initial business combination with a company that is affiliated with our sponsor or any of our officers or directors, we, or a committee of our independent directors, will obtain an opinion that our initial business combination is fair to us from a financial point of view from an independent investment banking firm. We may take other appropriate steps consistent with Delaware law to address any potential conflicts of interest.

Our sponsor, our directors and members of our management team may directly or indirectly own shares of our Class A common stock, Class B common stock, warrants to purchase our Class A common stock or other equity-linked securities following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officer or director is made a condition to any agreement with respect to our initial business combination.

Each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations to present the opportunity to such entity, he or she would honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Our officers, directors and any of their respective affiliates may sponsor or form, or, in the case of individuals, serve as a director or officer of, other blank check companies similar to ours during the period in which we are seeking an initial business combination. Any such company may present additional conflicts of interest in pursuing an acquisition target. However, we do not believe that any such potential conflict would materially affect our ability to complete our initial business combination. Our sponsor, directors, officers, and advisors have agreed not to participate in the formation of, or become an officer or director of, any other special purpose acquisition company with a class of securities registered under the Securities Exchange Act of 1934, or the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months after the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering.

Our Value-Add

We believe that the NightDragon Team’s deep experience as operators and board members of scaled, public software companies, and their financial and strategic acumen, give us a differentiated advantage in identifying and attracting a leading technology company for a business combination. Further, we believe that our extensive network of industry relationships built over years of working, advising and investing in industry-defining businesses, will help us drive substantial long-term growth for the technology company we combine with. We anticipate offering the following benefits to our business combination partner:

•

partnership with our management team members who have extensive and proven track records of founding, operating, advising, and investing in market-leading software and, and cybersecurity, safety, security and, and privacy companies;

•	access to our network of leading industry executives, senior government advisors, entrepreneurs, and investors;

•	increased visibility with customers;

•	higher engagement with core, relevant, fundamental investors as anchor stockholders than a traditional IPO bookbuilding process would offer;

•	lower risk and expedited path to a public listing with an infusion of cash and ongoing access to public capital markets;

•	listed public company stock currency for future acquisitions;

•	ability for management to retain control and focus on growing the business; and

•	opportunity to motivate and retain employees using stock-based compensation with public company stock.

NightDragon Acquisition Corp. Investment Thesis

The CSSP market is a large, $131 billion addressable market.

As a result of a confluence of major factors, including technological innovation, lack of innovation from existing vendors, rise of financially and ideologically motivated adversaries, widely available markets for attacker tools, geopolitical tensions, increasing regulation, a dramatic shortage in security-related talent and the impact of COVID-19, there is an increasing demand and opportunity for CSSP companies to address these threats.

Members of the NightDragon Team have established and prolific track records operating iconic cybersecurity and software companies and generating significant value in the process. We will use our experience and our ecosystem of advisors and relationships in the CSSP industry to attract, advise, merge with and scale a next-generation, market-leading CSSP company.

Additionally, we expect our performance-based SCALE structure to attract high quality companies that share our philosophy of long-term alignment, enhance the potential for high returns, and strengthen the value proposition of NightDragon Acquisition Corp. for all stakeholders.

The key elements of our structure are summarized below and are explained further elsewhere in this prospectus.

Conventional SPAC	NightDragon SCALE	NightDragon SCALE’s Advantages
• Sponsor’s promote represents 20% of the common stock issued and outstanding upon the consummation of the offering • All founder shares vested, no performance-based test

•   Promote consists of Class B common stock, representing approximately 20% of our shares of common stock outstanding upon the consummation of this offering, will vest in four equal tranches as described below

•   25% of the Class B common stock will convert to shares of Class A common stock upon the consummation of our initial business combination, with the remaining 75% converting in three equal tranches upon the achievement of Class A common stock price milestones of $12.00, $15.00 and $20.00 per share for 20 trading days within a 30-trading day period following our initial business combination (but only prior to the 10 year anniversary of our initial business combination)

•   The Class B common stock will also convert to Class A common stock upon the consummation of a strategic transaction following our initial business combination if the effective price per share of Class A common stock is at least equal to $12.00 in such transaction

•   Any portion of the Class B common stock not converted before the 10th anniversary of our initial business combination will be automatically forfeited for no consideration

•   Less dilution to the target business absent post-business combination share price performance

•   Downside and upside are shared with investors because our sponsor’s economics from the founder shares only fully reach the level of a conventional SPAC with 20% founder shares when the stock trades at or above $20.00 per share for the predetermined number of days or in connection with the consummation of certain strategic transactions following our initial business combination

•   Vesting thresholds create longer-term incentives

Initial Business Combination

Nasdaq listing rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the value of the trust account (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. We refer to this as the 80% of net assets test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or an independent entity that commonly renders valuation opinions with respect to the satisfaction of the 80% of net assets test. While we consider it unlikely that our board of directors would not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects.

We anticipate structuring our initial business combination so that the post-transaction company in which our public stockholders own shares will own or acquire 100% of the outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or stockholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our stockholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our stockholders immediately prior to our initial business combination could own less than a majority of our outstanding capital stock subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

Prior to the date of this prospectus, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

Other Considerations

We are not prohibited from pursuing an initial business combination or subsequent transaction with a company that is affiliated with our sponsor, officers or directors. Our initial business combination will be approved by a majority of independent and disinterested directors, and, in the event we seek to complete our initial business combination or, subject to certain exceptions, subsequent material transactions with a company that is affiliated with our sponsor or any of our officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that such initial business combination or transaction is fair to our company from a financial point of view. We may take other appropriate steps consistent with Delaware law to address any potential conflicts of interest.

We currently do not have any specific business combination under consideration. Our officers and directors have neither individually identified nor considered a target business nor have they had any substantive discussions regarding possible target businesses among themselves or with our underwriter or other advisors. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any substantive measure, directly or indirectly, to identify or locate any suitable acquisition candidate for us, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

Our officers and directors are not required to commit any specified amount of time to our affairs, and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence.

Corporate Information

Our executive offices are located at 101 Second Street, Suite 1275, San Francisco, California 94105, and our telephone number is (510) 306-7780.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the aggregate worldwide market value of our Class A common stock that is held by non-affiliates equals or exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Class A common stock held by non-affiliates equals or exceeds $250 million as of the prior June 30, or (2) our annual revenues equal or exceed $100 million during such completed fiscal year and the market value of our Class A common stock held by non-affiliates equals or exceeds $700 million as of the prior June 30.

Financial Position

With funds available for an initial business combination initially in the amount of $289,500,000 after payment of $10,500,000 of deferred underwriting commissions (or $332,925,000 after payment of $12,075,000 of deferred underwriting commissions if the underwriter’s over-allotment option is exercised in full), in each case excluding working capital held outside the trust account and before fees and expenses associated with our initial business combination, we offer a target business a variety of options, such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt or leverage ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third-party financing and there can be no assurance it will be available to us if needed to complete a transaction.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the private placement SCALE units, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt securities, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or used for redemptions of our Class A common stock, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. In addition, we intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the private placement SCALE units, and may as a result be required to seek additional financing to complete such proposed initial business combination. Subject to compliance with applicable securities laws, we would expect to complete such financing only simultaneously with the completion of our initial business combination. In the case of an initial business combination funded with assets other than the trust account assets, our proxy materials or tender offer documents disclosing the initial business combination would disclose the terms of the financing and, only if required by law, we would seek stockholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities, the incurrence of debt or otherwise.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various sources, including our global networks, as well as other sources such as investment bankers and investment professionals. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses in which they think we may be interested on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our sponsor, officers and directors and their respective affiliates may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee, advisory fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event will our sponsor or any of our existing officers or directors, or any entity with which our sponsor or officers are affiliated, be paid any finder’s fee, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation by the company prior to, or in connection, with any services rendered for any services they render in order to effectuate the completion of our initial business combination (regardless of the type of transaction that it is). Although none of our sponsor, officers or directors, or any of their respective affiliates, will be allowed to receive any compensation, finder’s fees or consulting fees from a prospective business combination target in connection with a contemplated initial business combination, we do not have a policy that prohibits our sponsor, officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. Some of our officers and directors may enter into employment or consulting agreements with the post-transaction company following our initial business combination. The presence or absence of any such fees or arrangements will not be used as a criterion in our selection process of an initial business combination candidate.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or their respective affiliates. Our initial business combination will be approved by a majority of independent and disinterested directors, and, in the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, or their respective affiliates, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that our initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. We may take other appropriate steps consistent with Delaware law to address any potential conflicts of interest.

As more fully discussed in the section of this prospectus titled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

Selection of a Target Business and Structuring of our Initial Business Combination

Nasdaq listing rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the trust account (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination. The fair market value of the target or targets will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Even though our board of directors will rely on generally accepted standards, our board of directors will have discretion to select the standards employed. In addition, the application of the standards generally involves a substantial degree of judgment. Accordingly, investors will be relying on the business judgment of the board of directors in evaluating the fair market value of the target or targets. The proxy solicitation materials or tender offer documents used by us in connection with any proposed transaction will provide public stockholders with our analysis of our satisfaction of the 80% of net assets test, as well as the basis for our determinations. If our board of directors is not able to independently determine the fair market value of our initial business combination, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. While we consider it unlikely that our board of directors would not be able to make an independent determination of the fair market value of our initial business combination, it may be unable to do so if it is less familiar or experienced with the business of a particular target or if there is a significant amount of uncertainty as to the value of a target’s assets or prospects. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. Subject to this requirement, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In any case, we will only complete an initial business combination in which we own or acquire 50% or more of the outstanding voting securities of the target or otherwise acquire a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If we own or acquire less than 100% of the equity interests or assets of a target business or businesses, the portion of such business or businesses that are owned or acquired by the post-transaction company is what will be taken into account for purposes of the 80% of net assets test. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination.

To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

In evaluating a prospective business target, we expect to conduct a thorough due diligence review, which may encompass, among other things, meetings with incumbent management and key employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as a review of financial and other information that will be made available to us.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Lack of Business Diversification

For an indefinite period of time after the completion of our initial business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to acquire multiple businesses. In addition, we intend to focus our search for an initial business combination in a single industry. By completing our initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business combination and cause us to depend on the marketing and sale of a limited number of products or services.

Post-Combination Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, our assessment of the target business’ management may not prove to be correct. In addition, the future management may not have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. The determination as to whether any of the members of our management team will remain with the combined company will be made at the time of our initial business combination. While it is possible that one or more of our directors will remain associated in some capacity with us following our initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Stockholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC. However, we will seek stockholder approval if it is required by law or applicable stock exchange rule, or we may decide to seek stockholder approval for business or other reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether stockholder approval is currently required under Delaware law for each such transaction.

Type of Transaction	Whether Stockholder Approval is Required
Purchase of assets	No
Purchase of stock of target not involving a merger with the company	No
Merger of target into a subsidiary of the company	No
Merger of the company with a target	Yes

Under Nasdaq’s listing rules, stockholder approval would be required for our initial business combination if, for example:

•	we issue shares of Class A common stock that will be equal to or in excess of 20% of the number of shares of our Class A common stock then outstanding;

•

any of our directors, officers or substantial stockholders (as defined by Nasdaq listing rules) has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the target business or assets to be acquired or otherwise and the present or potential issuance of common stock could result in an increase in outstanding shares of common stock or voting power of 5% or more; or

•	the issuance or potential issuance of common stock will result in our undergoing a change of control.

The decision as to whether we will seek stockholder approval of a proposed business combination in those instances in which stockholder approval is not required by law will be made by us, solely in our discretion, and will be based on business and legal reasons, which include a variety of factors, including, but not limited to:

•	the timing of the transaction, including in the event we determine stockholder approval would require additional time and there is either not enough time to seek stockholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

•	the expected cost of holding a stockholder vote;

•	the risk that the stockholders would fail to approve the proposed business combination;

•	whether relevant parties determine that it would be appropriate to amend our certificate of incorporation in connection with the business combination;

•	other time and budget constraints of the company; and

•	additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to stockholders.

Permitted Purchases of Our Securities

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their respective affiliates may purchase public shares or public warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of shares our sponsor, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase public shares or warrants in such transactions prior to completion of our initial business combination.

The purpose of any such purchases of shares could be to vote such shares in favor of the initial business combination and thereby increase the likelihood of obtaining stockholder approval of the initial business combination or to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our shares of Class A common stock or warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, officers, directors, advisors and/or their affiliates anticipate that they may identify the stockholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the stockholders contacting us directly or by our receipt of redemption requests submitted by stockholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling stockholders who have expressed their election to redeem their shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such stockholder has already submitted a proxy with respect to our initial business combination. Our sponsor, officers, directors, advisors or their affiliates will only purchase public shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.

Any purchases by our sponsor, officers, directors, advisors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of common stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.

Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination or Certain Stockholder Votes to Amend our Amended and Restated Certificate of Incorporation

We will provide our public stockholders with the opportunity to redeem, out of funds legally available therefor, all or a portion of their shares of Class A common stock upon (i) the completion of our initial business combination or (ii) a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. Such redemptions, if any, will be made at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the event triggering the right to redeem, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its public shares. There will be no redemption rights upon the completion of our initial business combination with respect to our warrants. Our sponsor and our officers, directors and advisors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any private placement shares and any public shares held by them in connection with the consummation of our initial business combination or a stockholder vote to approve an amendment to our amended and restated certificate of incorporation, as described above.

Manner of Conducting Redemptions in Conjunction with a Stockholder Vote on our Initial Business Combination

We will provide our public stockholders with the opportunity to redeem, out of funds legally available therefor, all or a portion of their shares of Class A common stock upon the completion of our initial business combination either (i) in connection with a stockholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether we will seek stockholder approval of a proposed initial business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek stockholder approval under the law or stock exchange listing requirement. Under Nasdaq rules, asset acquisitions and stock purchases would not typically require stockholder approval while direct mergers with our company where we do not survive and any transactions where we issue more than 20%

of our outstanding common stock or seek to amend our amended and restated certificate of incorporation would require stockholder approval. If we structure an initial business combination with a target company in a manner that requires stockholder approval, we will not have discretion as to whether to seek a stockholder vote to approve the proposed initial business combination. We may conduct redemptions without a stockholder vote pursuant to the tender offer rules of the SEC unless stockholder approval is required by law or stock exchange listing requirements or we choose to seek stockholder approval for business or other reasons. So long as we obtain and maintain a listing for our securities on the Nasdaq, we will be required to comply with such rules.

If a stockholder vote is not required and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

•

file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our Class A common stock in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public stockholders not tendering more than a specified number of public shares which are not purchased by our sponsor, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of deferred underwriting commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public stockholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.

If, however, stockholder approval of the transaction is required by law or stock exchange listing requirements, or we decide to obtain stockholder approval for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation:

•

conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.

In the event that we seek stockholder approval of our initial business combination, we will distribute proxy materials and, in connection therewith, provide our public stockholders with the redemption rights described above upon completion of the initial business combination.

Subject to any other vote required by applicable law, if we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if the initial business combination is approved by the affirmative vote of at least a majority of the voting power of shares of our capital stock present in person or represented by proxy at a stockholder meeting and entitled to vote thereon. A quorum for such meeting will consist of the holders present in person or by proxy of shares of our outstanding capital stock representing a majority of the voting power of all outstanding shares of our capital stock entitled to vote at such meeting. Our sponsor will count toward this quorum and pursuant to the letter agreement, our sponsor and our directors, officers and advisors have agreed to vote all of their shares of our common stock (whether acquired before, in connection with or after this offering, including in open market and privately negotiated transactions) in favor of our initial business combination. For purposes of seeking approval of the majority of the voting power of the shares present and entitled to vote thereon, broker non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our sponsor’s shares of Class B common stock and Class A common stock, we would need only 10,800,001, or 36.0% (assuming all outstanding shares are voted and the over-allotment option is not exercised), or 1,200,001, or 4.0% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 30,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreement of our sponsor, may make it more likely that we will consummate our initial business combination. Each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.

Our amended and restated certificate of incorporation will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of deferred underwriting commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all shares of Class A common stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us for such purpose, we will not complete the initial business combination or redeem any shares, and all shares of Class A common stock submitted for redemption will be returned to the holders thereof.

Limitation on Redemption upon Completion of our Initial Business Combination if We Seek Stockholder Approval

Notwithstanding the foregoing, if we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares.” Such restriction shall also be applicable to our affiliates. We believe this restriction will discourage stockholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed initial business combination as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public stockholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our stockholders’ ability to redeem no more than 15% of the shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of stockholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Stock Certificates in Connection with a Tender Offer or Redemption Rights

We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials given to such holders, or up to two business days prior to the initial vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which may include the requirement that a beneficial holder must identify itself in order to validly redeem its public shares. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the initial business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for stockholders to use electronic delivery of their public shares.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the stockholders’ vote on an initial business combination, and a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the initial business combination was approved, the company would contact such stockholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the stockholder then had an “option window” after the completion of the initial business combination during which he or she could monitor the price of the company’s stock in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which stockholders were aware they needed to commit before the stockholder meeting, would become “option” rights surviving past the completion of the initial business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the initial business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the stockholder meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public stockholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed initial business combination is not completed, we may continue to try to complete an initial business combination with a different target until 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering.

Redemption of Public Shares and Liquidation if No Initial Business Combination

Our amended and restated certificate of incorporation provides that we will have only 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, to complete our initial business combination. If we do not complete our initial business combination within such prescribed timeframe, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our warrants, which will expire worthless if we fail to complete our initial business combination within the prescribed timeframe.

Our sponsor and our officers, directors and advisors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any shares of Class B common stock and any private placement shares held by them. However, if our sponsor, officers, directors and advisors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed timeframe.

Our sponsor and our officers, directors and advisors have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of deferred underwriting commissions (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares at such time.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,050,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. We will depend on sufficient interest being earned on the proceeds held in the trust account to pay any tax obligations we may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the private placement SCALE units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by stockholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public stockholders. We cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00. Under Section 281(b) of the DGCL, our plan of dissolution must provide for all claims against us to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.

Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Our independent registered public accounting firm, and the underwriter of the offering will not execute agreements with us waiving such claims to the monies held in the trust account.

In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. None of our officers, directors or members of our sponsor will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per public share.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $1,050,000 from the proceeds of this offering and the sale of the private placement SCALE units with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $100,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from our trust account could be liable for claims made by creditors; however, such liability will not be greater than the amount of funds from our trust account received by any such stockholder. In the event that our offering expenses exceed our estimate of $1,950,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $1,950,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Under the DGCL, in certain circumstances, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, may be considered a liquidating distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, and a 90-day period during which the corporation may reject any claims brought, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

Furthermore, if the pro rata portion of our trust account distributed to our public stockholders upon the redemption of our public shares in the event we do not complete our initial business combination within

24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, creditors could bring a claim within six years of the unlawful redemption distribution, instead of three years, as is the relevant statute of limitations period in the case of a liquidating distribution. If we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible following the end of the 24th month after the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, in the event we do not complete our initial business combination and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

If we dissolve in a manner that does not comply with Section 280, Section 281(b) of the DGCL requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent ten years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise may be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. As described above, pursuant to the obligation contained in our underwriting agreement, we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this obligation, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is remote. Further, our sponsor may be liable only to the extent necessary to ensure that the amounts in the trust account are not reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest withdrawn to pay franchise and income taxes and will not be liable as to any claims under our indemnity of the underwriter of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims.

If we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public stockholders. Additionally, if we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our stockholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Our public stockholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend any provisions of our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, and (iii) the redemption of all of our public shares if we do not complete our business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, subject to applicable law. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. In the event we seek stockholder approval in connection with our initial business combination, a stockholder’s voting in connection with the initial business combination alone will not result in a stockholder’s redeeming its shares to us for an applicable pro rata share of the trust account. Such stockholder must have also exercised its redemption rights as described above. These provisions of our amended and restated certificate of incorporation, like all provisions of our amended and restated certificate of incorporation, may be amended with a stockholder vote.

Comparison of Redemption or Purchase Prices in Connection with Our Initial Business Combination, or Certain Stockholder Votes to Amend our Amended and Restated Certificate of Incorporation, and if We Fail to Complete Our Initial Business Combination

The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering.

	Redemptions in Connection with Our Initial Business Combination or Certain Stockholder Votes to Amend Our Amended and Restated Certificate of Incorporation	Other Permitted Purchases of Public Shares by Us or Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
Calculation of redemption price	Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a stockholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a	If we seek stockholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase public shares in privately negotiated transactions or in the open market prior to or following completion of our initial business combination.	If we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination

	Redemptions in Connection with Our Initial Business Combination or Certain Stockholder Votes to Amend Our Amended and Restated Certificate of Incorporation	Other Permitted Purchases of Public Shares by Us or Our Affiliates	Redemptions if We Fail to Complete an Initial Business Combination
	stockholder vote. In either case, our public stockholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination (which is initially anticipated to be $10.00 per public share), including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations divided by the number of then outstanding public shares, subject to the limitation that no redemptions will take place, if all of the redemptions would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed initial business combination.	There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates may pay in these transactions.	within 24 months from the closing of this offering, we will redeem all public shares at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount, then on deposit in the trust account (which is initially anticipated to be $10.00 per public share including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses)), divided by the number of then outstanding public shares.

Impact to remaining stockholders	The redemptions in connection with our initial business combination or certain stockholder votes to amend our amended and restated certificate of incorporation will reduce the book value per share for our remaining stockholders, who will bear the burden of the deferred underwriting commissions and taxes payable.	If the permitted purchases described above are made, there would be no impact to our remaining stockholders because the purchase price would not be paid by us.	The redemption of our public shares if we fail to complete our initial business combination will reduce the book value per share for the shares held by our sponsor, who will be our only remaining stockholder after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriter will not exercise its over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	Nasdaq rules provide that at least 90% of the gross proceeds from this offering and the sale of the private placement SCALE units be deposited in a trust account. $300,000,000 of the net proceeds of this offering and the sale of the private placement SCALE units will be deposited into a trust account in the United States with AST acting as trustee.	Approximately $264,600,000 of the offering proceeds would be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$300,000,000 of the net offering proceeds and the sale of the private placement SCALE units held in trust will be invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or payable, and (ii) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business	Nasdaq listing rules require that our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the value of the trust account (excluding any deferred underwriting fees and taxes payable on the income earned on the trust account) at the time of our signing a definitive agreement in connection with our initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Trading of securities issued	We expect the SCALE units will begin trading on or promptly after the date of this prospectus. The Class A common stock and warrants comprising the SCALE units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless the underwriter informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, an additional Current Report on Form 8-K would be filed to provide updated financial information to reflect the exercise of the over-allotment option.	No trading of the SCALE units or the underlying Class A common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

The SCALE units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Exercise of the warrants	The warrants cannot be exercised until the later of 30 days after the completion of our initial business combination or 12 months from the closing of this offering.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor	We will provide our public stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by law to hold a stockholder vote. We intend to give approximately	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if it elects to remain a stockholder of the company or require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or

Terms of Our Offering	Terms Under a Rule 419 Offering
30 days’ (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. If we are not required by law and do not otherwise decide to hold a stockholder vote, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. If, however, we hold a stockholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules. Subject to any other vote required by applicable law, if we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if the initial business combination is approved by the affirmative vote of at least a majority of the voting power of shares of our capital stock present in person or represented by proxy at a stockholder meeting and entitled to vote thereon. A quorum for such meeting will consist of the holders present in person or by proxy of shares of our outstanding capital stock representing a majority of the voting power of all outstanding shares of our capital stock entitled to vote at such meeting. Additionally, each public stockholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.	escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline	If we do not complete an initial business combination within 24 months, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.	If a business combination has not been completed within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Limitation on redemption rights of stockholders holding more than 15% of the shares sold in this offering if we hold a stockholder vote	If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder (including our affiliates), together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking	Many blank check companies provide no restrictions on the ability of stockholders to redeem shares based on the number of shares held by such stockholders in connection with an initial business combination.

	Terms of Our Offering	Terms Under a Rule 419 Offering
redemption rights with respect to Excess Shares (more than an aggregate of 15% of the shares sold in this offering). Our public stockholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell any Excess Shares in open market transactions.

Tendering stock certificates in connection with a tender offer or redemption rights	We may require our public stockholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents given to such holders or up to two business days prior to the initial vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public stockholders to satisfy such delivery requirements, which may include the requirement that a beneficial holder must identify itself in order to validly redeem its public shares. Accordingly, a public stockholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the initial business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.	In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed initial business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such stockholders to arrange for them to deliver their certificate to verify ownership.

Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our franchise and income tax obligations,	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or

Terms of Our Offering	Terms Under a Rule 419 Offering
the proceeds from this offering and the sale of the private placement SCALE units held in the trust account will not be released from the trust account until the earliest to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly submitted in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to stockholders’ rights or pre-business combination activity and (iii) the redemption of 100% of our public shares if we do not complete an initial business combination within the required timeframe (subject to the requirements of applicable law). On the completion of our initial business combination, all amounts held in the trust account will be released to us, less amounts released to a separate account controlled by the trustee for disbursal to redeeming stockholders. We will use these funds to pay amounts due to any public stockholders who exercise their redemption rights as described above under “Redemption Rights for Public Stockholders upon Completion of our Initial Business Combination or Certain Stockholder Votes to Amend our Amended and Restated Certificate of Incorporation,” to pay the underwriter its deferred underwriting commission, to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination.	the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic business combinations. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than we do. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation may give others with greater resources an advantage in pursuing the initial business combination of a target business. Furthermore, our obligation to pay cash in connection with our public stockholders who exercise their redemption rights may reduce the resources available to us for our initial business combination and our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Either of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination.

Facilities

Our executive offices are located at 101 Second Street, Suite 1275, San Francisco, California 94105, and our telephone number is (510) 306-7780. Our executive offices are provided to us by our sponsor. We consider our current office space adequate for our current operations.

Employees

We currently have two officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the initial business combination process we are in. We do not intend to have any full-time employees prior to the completion of our initial business combination.

Periodic Reporting and Financial Information

We will register our SCALE units, Class A common stock and warrants under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with, or reconciled to, GAAP, or IFRS, depending on the circumstances, and the historical financial statements may be required to be audited in accordance with the standards of the PCAOB. These financial statement requirements may limit the pool of potential targets we may conduct an initial business combination with because some targets may be unable to provide such statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed timeframe. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with GAAP or that the potential target business will be able to prepare its financial statements in accordance with the requirements outlined above. To the extent that these requirements cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

We will be required to evaluate our internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination. Prior to the date of this prospectus, we will file a registration statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the consummation of our initial business combination.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the aggregate worldwide market value of our Class A common stock that is held by non-affiliates equals or exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the prior June 30, or (2) our annual revenues equal or exceed $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates equals or exceeds $700 million as of the prior June 30.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Officers and Directors

Our officers, directors and director nominees as of February 9, 2021 are as follows:

Name	Age	Position

David G. DeWalt	56	Director, Chairman of the Board of Directors

Mark Garrett	63	Director, Vice Chairman of the Board of Directors

Ken Gonzalez	51	Director

Morgan Kyauk	36	Chief Executive Officer and Corporate Secretary

Steve Simonian	54	Chief Financial Officer

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

See “Summary—Key Members of Management and Board” for biographies of each of Mr. DeWalt, Mr. Garrett, Mr. Gonzalez, Mr. Kyauk and Mr. Simonian.

Advisors

See “Summary—Key Members of Management and Board” for biographies of each of Ms. Massa and Ms. Wilson.

Number and Terms of Office of Officers and Directors

We expect to have three directors upon completion of this offering, with each director holding office for a one-year term. Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of the Class B common stock. In addition, prior to the completion of an initial business combination, holders of a majority of our Class B common stock may remove a member of the board of directors for any reason. Additionally, in accordance with the Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one full year after our first fiscal year end following our listing on Nasdaq. As a result, we may not hold an annual meeting of stockholders until after we consummate our initial business combination.

Following completion of our initial business combination, our sponsor will be entitled to designate three individuals for nomination for election to our board of directors pursuant to a registration and stockholder rights agreement.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors.

Director Independence

Nasdaq listing rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have two “independent directors” as defined in the Nasdaq listing rules and applicable SEC rules prior to completion of this offering, representing a majority of our board of directors. Our board of directors has determined that each of              and              are independent directors under applicable SEC and Nasdaq listing rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our officers has received any cash compensation for services rendered to us. No other compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers and directors, or any affiliate of our sponsor or officers, prior to, or in connection with, any services rendered in order to effectuate the consummation of our initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We do not have a policy that prohibits our sponsor, officers or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates. Any such payments prior to an initial business combination will be made using funds held outside the trust account. Other than quarterly audit committee review of such payments, we do not expect to have any additional controls in place governing our reimbursement payments to our directors and officers for their out-of-pocket expenses incurred in connection with identifying and consummating an initial business combination.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting or management fees from the combined company. These fees will be disclosed to stockholders in accordance with applicable rules and regulations, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our stockholders in connection with a proposed initial business combination. We have not established any limit on the amount of such fees that may be paid by the combined company to our directors or members of management. It is unlikely the amount of such compensation will be known at the time of the proposed initial business combination, because the directors of the post-combination business will be responsible for determining officer and director compensation. Any compensation to be paid to our officers will be determined, or recommended to the board of directors for determination, either by a compensation committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.

We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our officers and directors may negotiate employment or consulting arrangements to remain with us after our initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management team’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our officers and directors that provide for benefits upon termination of employment.

Committees of the Board of Directors

Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a nominating and corporate governance committee and a compensation committee. Subject to phase-in rules and a limited exception, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Subject to phase-in rules and a limited exception, the rules of Nasdaq require that the compensation committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that has been approved by our board and will have the composition and responsibilities described below.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. Under Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. The members of our audit committee will be                             .                              will serve as chairman of the audit committee. Our board of directors has determined that each of                              are independent. We intend to appoint an additional independent director to our audit committee within one year following this offering pursuant to the Nasdaq phase-in provisions for initial public offerings to the extent that we have not consummated an initial business combination by then.

Each member of the audit committee is financially literate and our board of directors has determined that                              qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Our audit committee will:

•	select, retain, compensate, evaluate, oversee and, where appropriate, terminate our independent registered public accounting firm;

•	review and approve the scope and plans for the audits and the audit fees and approve all non-audit and tax services to be performed by the independent audit;

•	evaluate the independence and qualification of the independent registered public accounting firm;

•	review internal controls and integrity of financial statements;

•	review financial information presentation, earnings press releases and guidance;

•	oversee the design, implementation and performance of our internal audit function, if any;

•	set hiring policies with regard to the hiring of employees and former employees of our independent auditor and oversee compliance with such policies;

•	review, approve and monitor related party transactions;

•	adopt and oversee procedures to address complaints regarding accounting, internal accounting controls or auditing matters;

•	review and discuss with our management and the independent auditor our compliance with various laws;

•	review and discuss with management our independent auditor guidelines and policies to identify, monitor, and address enterprise risks;

•	engage independent legal, accounting and other advisors;

•	provide appropriate funding for compensation to independent registered accounting firm, advisors and related expenses; and

•	review the adequacy of the audit committee charter and recommend any proposed changes to our board of directors.

Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. The members of our nominating and corporate governance committee will be                             .                              will serve as chairman of the nominating and corporate governance committee. Our board of directors has determined that each of                              are independent.

The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating and corporate governance committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for selecting director nominees

The guidelines for selecting nominees, which will be specified in a charter to be adopted by us, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;

•

should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating and corporate governance committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our compensation committee will be                 .                 will serve as chairman of the compensation committee. Our board of directors has determined that each of                              are independent.

Our compensation committee will:

•	review and approve the corporate goals and objectives applicable to the compensation of our chief executive officer;

•	review and approve the compensation and benefits for our executive officers;

•	review, approve, and administer employee compensation plans;

•	advise on proposals to stockholders on executive compensation matters;

•	oversee compensation plans and programs;

•	review and discuss our compensation policies and practices and the risks related thereto;

•	monitor compliance with any stock ownership guidelines;

•	approve the creation or revision of any clawback policy allowing us to recoup compensation paid to employees;

•	oversee regulatory compliance with respect to compensation matters;

•	retain or obtain the advice of compensation consultants; and

•	review the adequacy of the compensation committee charter and recommend any proposed changes to our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.

Code of Business Conduct and Ethics

Prior to the consummation of this offering, we will adopt a Code of Business Conduct and Ethics applicable to our directors, officers and employees, a copy of which will be available on our website following the closing of this offering. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Corporate Governance Guidelines

Our board of directors will adopt corporate governance guidelines in accordance with the corporate governance rules of Nasdaq that serve as a flexible framework within which our board of directors and its committees operate. These guidelines will cover a number of areas, including board membership criteria and director qualifications, director responsibilities, board agenda, roles of the chairman of the board, chief executive officer and presiding director, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines will be posted on our website.

Conflicts of Interest

Our sponsor, officers, directors and advisors have agreed not to participate in the formation of, or become an officer or director of any other special purpose acquisition company with a class of securities registered under the Exchange Act, until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 24 months after the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering. Potential investors should also be aware of the following other potential conflicts of interest:

•

None of our officers, directors or advisors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•

In the course of their other business activities, our officers, directors or advisors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated or have an investment or economic interest. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•

Our sponsor, officers, directors and advisors have agreed to (i) waive their redemption rights with respect to their private placement shares and public shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their private placement shares and public shares in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within

24 months from the closing of this offering, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any private placement shares or shares of Class B common stock they hold, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed timeframe. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the private placement SCALE units held in the trust account will be used to fund the redemption of our public shares. With certain exceptions, our sponsor, officers, directors and advisors have agreed not to transfer, assign or sell any of their shares of Class B common stock (or the shares of Class A common stock into which such shares are convertible) until the earliest of (A) six months after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, reorganization or other similar transaction following our initial business combination that results in all of our public stockholders having the right to exchange their Class A common stock for cash, securities or other property. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor with respect to any Class B common stock and Class A common stock issued upon conversion of any shares of Class B common stock. Since our sponsor and officers and directors may directly or indirectly own common stock and warrants following this offering, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. The private placement SCALE units (including the underlying private placement warrants, the private placement shares and the shares of Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described in this prospectus).

•

Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were to be included by a target business as a condition to any agreement with respect to our initial business combination.

•

Our sponsor, officers or directors may have a conflict of interest with respect to evaluating a business combination and financing arrangements as we may obtain loans from our sponsor or an affiliate of our sponsor or any of our officers or directors to finance transaction costs in connection with an intended initial business combination. Up to $1,500,000 of such loans may be convertible into SCALE units at a price of $10.00 per SCALE unit.

The conflicts described above may not be resolved in our favor.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business;

•	the corporation has an interest or expectancy in the opportunity; and

•	it would not be fair to our company and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Furthermore, our amended and restated certificate of incorporation will provide that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Below is a table summarizing the entities to which our officers and directors currently have fiduciary duties or contractual obligations:

Individual	Entity	Entity’s Business	Affiliation
David G. DeWalt	NightDragon Administrative LLC	Venture capital investment	Managing Director

	AllegisCyber Capital	Venture capital investment	Managing Director

	Five9, Inc.	Software development	Member, Board of Directors

	Delta Air Lines, Inc.	Air transportation	Member, Board of Directors; Member, Audit Committee; Chair, Safety & Security Committee

	Momentum Cyber	Cybersecurity advisory services	Chairman

	White Ops, Inc.	Cybersecurity	Member, Board of Directors; Vice Chairman

	Onapsis Inc.	Cybersecurity	Member, Board of Directors; Vice Chairman

	iboss, Inc.	Cybersecurity	Member, Board of Directors; Vice Chairman

	Sam Seamless Network	Cybersecurity	Member, Board of Directors; Chairman

	SafeGuard Cyber, Inc.	Cybersecurity	Member, Board of Directors; Vice Chairman

	Optiv Security, Inc.	Cybersecurity	Member, Board of Directors; Vice Chairman

	Illusive Networks	Cybersecurity	Member, Board of Directors; Vice Chairman

	Claroty, Inc.	Cybersecurity	Advisor, Board of Directors

	Team8	Cybersecurity	Member, Board of Directors

	ForgeRock, Inc.	Cybersecurity	Member, Board of Directors; Vice Chairman

	Premise Data	Data and Analytics	Member, Board of Directors

	DataTribe	Cybersecurity	Board Advisor

Individual	Entity	Entity’s Business	Affiliation

Ken Gonzalez	NightDragon Administrative LLC	Venture capital investment	Managing Director

	Momentum Cyber	Cybersecurity advisory services	Partner

	Cyber Innovation Partners II, L.P.	Venture capital investment	Partner

	YL Ventures	Venture capital investment	Advisor

	Source Defense Inc.	Cybersecurity	Member, Board of Directors

	vArmour Networks, Inc.	Cybersecurity	Member, Board of Directors

Mark Garrett	Cisco Systems, Inc.	Software development	Member, Board of Directors; Chair, Audit Committee; Member, Nomination and Governance Committee

	GoDaddy Inc.	Internet domain registrar and web hosting	Member, Board of Directors; Member, Audit and Finance Committee

	HireRight, Inc.	Employment services	Member, Board of Directors; Member, Audit Committee

	Pure Storage, Inc.	Data storage	Member, Board of Directors; Chair, Audit Committee

	Snowflake Inc.	Cloud data processing	Member, Board of Directors; Chair, Audit Committee; Member, Nominating and Corporate Governance Committee

Morgan Kyauk	NightDragon Administrative LLC	Venture capital investment	Partner

	SafeGuard Cyber, Inc.	Cybersecurity	Member, Board of Directors

Steve Simonian	NightDragon Administrative LLC	Venture capital investment	Chief Financial Officer

	AllegisCyber Capital	Venture capital investment	Chief Financial Officer

	DeepSee.ai, Inc.	Artificial intelligence	Member, Board of Directors

The individuals listed in the table above may also be affiliated with and/or owe fiduciary duties to or have contractual obligations to affiliates of the listed entities, including subsidiaries, portfolio companies and other investments and ventures of the listed entities.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors, or their respective affiliates. Our initial business combination will be approved by a majority of independent and disinterested directors, and in the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, or their respective affiliates, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that our initial business combination is fair to our company from a financial point of view. We may take other appropriate steps consistent with Delaware law to address any potential conflicts of interest.

In the event that we submit our initial business combination to our public stockholders for a vote, pursuant to the letter agreement, our sponsor and our officers, directors and advisors have agreed to vote all of their shares of our common stock (whether acquired before, in connection with or after this offering, including in open market and privately negotiated transactions) in favor of our initial business combination.

Limitation on Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides that our officers and directors will generally be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director, employee or agent for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they may acquire in this offering or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification (except to the extent they are entitled to funds from the trust account due to their ownership of public shares).

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the SCALE units offered by this prospectus, and assuming no purchase of SCALE units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors that beneficially owns shares of our common stock; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

On December 14, 2020, our sponsor purchased 8,625,000 founder shares for an aggregate purchase price of approximately $25,000, or approximately $0.0029 per share. The following table presents the number of shares and percentage of our common stock owned by our sponsor before and after this offering. The number of shares beneficially owned and post-offering percentages in the following table assume that the underwriter does not exercise its over-allotment option and that there are 38,400,000 shares of common stock outstanding, consisting of (i) 30,000,000 shares of Class A common stock, (ii) 7,500,000 shares of Class B common stock and (iii) 900,000 private placement SCALE units (assuming the over-allotment option has not been exercised).

	Before Offering		After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock	Number of Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Common Stock
NightDragon Acquisition Sponsor, LLC	8,625,000	100%	8,400,000	21.9%
David G. DeWalt	8,625,000	100%	8,400,000	21.9
Ken Gonzalez	—	—	—	—
Mark Garrett	—	—	—	—
Morgan Kyauk	—	—	—	—
Steve Simonian	—	—	—	—
All officers and directors as a group (5 individuals)	8,625,000	100%	8,400,000	21.9

(1)

NightDragon Acquisition Sponsor, LLC, our sponsor, is the record holder of the shares reported in the table above. Each of our officers and directors is, directly or indirectly, a member of our sponsor. Our sponsor is governed by its managers, David G. DeWalt and Morgan Kyauk. The managers of our sponsor may be removed by a majority in interest of our sponsor’s Class M members, and as such, Mr. DeWalt has voting and investment discretion with respect to the shares of common stock held of record by our sponsor and may be deemed to have shared beneficial ownership of the shares of common stock held directly by our sponsor. Unless otherwise noted, the business address of each of the following entities or individuals is c/o NightDragon Acquisition Corp., 101 Second Street, Suite 1275, San Francisco, California 94105.

(2)

Interests shown consist solely of shares of Class B common stock, as well as private placement shares after this offering. Shares of our Class B common stock will convert into shares of our Class A common stock only upon the occurrence of certain triggering events, one of which will occur upon the consummation of our initial business combination, three of which will be based on shares of our Class A common stock trading at $12.00, $15.00 and $20.00 per share following our initial business combination, and one of which will be based upon a specified strategic transaction following our initial business combination if the effective price per share of our Class A common stock is at least equal to $12.00 in such transaction, in each case prior to the 10th anniversary of our initial business combination and as described in the section of this prospectus titled “Description of Securities.”

Our sponsor will beneficially own shares of our common stock that will represent, on an as-converted to Class A common stock basis, approximately 21.9% of our shares of Class A common stock immediately following the completion of this offering (including the private placement shares). Neither our sponsor nor any of our officers or directors have expressed an intention to purchase any SCALE units in this offering, other than the private placement SCALE units. If we increase or decrease the size of this offering, we will effect a stock dividend or a share contribution back to capital, or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the amount of Class B common stock at, on an as-converted to Class A common stock basis, 20% of our shares of Class A common stock immediately following the completion of this offering (excluding the private placement shares). Because of this ownership block, our sponsor may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including amendments to our amended and restated certificate of incorporation and approval of significant corporate transactions, including approval of our initial business combination.

Our sponsor and our directors, officers and advisors have entered into a letter agreement with us pursuant to which they have agreed to vote any shares owned by them in favor of any proposed initial business combination and to waive their redemption rights with respect to their private placement shares and public shares in connection with (i) the consummation of our initial business combination or (ii) a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless we provide our public stockholders with the opportunity to redeem their shares of Class A common stock upon approval of any such amendment at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable) divided by the number of then outstanding public shares.

Our sponsor is deemed to be our “promoter” as such term is defined under the federal securities laws.

Restrictions on Transfer

Our sponsor and our officers, directors and advisors have agreed not to transfer, assign or sell any of their shares of Class B common stock (or the shares of Class A common stock into which such shares are convertible), until the earliest of (A) six months after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their Class A common stock for cash, securities or other property.

The private placement SCALE units (including the underlying private placement warrants, the private placement shares and the shares of Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except as described in this prospectus).

The foregoing restrictions as to transfers of the Class B common stock (or the shares of Class A common stock into which such shares are convertible) and as to transfers of the private placement SCALE units (including the underlying private placement warrants, the private placement shares and the shares of Class A common stock issuable upon exercise of the private placement warrants) are not applicable to transfers (a) to our officers, directors or advisors, any affiliates or family members of any of our officers, directors or advisors, any members or partners of our sponsor or their affiliates, any affiliates of our sponsor, or any employees of such affiliates; (b) in the case of an individual, by gift to a member of one of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of a business combination at prices no greater than the price at which the securities were originally purchased; (f) by virtue of our sponsor’s organizational documents upon liquidation or dissolution of our sponsor; (g) to the company for no value for cancellation in connection with the consummation of our initial business combination; (h) in the event of our liquidation prior to the completion of our initial business combination; or (i) in the event of our completion of a liquidation, merger, or other similar transaction which results in all of our public stockholders having the right to exchange their Class A common stock for cash, securities or other property subsequent to our completion of our initial business combination; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreement.

Registration and Stockholder Rights

The following holders will be entitled to registration rights pursuant to a registration and stockholder rights agreement to be signed prior to or on the effective date of this offering: (1) holders of the Class B common stock (including any shares of Class A common stock issuable upon conversion of the Class B common stock); (2) holders of the private placement SCALE units, private placement shares or private placement warrants (including any shares of Class A common stock issuable upon the exercise of the private placement warrants); and (3) holders of any SCALE units to be issued upon conversion of working capital loans (including the warrants and shares of Class A common stock included in such SCALE units and the shares of Class A common stock issuable upon the exercise of such warrants). These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration and stockholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period.

In addition, following completion of our initial business combination, our sponsor will be entitled to designate three individuals for nomination for election to our board of directors pursuant to a registration and stockholder rights agreement.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On December 14, 2020, our sponsor paid approximately $25,000 to cover certain offering costs in consideration for 8,625,000 founder shares. On January 28, 2021, the 8,625,000 founder shares were reclassified and changed into 8,625,000 shares of Class B common stock (including up to an aggregate of 1,125,000 shares of our Class B common stock subject to forfeiture by our sponsor depending on the extent to which the underwriter’s over-allotment option is not exercised in full or in part). The number of shares of Class B common stock into which certain of the founder shares were reclassified and changed was determined based on the expectation that such Class B common stock would represent approximately 20% of our outstanding capital stock immediately following the completion of this offering (excluding the private placement shares). If we increase or decrease the size of this offering, we will effect a share capitalization or a share surrender or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the amount of Class B common stock at, on an as-converted to Class A common stock basis, 20% of our shares of Class A common stock immediately following the completion of this offering (excluding the private placement shares).

Only holders of Class B common stock will have the right to vote on the election of directors and to remove directors prior to our initial business combination. On all other matters submitted to a vote of our stockholders, holders of our Class B common stock and holders of our Class A common stock will vote together as a single class, with each share of Class A common stock and Class B common stock entitling the holder to one vote per share.

The shares of Class B common stock will convert into shares of our Class A common stock based on the occurrence of certain triggering events, one of which will occur upon the consummation of our initial business combination, three of which will be based on shares of our Class A common stock trading at $12.00, $15.00 and $20.00 per share for 20 trading days within a 30-day trading period following our initial business combination, and one of which will be based upon a specified strategic transaction following our initial business combination if the effective price per share of our Class A common stock is at least equal to $12.00 in such transaction, in each case prior to the 10th anniversary of our initial business combination and as described in the section of this prospectus titled “Description of Securities.” All shares of Class B common stock that remain issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited.

Our sponsor has agreed to purchase an aggregate of 900,000 private placement SCALE units (or 1,035,000 private placement SCALE units if the underwriter’s over-allotment option is exercised in full), at a price of $10.00 per SCALE unit in a private placement for an aggregate purchase price of $9,000,000 (or $10,350,000 if the over-allotment option is exercised in full) that will close simultaneously with the closing of this offering. These private placement SCALE units are identical to the SCALE units sold in this offering, subject to certain limited exceptions as described in this prospectus. As such, our sponsor’s interest in this transaction is valued at between $9,000,000 and $10,350,000, depending on the number of private placement SCALE units purchased.

As more fully discussed in the section of this prospectus titled “Management—Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.

No compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to officers or directors prior to, or in connection with, any services rendered in order to effectuate the consummation of an initial business combination (regardless of the type of transaction that it is). We do not have a policy that prohibits our sponsor, officers, advisors or directors, or any of their respective affiliates, from negotiating for the reimbursement of out-of-pocket expenses by a target business.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Our sponsor has agreed to loan us up to $750,000 to be used for a portion of the expenses of this offering. As of February 9, 2021, we had $88,890 in borrowings outstanding under the promissory note with our sponsor, as amended. This loan is non-interest bearing, unsecured and is due at the earlier of June 30, 2021 or the closing of this offering. The loan will be repaid upon the closing of this offering out of the estimated $1,950,000 of offering proceeds that has been allocated to the payment of offering expenses (other than underwriting commissions). The value of our sponsor’s interest in this transaction corresponds to the principal amount outstanding under any such loan.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into SCALE units, at a price of $10.00 per SCALE unit at the option of the lender. The SCALE units would be identical to the private placement SCALE units. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a stockholder meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We will enter into a registration and stockholder rights agreement with respect to the registration for resale under the Securities Act of the Class B common stock, private placement shares, including any private placement shares that may be issued upon conversion of working capital loans, private placement warrants and Class A common stock issuable upon exercise or conversion of the Class B common stock and private placement warrants, and, with respect to the right of our sponsor, the right to designate three individuals for nomination for election to our board of directors. The registration and stockholders rights agreement is described under the section of this prospectus titled “Description of Securities—Registration and Stockholder Rights.”

Related Party Transactions Policy

The audit committee of our board of directors will adopt a policy setting forth the policies and procedures for its review and approval or ratification of “related party transactions.” A “related party transaction” is any consummated or proposed transaction or series of transactions: (i) in which the company was or is to be a participant; (ii) the amount of which exceeds (or is reasonably expected to exceed) the lesser of $120,000 or 1% of the average of the company’s total assets at year end for the prior two completed fiscal years in the aggregate over the duration of the transaction (without regard to profit or loss); and (iii) in which a “related party” had, has or will have a direct or indirect material interest. “Related parties” under this policy will include: (i) our directors, nominees for director or executive officers; (ii) any record or beneficial owner of more than 5% of any class of our voting securities; (iii) any immediate family member of any of the foregoing if the foregoing person is a natural person; and (iv) any other person who may be a “related person” pursuant to Item 404 of Regulation

S-K under the Exchange Act. Pursuant to the policy, the audit committee will consider (1) the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party; (2) the extent of the related party’s interest in the transaction; (3) whether the transaction contravenes our code of ethics or other policies; (4) whether the audit committee believes the relationship underlying the transaction to be in the best interests of the company and its stockholders; and (5) the effect that the transaction may have on a director’s status as an independent member of the board and on his or her eligibility to serve on the board’s committees. Management will present to the audit committee each proposed related party transaction, including all relevant facts and circumstances relating thereto. Under the policy, we may consummate related party transactions only if our audit committee approves or ratifies the transaction in accordance with the guidelines set forth in the policy. The policy will not permit any director or executive officer to participate in the discussion of, or decision concerning, a related person transaction in which he or she is the related party.

To further minimize conflicts of interest, we have agreed not to consummate an initial business combination with an entity that is affiliated with any of our sponsor, officers or directors unless we, or a committee of independent directors, have obtained an opinion from an independent investment banking firm that our initial business combination is fair to our company from a financial point of view. In addition, our initial business combination will be approved by a majority of independent and disinterested directors. We may take other appropriate steps consistent with Delaware law to address any potential conflicts of interest. No finder’s fees, reimbursements, consulting fee, monies in respect of any payment of a loan or other compensation will be paid by us to our sponsor, officers or directors, or any affiliate of our sponsor or officers, for services rendered to us prior to, or in connection with, any services rendered in order to effectuate the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:

•	Repayment of a loan of up to an aggregate of $750,000 made to us by our sponsor to cover offering related and organizational expenses;

•	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination;

•

Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $1,500,000 of such loans may be convertible into SCALE units at a price of $10.00 per SCALE unit.

Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers or directors, or our or their affiliates.

DESCRIPTION OF SECURITIES

Pursuant to our amended and restated certificate of incorporation which will be filed prior to the consummation of this offering, our authorized capital stock will consist of 280,000,000 shares of Class A common stock, $0.00001 par value, 20,000,000 shares of Class B common stock, $0.00001 par value and 1,000,000 shares of undesignated preferred stock, $0.00001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

SCALE units

Each SCALE unit has an offering price of $10.00 and consists of one share of Class A common stock and one-third of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of our Class A common stock at a price of $11.50 per share, subject to adjustment as described in this prospectus. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the SCALE units and only whole warrants will trade. Accordingly, unless you purchase at least three SCALE units, you will not be able to receive or trade a whole warrant.

We expect the Class A common stock and warrants comprising the SCALE units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless the underwriter informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the shares of Class A common stock and warrants commence separate trading, holders will have the option to continue to hold SCALE units or separate their SCALE units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the SCALE units into shares of Class A common stock and warrants.

In no event will the Class A common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet upon the completion of this offering, which is anticipated to take place three business days after the date of this prospectus. If the underwriter’s over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K would be filed to provide updated financial information to reflect the exercise of the underwriter’s over-allotment option.

Additionally, the SCALE units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Private Placement SCALE units

The private placement SCALE units (including the private placement warrants or private placement shares issuable upon exercise of such warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders—Restrictions on Transfer”, to our officers and directors and other persons or entities affiliated with our sponsor) and will have certain registration rights. Otherwise, the private placement SCALE units are identical to the SCALE units sold in this offering except that the private placement warrants included therein, so long as they are held by our sponsor or our officers or directors (or its or their permitted transferees), (i) will not be redeemable by us, (ii) may not (including the Class A common stock issuable upon exercise of these warrants), subject to certain limited exceptions, be transferred, assigned or sold until 30 days after the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights.

Common Stock

Upon the closing of this offering, 38,400,000 shares of our common stock will be outstanding (assuming no exercise of the underwriter’s over-allotment option), consisting of:

•	30,000,000 shares of Class A common stock underlying the SCALE units being offered in this offering;

•	7,500,000 shares of Class B common stock held by our sponsor;

•	900,000 shares of Class A common stock underlying the private placement SCALE units.

If we increase or decrease the size of this offering we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the amount of Class B Common Stock at, on an as-converted to Class A common stock basis, 20% of our shares of common stock outstanding immediately following the completion of this offering (excluding the private placement shares).

Only holders of our Class B common stock will have the right to vote on the election of directors and to remove directors prior to our initial business combination. Holders of our Class A common stock will not be entitled to vote on the election of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our Class B common stock may remove a member of the board of directors for any reason. Subject to the foregoing, unless otherwise specified in our amended and restated certificate of incorporation or amended and restated bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, directors shall be elected by a plurality of the voting power of our shares of common stock entitled to vote in the election of directors and represented in person or by proxy at a stockholder meeting. Each of our directors will serve for a term of one year. There is no cumulative voting with respect to the election of directors.

Unless specified in our amended and restated certificate of incorporation or amended and restated bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of our shares of common stock represented in person or by proxy at a stockholder meeting and entitled to vote on the subject matter is required to approve any such matter voted on by our stockholders. Holders of our Class B common stock and holders of our Class A common stock will vote together as a single class, with each share of Class A common stock and Class B common stock entitling the holder to one vote per share. A quorum for such meeting will consist of the holders present in person or by proxy of shares of our outstanding capital stock representing a majority of the voting power of all outstanding shares of our capital stock entitled to vote at such meeting.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.

Because our amended and restated certificate of incorporation authorizes the issuance of up to only 280,000,000 shares of Class A common stock, if we were to enter into an initial business combination, we may (depending on the terms of such an initial business combination) be required to increase the number of shares of Class A common stock which we are authorized to issue at the same time as our stockholder vote on the initial business combination to the extent we seek stockholder approval in connection with our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until one year after our first fiscal year end following our listing on Nasdaq. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our amended and restated bylaws, unless such election is made by written consent in lieu of such a meeting.

We will provide our public stockholders with the opportunity to redeem, out of funds legally available therefor, all or a portion of their public shares upon (i) the completion of our initial business combination or (ii) a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity. Such redemptions, if any, will be made at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the event triggering the right to redeem, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.00 per public share. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriter. Our sponsor and our officers, directors and advisors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any private placement shares and any public shares held by them in connection with the consummation of our initial business combination, or a stockholder vote to approve an amendment to our amended and restated certificate of incorporation, as described above. Unlike many blank check companies that hold stockholder votes and conduct proxy solicitations in conjunction with their initial business combinations and provide for related redemptions of public shares for cash upon completion of such initial business combinations even when a vote is not required by law, if a stockholder vote is not required by law and we do not decide to hold a stockholder vote for business or other reasons, we will, pursuant to our amended and restated certificate of incorporation, conduct the redemptions pursuant to the tender offer rules of the SEC, and file tender offer documents with the SEC prior to completing our initial business combination. Our amended and restated certificate of incorporation will require these tender offer documents to contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, a stockholder approval of the transaction is required by law, or we decide to obtain stockholder approval for business or other reasons, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Subject to any other vote required by applicable law, if we submit our initial business combination to our public stockholders for a vote, we will complete our initial business combination only if the initial business combination is approved by the affirmative vote of at least a majority of the voting power of shares of our capital stock present in person or represented by proxy at a stockholder meeting and entitled to vote thereon. A quorum for such meeting will consist of the holders present in person or by proxy of shares of our outstanding capital stock representing a majority of the voting power of all outstanding shares of our capital stock entitled to vote at such meeting.

However, the participation of our sponsor, officers, directors, advisors or their affiliates in privately-negotiated transactions (as described in this prospectus), if any, could result in the approval of our initial business combination even if a majority of our public stockholders vote, or indicate their intention to vote, against such business combination. For purposes of seeking approval of the majority of shares present and entitled to vote thereon, broker non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. These quorum and voting thresholds, and the voting agreement of our sponsor, may make it more likely that we will consummate our initial business combination.

If we seek stockholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated certificate of incorporation will provide that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares of common stock sold in this offering, which we refer to as the Excess Shares. However, we would not be restricting our stockholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our stockholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such stockholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such stockholders will not receive redemption distributions with respect to the Excess Shares if we complete the initial business combination. And, as a result, such stockholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their stock in open market transactions, potentially at a loss.

If we seek stockholder approval in connection with our initial business combination, pursuant to the letter agreement, our sponsor, officers, directors and advisors have agreed to vote all of their shares of our common stock (whether acquired before, in connection with or after this offering, including in open market and privately negotiated transactions) in favor of our initial business combination. As a result, in addition to our sponsor’s Class B common stock and Class A common stock, we would need only 10,800,001, or 36.0% (assuming all outstanding shares are voted and the over-allotment option is not exercised), or 1,200,001, or 4.0% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 30,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved. Additionally, each public stockholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction (subject to the limitation described in the preceding paragraph).

Pursuant to our amended and restated certificate of incorporation, if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Our sponsor and our directors, officers and advisors have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any private placement shares and shares of Class B common stock held by them However, if our sponsor or our officers or directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

In the event of a liquidation, dissolution or winding up of the company after an initial business combination, our stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment or setting aside of funds necessary to satisfy certain liabilities and other potential claims and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, upon the completion of our initial business combination, subject to the limitations described herein.

Class B Common Stock

Except as described below, the shares of Class B common stock are identical to the Class A common stock included in the SCALE units being sold in this offering, and holders of such shares have the same stockholder rights as public stockholders, except that:

•	prior to our initial business combination, only holders of our Class B common stock will have the right to vote on the appointment of directors;

•

prior to the completion of our initial business combination, with respect to any matter submitted to a vote of our stockholders, including any vote in connection with our initial business combination, other than the appointment of directors prior to the completion of our business combination, except as required by law or to satisfy the applicable rules of Nasdaq then in effect, holders of our Class B common stock shares and holders of our public shares will vote together as a single class, with each share of Class A common stock entitling the holder to one vote per share and each share of Class B common stock entitling the holder to one vote per share;

•

following the completion of our initial business combination, with respect to any matter submitted to a vote of our stockholders, except as required by law or to satisfy the applicable rules of Nasdaq then in effect, holders of our Class B common stock and holders of our Class A common stock will vote together as a single class, with each share entitling the holder to one vote (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like);

•	the shares of Class B common stock are subject to certain transfer restrictions, as described in more detail below;

•	the shares of Class B common stock will not have any redemption rights nor any rights to liquidating distributions from the trust account;

•

our sponsor and our directors, officers and advisors have entered into an agreement with us, pursuant to which they have agreed to (i) waive their redemption rights with respect to their private placement shares and public shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their private placement shares and public shares in connection with a stockholder vote to approve an amendment to our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to any private placement shares or shares of Class B common stock they hold (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering);

•

as described in our amended and restated certificate of incorporation, the Class B common stock will automatically convert into Class A common stock based on the occurrence of certain triggering events, one of which will occur upon the consummation of our initial business combination, three of which will be based on shares of our Class A common stock trading at $12.00, $15.00 and $20.00 per share for 20 trading days within a 30-trading day period following our initial business combination, and one of which will be based upon a specified strategic transaction following our initial business combination if the effective price per share of our Class A common stock is at least equal to $12.00 in such transaction, in each case prior to the 10th anniversary of our initial business combination and as described in the section of this prospectus titled “Description of Securities—Conversion of Class B Common Stock;” and

•	the shares of Class B common stock are entitled to registration rights.

If we seek stockholder approval in connection with our initial business combination, pursuant to the letter agreement, our sponsor and our directors, officers and advisors have agreed to vote all of their shares of our Class B common stock (whether acquired before, in connection with or after this offering, including in open market and privately negotiated transactions) in favor of our initial business combination. As a result, in addition to our sponsor’s shares of Class B common stock and Class A common stock, we would need only 10,800,001, or 36.0% (assuming all outstanding shares are voted and the over-allotment option is not exercised), or 1,200,001, or 4.0% (assuming only the minimum number of shares representing a quorum are voted and the over-allotment option is not exercised), of the 30,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have our initial business combination approved.

With certain exceptions, our sponsor and our officers, directors and advisors have agreed not to transfer, assign or sell any of their shares of Class B common stock (or the shares of Class A common stock into which such shares are convertible) until the earliest of (A) six months after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, reorganization or other similar transaction following our initial business combination that results in all of our public stockholders having the right to exchange their Class A common stock for cash, securities or other property. Any permitted transferees would be subject to the same restrictions and other agreements of our sponsor with respect to any shares of Class B common stock and Class A common stock issued upon conversion of any Class B common stock.

Conversion of Class B Common Stock

One-quarter of the shares of Class B common stock will automatically convert into Class A common stock on a 1-for-1 basis (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) upon the consummation of our initial business combination (the “Combination Closing Vesting”).

If prior to the ten year anniversary of our initial business combination the closing price of our Class A common stock equals or exceeds each of the per share price targets described below, one-quarter of the Class B common stock outstanding as of immediately prior to the closing of the initial business combination will, upon each such target achievement, automatically convert into Class A common stock on a 1-for-1 basis (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like):

•

$12.00 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period, or the First Price Vesting;

•

$15.00 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period, or the Second Price Vesting; and

•

$20.00 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period, or the Third Price Vesting.

For example, if following the consummation of our initial business combination the closing price of our Class A common stock equals or exceeds $15.00 but does not equal or exceed $20.00 for 20 trading days within a 30-trading day period, both the First Price Vesting and Second Price Vesting target achievements will be met, resulting in a total of 3,750,000 (or 4,312,500 if the over-allotment option is exercised in full) shares of Class B common stock converting into 3,750,000 (or 4,312,500 if the over-allotment option is exercised in full) shares of Class A common stock, representing 1,875,000 (or 2,156,250 if the over-allotment option is exercised in full) shares associated with the First Price Vesting and 1,875,000 (or 2,156,250 if the over-allotment option is exercised in full) shares associated with the Second Price Vesting (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like). Together with the 1,875,000 (or 2,156,250 if the over-allotment is exercised in full) shares of Class B common stock already vested and converted to Class A common stock associated with the Combination Closing Vesting, a total of 5,625,000 (or 6,468,750 if the over-allotment option is exercised in full) shares of Class B common stock will have vested and converted into Class A common stock in this example.

In the event of any liquidation, merger, reorganization or other similar transaction consummated after our initial business combination, or the Strategic Transaction, that results in all of our public stockholders having the right to exchange their Class A common stock for cash, securities or other property at an effective price of at least $12.00 per share of Class A common stock, all of the then-outstanding shares of Class B common stock will convert into an equivalent number of shares of Class A common stock (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like). If the effective price in such Strategic Transaction is less than $12.00 per share of Class A common stock, all of the then-outstanding shares of Class B common stock will be automatically forfeited.

In no event will the Class B common stock convert into Class A common stock at a ratio of less than one-to-one.

All shares of Class B common stock that are issued and outstanding on the 10th anniversary of our initial business combination will be automatically forfeited.

Preferred Stock

Our amended and restated certificate of incorporation will provide that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of this offering and 30 days after the date of completion of our initial business combination, provided in each case that we have an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the warrants and a current prospectus relating to them is available (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the SCALE units and only whole warrants will trade. Accordingly, unless you purchase at least three SCALE units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a share of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a SCALE unit containing such warrant will have paid the full purchase price for the SCALE unit solely for the share of Class A common stock underlying such SCALE unit.

We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement covering the Class A common stock issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they do not satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361 per warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average trading price of our Class A common stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent.

In addition, if (x) we issue additional Class A common stock or equity linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by our board of directors), (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination, and (z) the volume weighted average trading price of our Class A common stock during the 10 trading day period starting on the trading day after the day on which we consummate our initial business combination is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the Market Value.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which notice of the redemption is given to the warrant holders.

•

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares is available throughout the 30-day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the warrants as set forth above even if the holders are otherwise unable to exercise the warrants.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $10.00.

Once the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that during the 30 day period following delivery of such notice holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A common stock (as defined below) except as otherwise described below provided, further, that if the warrants are not exercised on a cashless basis or otherwise during such 30 day period, we shall redeem such warrants for $0.10 per share;

•

if, and only if, the closing price of our Class A common stock equals or exceeds $10.00 per public share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) on the trading day before we send the notice of redemption to the warrant holders; and

•

if, and only if, there is an effective registration statement covering the issuance of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A common stock that a warrant holder will receive upon a cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A common stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined based on volume weighted average trading price of our Class A common stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below.

We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

Pursuant to the warrant agreement, references above and in the table below to shares of Class A common stock shall include a security other than the shares of Class A common stock into which the shares of Class A common stock have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of shares of Class A common stock to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of the warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of the warrant is adjusted as a result of raising capital in connection with the initial business combination, the adjusted share prices in the column headings will by multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—Anti-dilution Adjustments” and the denominator of which is $10.00.

Redemption Date (period to expiration of warrants)	Fair Market Value of Class A Common Stock
	10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and time to expiration may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the time to expiration is between two redemption dates in the table, the number of shares of Class A common stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average trading price of our Class A common stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 shares of Class A common stock for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average trading price of our Class A common stock as reported during the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 shares of Class A common stock for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A common stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A common stock.

This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Class A common stock are trading at or above $10.00 per public share, which may be at a time when the trading price of our Class A common stock is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants for cash when the price per share of Class A common stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the warrants when the shares of Class A common stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the shares of Class A common stock are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer shares of Class A common stock than they would have received if they had chosen to wait to exercise their warrants for shares of Class A common stock if and when such shares of Class A common stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A common stock will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A common stock to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A common stock pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A common stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.

Redemption procedures and cashless exercise.

If we call the warrants for redemption when the price per share of Class A common stock equals or exceeds $18.00 as described under “—Redemption of warrants for cash when the price per share of Class A common stock equals or exceeds $18.00,” our board of directors will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis” beginning on the third trading day prior to the date on which notice of the redemption is given to the holders of warrants. In determining whether to require all holders to exercise their warrants on a “cashless basis,” our board of directors will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our board of directors exercises this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average volume-weighted average trading price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our board of directors exercises this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after our initial business combination.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A common stock issued and outstanding immediately after giving effect to such exercise.

Anti-dilution adjustments.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the historical fair market value (as defined below) will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the historical fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon conversion or exercise and (ii) “historical fair market value” means the volume weighted average trading price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all the holders of Class A common stock on account of such Class A common stock (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A common stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A common stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A common stock in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A common stock in connection with a stockholder vote to amend our amended and restated certificate of incorporation (A) to modify the substance or timing of our obligation to provide holders of our Class A common stock the right to have their shares redeemed in connection with our initial business combination or to redeem

100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of our Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In addition, if (x) we issue additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination, at an issue price or effective issue price of less than the Newly Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 50% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A common stock during the 20 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described under “—Redemption of warrants for cash when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding capital stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the holders of warrants. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrant holders do not have the rights or privileges of holders of Class A common stock or any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional warrants will be issued upon separation of the SCALE units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrant holder.

Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described in this prospectus, to our officers and directors and other persons or entities affiliated with our sponsor) and they will not be redeemable by us so long as they are held by our sponsor or our officers or directors (or its or their permitted transferees). Our sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the SCALE units in this offering, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than our sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the SCALE units being sold in this offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average volume weighted average trading price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor or our officers or directors (or its or their permitted transferees) is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

In addition, holders of our private placement warrants are entitled to certain registration rights and any private placement warrants held by our sponsor will not be exercisable more than five years from the effective date of the registration statement of which this prospectus forms a part.

Our sponsor has agreed not to transfer, assign or sell any of the private placement SCALE units, private placement shares or private placement warrants (including the Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except, among other limited exceptions as described in this prospectus, to our officers and directors and other persons or entities affiliated with our sponsor.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. If we increase or decrease the size of this offering we will effect a stock dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B common stock immediately prior to the consummation of the offering in such amount as to maintain the amount of Class B common stock at, on an as-converted to Class A common stock basis, approximately 20% of our outstanding capital stock immediately following the completion of this offering (excluding the private placement shares). Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is American Stock Transfer & Trust Company, LLC, or AST. We have agreed to indemnify AST in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Our Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. These provisions cannot be amended without the approval of the holders of 65% of the voting power of our outstanding common stock. Our sponsor, who will beneficially own, on an as-converted to Class A common stock basis, approximately 21.9% of our outstanding capital stock immediately following the completion of this offering (including the private placement shares) and assuming it does not purchase any SCALE units in this offering, will participate in any vote to amend our amended and restated certificate of incorporation and will have the discretion to vote in any manner they choose. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

If we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem 100% of the public shares, at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account not previously released to us released to us to pay our franchise and income tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law;

•

Prior to or in connection with our initial business combination, we may not issue additional shares of capital stock that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on our initial business combination;

•

Although we do not intend to enter into an initial business combination with a target business that is affiliated with our sponsor, directors or officers, we are not prohibited from doing so. In the event we enter into such a transaction, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm that such an initial business combination is fair to our company from a financial point of view. We may take other appropriate steps consistent with Delaware law to address any potential conflicts of interest;

•

If a stockholder vote on our initial business combination is not required by law and we do not decide to hold a stockholder vote for business or other reasons, we will offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, and will file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about our initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act; whether or not we maintain our registration under the our Exchange Act or our listing on Nasdaq, we will provide our public stockholders with the opportunity to redeem their public shares by one of the two methods listed above;

•	Our initial business combination will be approved by a majority of independent and disinterested directors;

•

If our stockholders approve an amendment to our amended and restated certificate of incorporation (i) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of this offering, or 27 months from the closing of this offering if we have executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 24 months from the closing of this offering, or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, we will provide our public stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon such approval at a per-share price, payable in cash and out of funds legally available therefor, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to us to pay our franchise and income tax obligations, divided by the number of then outstanding public shares; and

•	We will not effectuate our initial business combination with another blank check company or a similar company with nominal operations.

In addition, our amended and restated certificate of incorporation provides that under no circumstances will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 upon consummation of our initial business combination and after payment of deferred underwriting commissions.

Our amended and restated certificate of incorporation also provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue, and to the extent the director or officer is permitted to refer that opportunity to us without violating another legal obligation.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

We have opted out of Section 203 of the DGCL. However, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our amended and restated certificate of incorporation provides that the sponsor, its members and its other affiliates, any of its respective direct or indirect transferees who hold at least 15% of our outstanding common stock after such transfer and any group as to which such persons are party to, do not constitute “interested stockholders” for purposes of this provision.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; and any action asserting a claim against us or our directors, officers or employees that is governed by the internal affairs doctrine. This exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Our amended and restated certificate of incorporation further provides that, to the fullest extent permitted by applicable law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The enforceability of similar exclusive federal forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and while the Delaware Supreme Court and certain other state courts have ruled that this type of exclusive federal forum provision is facially valid under Delaware law, there is uncertainty as to whether other courts would enforce such provisions and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

The foregoing provisions would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find either exclusive forum provision in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving such action in other jurisdictions, all of which could have a material adverse effect on our business, financial condition, and results of operations.

Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our common stock shall be deemed to have notice of and consented to these exclusive forum provisions and will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder. See “Risk Factors—Risks Relating to Our Securities—Our amended and restated certificate of incorporation provides, to the fullest extent permitted by law, that the Court of Chancery of the State of Delaware and the federal district courts of the United States are the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees, and which may have the effect of discouraging lawsuits against our directors, officers or employees.”

Special meeting of stockholders

Our amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by either our Chief Executive Officer or our Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our amended and restated bylaws provide for advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. Our amended and restated bylaws allow our board of directors or the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings, which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of us.

Action by written consent

Subsequent to the consummation of the offering, any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders, other than actions taken by the holders of shares of our Class B common stock.

Only holders of the Class B common stock vote to elect directors

Prior to our initial business combination, only holders of our Class B common stock will have the right to vote on the election of directors. Holders of our public shares will not be entitled to vote on the election of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our Class B common stock may remove a member of the board of directors for any reason.

Class B common stock consent right

For so long as any shares of Class B common stock remain outstanding, we may not, without the prior vote or written consent of the holders of a majority of the shares of Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of our amended and restated certificate of incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock. Any action required or permitted to be taken at any meeting of the holders of Class B common stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class B common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class B common stock were present and voted.

Securities Eligible for Future Sale

Immediately after the consummation of this offering we will have 30,900,000 shares of Class A common stock (or 35,535,000 shares of Class A common stock if the underwriter’s over-allotment option is exercised in full) issued and outstanding on an as-converted basis. Of these shares, the Class A common stock sold in this offering (30,000,000 shares of Class A common stock if the underwriter’s over-allotment option is not exercised and 34,500,000 shares of Class A common stock if the underwriter’s over- allotment option is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares of Class A common stock purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the outstanding shares of Class B common stock (7,500,000 shares of Class B common stock if the underwriter’s over-allotment option is not exercised and 8,625,000 shares of Class B common stock if the underwriter’s over-allotment option is exercised in full) and all of the private placement SCALE units (900,000 private placement SCALE units if the underwriter’s over-allotment option is not exercised and 1,035,000 private placement SCALE units if the underwriter’s over-allotment option is exercised in full), including all of the shares of Class A common stock underlying the private placement SCALE units and the private placement warrants sold as part of the private placement SCALE units will be restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•

1% of the total number of shares of Class A common stock then outstanding, which will equal 309,000 shares immediately after this offering (or 355,350 if the underwriter exercises its over-allotment option in full); or

•	the average weekly reported trading volume of the Class A common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell its Class B common stock, private placement SCALE units and the securities underlying the foregoing pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration and Stockholder Rights

The following holders will be entitled to registration rights pursuant to a registration and stockholder rights agreement to be signed prior to or on the effective date of this offering: (1) holders of the Class B common stock (including any shares of Class A common stock issuable upon conversion of the Class B common stock); (2) holders of the private placement SCALE units, private placement shares or private placement warrants (including any shares of Class A common stock issuable upon the exercise of the private placement warrants); and (3) holders of any SCALE units to be issued upon conversion of working capital loans (including the warrants and shares of Class A common stock included in such SCALE units and the shares of Class A common stock issuable upon the exercise of such warrants). These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. However, the registration and stockholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. We will bear the expenses incurred in connection with the filing of any such registration statements.

In addition, following completion of our initial business combination, our sponsor will be entitled to designate three individuals for nomination for election to our board of directors.

Listing of Securities

We intend to apply to list our SCALE units, Class A common stock and warrants on Nasdaq under the symbols “NDACU,” “NDAC” and “NDACW,” respectively. We expect that our SCALE units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date the shares of our Class A common stock and warrants are eligible to trade separately, we anticipate that the shares of our Class A common stock and warrants will be listed separately and together as part of the SCALE units on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of U.S. federal income tax consequences generally applicable to the acquisition, ownership and disposition of our SCALE units, shares of Class A common stock and warrants, which we refer to collectively as our securities. Because the components of a SCALE unit are expected to be separable at the option of the holder, the holder of a SCALE unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying Class A common stock and one-third of one redeemable warrant components of the SCALE unit, as the case may be. As a result, the discussion below with respect to actual holders of Class A common stock and warrants should also apply to holders of SCALE units (as the deemed owners of the underlying Class A common stock and warrants that constitute the SCALE units). This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to investors who purchased SCALE units in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income, the special accounting rules under Section 451(b) of the Internal Revenue Code of 1986, as amended, or the Code, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

•	financial institutions or financial services entities;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own 5% or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to our securities;

•	persons holding the securities as part of a “straddle,” integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities;

•	tax-exempt entities; and

•	except as described below, persons who receive our common stock pursuant to the exercise of any option.

If you are a partnership (or other entity or arrangement treated as a partnership) for U.S. federal income tax purposes, the U.S. federal income tax treatment of your partners will generally depend on the status of the partners and your activities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Personal Holding Company Status

We could be subject to a second level of U.S. federal income tax on a portion of our income if we are determined to be a personal holding company, or PHC, for U.S. federal income tax purposes. A U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (i) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency and including as individuals for this purpose certain entities such as certain tax-exempt organizations, pension funds and charitable trusts) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (ii) at least 60% of the corporation’s adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of PHC income (which includes, among other things, dividends, interest, certain royalties, annuities and, under certain circumstances, rents).

Depending on the date and size of our initial business combination, at least 60% of our adjusted ordinary gross income may consist of PHC income. In addition, depending on the concentration of our stock in the hands of individuals, including the members of our sponsor and certain tax-exempt organizations, pension funds and charitable trusts, more than 50% of our stock may be owned or deemed owned (pursuant to the constructive ownership rules) by five or fewer such persons during the last half of a taxable year. Thus, no assurance can be given that we will not be a PHC following this offering or in the future. If we were to become a PHC in a given taxable year, we would be subject to an additional PHC tax, currently 20%, on our undistributed PHC income, which generally includes our taxable income, subject to certain adjustments.

Allocation of Purchase Price and Characterization of a SCALE unit

No statutory, administrative or judicial authority directly addresses the treatment of a SCALE unit or instruments similar to a SCALE unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a SCALE unit should be treated for U.S. federal income tax purposes as the acquisition of one share of our Class A common stock and one-third of one warrant to acquire one share of our Class A common stock. For U.S. federal income tax purposes, each holder of a SCALE unit must allocate the purchase price paid by such holder for such SCALE unit between the one share of Class A common stock and the one-third of one warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, you must make your own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge you to consult your tax advisor regarding the determination of value for these purposes. The price allocated to each share of Class A common stock and one-third of one warrant should be the stockholder’s tax basis in such share or one-third of one warrant, as the case may be. Any disposition of a SCALE unit should be treated for U.S. federal income tax purposes as a disposition of the share of Class A common stock and one-third of one warrant constituting the SCALE unit, and the amount realized on the disposition should be allocated between the Class A common stock and the one-third of one warrant based on their respective relative fair market values (as determined by you based on all the relevant facts and circumstances) at the time of disposition. The separation of shares of Class A common stock and warrants constituting SCALE units should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the shares of Class A common stock and warrants and your purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the SCALE units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, you are urged to consult your own tax advisors regarding the tax consequences of an investment in a SCALE unit (including alternative characterizations of a SCALE unit). The balance of this discussion assumes that the characterization of the SCALE units described above is respected for U.S. federal income tax purposes.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our SCALE units, shares of Class A common stock or warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Class A common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. It is unclear whether the redemption rights with respect to the Class A common stock described in this prospectus may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants. Upon a sale or other taxable disposition of our Class A common stock or warrants which, in general, would include a redemption of Class A common stock or warrants that is treated as a sale of such securities as described below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Class A common stock or warrants. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Class A common stock or warrants so disposed of exceeds one year. It is unclear, however, whether the redemption rights with respect to the Class A common stock described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period for the Class A common stock is suspended, then non-corporate U.S. holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of the shares or warrants would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the Class A common stock or warrants are held as part of SCALE units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Class A common stock or the warrants based upon the then fair market values of the Class A common stock and the warrants included in the SCALE units) and (ii) the U.S. holder’s adjusted tax basis in its Class A common stock or warrants so disposed of. A U.S. holder’s adjusted tax basis in its Class A common stock or warrants generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of a SCALE unit allocated to a share of Class A common stock or one-third of one warrant or, as discussed below, the U.S. holder’s initial basis for Class A common stock received upon exercise of warrants) less, in the case of a share of Class A common stock, any prior distributions treated as a return of capital.

Redemption of Class A Common Stock. In the event that a U.S. holder’s Class A common stock is redeemed pursuant to the redemption provisions described in this prospectus under the section of this prospectus titled “Description of Securities—Common Stock” or if we purchase a U.S. holder’s Class A common stock in an open market transaction, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Class A common stock under Section 302 of the Code. If the redemption qualifies as a sale of common stock, the U.S. holder will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” above. If the redemption does not qualify as a sale of common stock, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described above under “U.S. Holders—Taxation of Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. holder (including any stock constructively owned as a result of owning warrants) relative to all of our shares outstanding both before and after the redemption. The redemption of Class A common stock generally will be treated as a sale of the Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include Class A common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the redemption of Class A common stock must, among other requirements, be less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the redemption. Prior to our initial business combination, the Class A common stock may not be voting stock for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of a U.S. holder’s interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. holder are redeemed and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other shares of our stock (including stock constructively owned as a result of owning warrants). The redemption of the Class A common stock will not be essentially equivalent to a dividend if a U.S. holder’s conversion results in a “meaningful reduction” of the U.S. holder’s proportionate interest in us.

Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. holder should consult with its own tax advisors as to the tax consequences of a redemption.

If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution and the tax effects will be as described under “U.S. Holders—Taxation of Distributions,” above. After the application of those rules, any remaining tax basis of the U.S. holder in the redeemed Class A common stock will be added to the U.S. holder’s adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder’s adjusted tax basis in its warrants or possibly in other stock constructively owned by it.

Exercise or Lapse of a Warrant. Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder generally will not recognize taxable gain or loss on the acquisition of common stock upon exercise of a warrant for cash. The U.S. holder’s tax basis in the share of our Class A common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder’s initial investment in the warrant (i.e., the portion of the U.S. holder’s purchase price for SCALE units that is allocated to the warrant and the exercise price of such warrant (as such exercise price may be adjusted as described below under “—Possible Constructive Distributions”). It is unclear whether the U.S. holder’s holding period for the Class A common stock received upon exercise of the warrants will begin on the date following the date of exercise or on the date of exercise of the warrants; in either case, the holding period will not include the period during which the U.S. holder held the warrants. If a warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder’s basis in the Class A common stock received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a gain realization event, it is unclear whether a U.S. holder’s holding period in the Class A common stock would be treated as commencing on the date following the date of exercise or on the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the Class A common stock would include the holding period of the warrants exercised therefor.

It is also possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of shares of Class A common stock having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the exercise price for the total number of warrants to be exercised and the U.S. holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. holder’s tax basis in the Class A common stock received would equal the sum of the exercise price of such warrants and the U.S. holder’s tax basis in the warrants exercised. It is unclear whether a U.S. holder’s holding period for the Class A common stock would commence on the date following the date of exercise or on the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. holder held the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. holder’s holding period would commence with respect to the Class A common stock received, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions. The terms of each warrant provide for an adjustment to the number of shares of Class A common stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus titled “Description of Securities—Warrants—Public Warrants.” An adjustment that has the effect of preventing dilution generally is not taxable. The U.S. holders of the warrants would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment to the number of such shares or to such exercise price increases the warrantholders’ proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A common stock that would be obtained upon exercise or through a decrease in the exercise price of the warrant) as a result of a distribution of cash or other property to the holders of shares of our common stock, or as a result of the issuance of a stock dividend to holders of shares of our common stock, in each case that is taxable to the beneficial owners of such shares as described under “U.S. Holders—Taxation of Distributions” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holders of the warrants received a cash distribution from us equal to the fair market value of such increased interest. For certain information reporting purposes, we are required to determine the date and amount of any such constructive distributions. Proposed Treasury regulations, which we may rely on prior to the issuance of final regulations, specify how the date and amount of constructive distributions are determined.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid (and constructive dividends deemed paid) to a U.S. holder and to the proceeds of the sale or other disposition of our SCALE units, shares of Class A common stock and warrants, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number and a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

All U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our SCALE units, Class A common stock or warrants who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation or

•	an estate or trust that is not a U.S. holder;

Taxation of Distributions. In general, any distributions (including constructive dividends) we make to a Non-U.S. holder of shares of our Class A common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). In the case of any constructive dividend, it is possible that this tax would be withheld from any amount owed to a Non-U.S. holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “U.S. real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Exercise of a Warrant. The U.S. federal income tax treatment of a Non-U.S. holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “U.S. Holders—Exercise or Lapse of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the consequences would be similar to those described below in “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants.”

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A common stock, which would include a dissolution and liquidation in the event we do not complete an initial business combination within 24 months from the closing of this offering, or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a SCALE unit, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder);

•

the Non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Class A common stock, and, in the case where shares of our Class A common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Class A common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A common stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

Non-U.S. holders described in the second bullet above will be required to pay a flat 30% tax on the gain derived from the sale, which tax may be offset by U.S.-source capital losses (even though such Non-U.S. holder is not considered a resident of the United States), provided U.S. federal income tax returns are timely filed with respect to such losses. Applicable income tax or other treaties that may provide for different rules.

For purposes of the third bullet point above, there can be no assurance that our Class A common stock will be treated as regularly traded on an established securities market. We will be classified as a U.S. real property holding corporation if the fair market value of our “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. If the third bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Class A common stock or warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A common stock or warrants from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We cannot determine whether we will be a U.S. real property holding corporation in the future until we complete an initial business combination.

Redemption of Class A Common Stock. The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. holder’s Class A common stock pursuant to the redemption provisions described in the section of this prospectus titled “Description of Securities—Common Stock” generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. holder’s Class A common stock, as described under “U.S. Holders—Redemption of Class A Common Stock” above, and the consequences of the redemption to the Non-U.S. holder will be as described above under “Non-U.S. holders—Taxation of Distributions” and “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and Warrants,” as applicable.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends (including constructive dividends) and the proceeds from a sale or other disposition of our SCALE units, shares of Class A common stock and warrants. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on and gross proceeds from the sale of our Class A common stock or warrants to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits.

The withholding obligations under FATCA generally apply to dividends (including constructive dividends) on our Class A common stock or warrants and to the payment of gross proceeds of a sale or other disposition of our Class A common stock or warrants. However, the U.S. Treasury Department has issued proposed regulations that, if finalized in their present form, would eliminate FATCA withholding on gross proceeds of the sale or other disposition of our Class A common stock or warrants (but not on payments of dividends). Taxpayers may rely on the proposed regulations until final regulations are issued or until such proposed regulations are rescinded.

Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our securities.

UNDERWRITERS

Morgan Stanley & Co. LLC is acting as sole book-running manager and sole underwriter of the offering. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, Morgan Stanley & Co. has agreed to purchase, and we have agreed to sell to Morgan Stanley & Co. LLC, the number of SCALE units set forth opposite Morgan Stanley & Co. LLC in the table below:

Name	Number of SCALE units
Morgan Stanley & Co. LLC	30,000,000

Total	30,000,000

The underwriting agreement provides that the obligations of the underwriter to purchase the SCALE units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all of the SCALE units (other than those covered by the over-allotment option described below) if it purchases any of the SCALE units.

SCALE units sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any SCALE units sold by the underwriter to securities dealers may be sold at a discount from the initial public offering price not to exceed $                 per SCALE unit. After the initial public offering, if all of the SCALE units are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms. The underwriter reserves the right to reject, cancel or modify any order in whole or in part. The underwriter has advised us that it does not intend to make sales to discretionary accounts.

If the underwriter sells more SCALE units than the total number set forth in the table above, we have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase up to 4,500,000 additional SCALE units at the public offering price less the underwriting discount. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any SCALE units issued or sold under the option will be issued and sold on the same terms and conditions as the other SCALE units that are the subject of this offering.

Subject to certain exceptions, we, our sponsor and our officers, directors and advisors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, as applicable, without the prior written consent of Morgan Stanley & Co. LLC:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any SCALE units, warrants, shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, or the Lock-up Securities;

•

establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder;

•	file or confidentially submit any registration statement with the Securities and Exchange Commission relating to the offering of any Lock-up Securities; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-up Securities.

Notwithstanding the foregoing, we may (i) issue and sell the private placement SCALE units, (ii) issue and sell additional SCALE units pursuant to the option granted to the underwriter described above, (iii) register with the SEC the resale of the securities covered by the registration rights agreement described herein and (iv) issue securities in connection with an initial business combination. The foregoing restrictions also shall not apply to the forfeiture of any shares of our Class B common stock pursuant to their terms and pursuant to the letter agreement among us, our sponsor, and our officers, directors and advisors. Morgan Stanley & Co. LLC, in its sole discretion, may release any of the securities subject to these lock-up agreements in whole or in part at any time without notice.

Our sponsor and our officers, directors and advisors have further agreed not to transfer, assign or sell any of their shares of Class B common stock (or the shares of Class A common stock into which such shares are convertible), until the earliest of (A) six months after the completion of our initial business combination and (B) the date on which we complete a liquidation, merger, reorganization or other similar transaction that results in all of our public stockholders having the right to exchange their Class A common stock for cash, securities or other property, except to certain permitted transferees and under certain circumstances as described in the section of this prospectus titled “Principal Stockholders—Restrictions on Transfer.” Any permitted transferees will be subject to the same restrictions and other agreements of our sponsor with respect to any shares of Class B common stock or Class A common stock issued upon conversion of any Class B common stock.

In addition, the private placement SCALE units (including the underlying private placement shares, the private placement warrants, and the shares of Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except for certain limited exceptions as described herein under the section of this prospectus titled “Principal Stockholders—Restrictions on Transfer”).

Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the SCALE units was determined by negotiations between us and the underwriter. Among the factors considered in determining initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the SCALE units, shares of Class A common stock or warrants will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our SCALE units, shares of Class A common stock or warrants will develop and continue after this offering.

We intend to apply to list our SCALE units on the Nasdaq Capital Market under the symbol NDACU. We expect that our Class A common stock and warrants will be listed under the symbols NDAC and NDACW, respectively, once the Class A common stock and warrants begin separate trading.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option.

	Payable by NightDragon Acquisition Corp.
	No Exercise	Full Exercise
Per SCALE unit(1)	$0.55	$0.55
Total(1)	$16,500,000	$18,975,000

(1)

Includes $0.35 per SCALE unit, or $10,500,000 (or $12,075,000 if the over-allotment option is exercised in full) in the aggregate payable to the underwriter for deferred underwriting commissions to be placed in a trust account located in the United States as described herein and released to the underwriter only upon the completion of an initial business combination.

If we do not complete our initial business combination and subsequently liquidate, the trustee and the underwriter have agreed that (i) the underwriter will forfeit any rights or claims to its deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account upon liquidation and (ii) that the deferred underwriter’s discounts and commissions will be distributed on a pro rata basis, including interest earned on the funds held in the trust account and not previously released to us to pay our income taxes to the public stockholders.

In connection with the offering, the underwriter may purchase and sell SCALE units in the open market. Purchases and sales in the open market may include short sales or purchases to cover short positions, which may include purchases pursuant to the over-allotment option and stabilizing purchases, in accordance with Regulation M under the Exchange Act.

•	Short sales involve secondary market sales by the underwriter of a greater number of SCALE units than they are required to purchase in the offering.

•	“Covered” short sales are sales of SCALE units in an amount up to the number of SCALE units represented by the underwriter’s over-allotment option.

•	“Naked” short sales are sales of SCALE units in an amount in excess of the number of SCALE units represented by the underwriter’s over-allotment option.

•	Covering transactions involve purchases of SCALE units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

•

To close a naked short position, the underwriter must purchase SCALE units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the SCALE units in the open market after pricing that could adversely affect investors who purchase in the offering.

•

To close a covered short position, the underwriter must purchase SCALE units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of SCALE units to close the covered short position, the underwriter will consider, among other things, the price of SCALE units available for purchase in the open market as compared to the price at which they may purchase SCALE units through the over-allotment option.

•	Stabilizing transactions involve bids to purchase SCALE units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriter for their own accounts, may have the effect of preventing or retarding a decline in the market price of the SCALE units. They may also cause the price of the SCALE units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions in the over-the-counter market or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time.

We estimate that our portion of the total expenses of this offering payable by us will be $1,950,000, excluding underwriting discounts and commissions. We have agreed to reimburse the underwriter for all expenses and fees related to the review by FINRA, which will not exceed $            .

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage the underwriter to provide any services for us after this offering, and have no present intent to do so. However, the underwriter may introduce us to potential target businesses or assist us in raising additional capital in the future. If the underwriter provides services to us after this offering, we may pay the underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriter and no fees for such services will be paid to the underwriter prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriter’s compensation in connection with this offering and we may pay the underwriter of this offering or any entity with which it is affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of a business combination.

The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, including in connection with acting in an advising capacity or as a potential financing source in conjunction with our potential acquisition of a company, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriter and its respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments or the securities and instruments of our affiliates. The underwriter and its respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom, each of which we refer to as a Relevant State, no SCALE units have been offered or will be offered to the public in that Relevant State in connection with this offering prior to the publication of a prospectus in relation to the SCALE units which has been approved by the competent authority in that Relevant State or, where appropriate, approved by the competent authority in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of SCALE units may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter named above for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of SCALE units shall require us or the underwriter named above to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation. Neither we nor the underwriter named above have authorized, nor do they authorize, the making of any offer of SCALE units in circumstances in which an obligation arises for us or the underwriter to publish a prospectus for such offer pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any SCALE units or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with our company and the underwriter named above that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any SCALE units being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed to and with our company and the underwriter named above that the SCALE units acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of SCALE units to the public other than their offer or resale in a Relevant State to qualified investors within the meaning of the Prospectus Regulation, in circumstances in which the prior consent of the underwriter named above has been obtained to each such proposed offer or resale.

We, the underwriter named above and our and its respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this selling restriction, the expression an “offer to the public” in relation to any SCALE units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any SCALE units to be offered so as to enable an investor to decide to purchase or subscribe for any SCALE units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation include, in relation to the United Kingdom (and its constituent countries), the Prospectus Regulation as it forms part of the domestic law of the constituent countries of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018.

This selling restriction is in addition to any other selling restrictions set out below.

United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Financial Promotion Order, (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies,” “unincorporated associations,” etc.) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The SCALE units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the SCALE units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to certain persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The SCALE units may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the SCALE units may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to SCALE units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The SCALE units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the SCALE units may not be circulated or distributed, nor may the SCALE units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the SCALE units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and SCALE units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and SCALE units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Solely for the purposes of our obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the SCALE units are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on the Recommendations on Investment Products).

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Davis Polk & Wardwell LLP, Menlo Park, California, is acting as counsel for the underwriter.

EXPERTS

The financial statements of NightDragon Acquisition Corp. as of December 14, 2020, and for the period from December 8, 2020 (inception) through December 14, 2020 appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of NightDragon Acquisition Corp. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

NIGHTDRAGON ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholder and Board of Directors of

NightDragon Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of NightDragon Acquisition Corp. (the “Company”) as of December 14, 2020, the related statements of operations, stockholder’s equity and cash flows for the period from December 8, 2020 (inception) through December 14, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 14, 2020, and the results of its operations and its cash flows for the period from December 8, 2020 (inception) through December 14, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph—Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of December 14, 2020, and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2020.

Tampa, FL

January 6, 2021, except Note 8, as to which the date is February 9, 2021

NIGHTDRAGON ACQUISITION CORP.

BALANCE SHEET

DECEMBER 14, 2020

ASSETS
Current Asset—Cash held in escrow	$25,000
Deferred offering costs	255,000

Total Assets	$280,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities
Accrued expenses	$5,000
Accrued offering costs	255,000

Total Liabilities	260,000

Commitments

Stockholder’s Equity
Preferred stock, $0.00001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock; $0.00001 par value; 280,000,000 shares authorized; none issued and outstanding	—
Class B common stock, $0.00001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding(1)	86
Additional paid-in capital	24,914
Accumulated deficit	(5,000)

Total Stockholder’s Equity	20,000

Total Liabilities and Stockholder’s Equity	$280,000

(1)	Includes up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

The accompanying notes are an integral part of the financial statements.

NIGHTDRAGON ACQUISITION CORP.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM DECEMBER 8, 2020 (INCEPTION) THROUGH DECEMBER 14, 2020

Formation costs	$5,000

Net loss	$(5,000)

Weighted average shares outstanding, basic and diluted(1)	7,500,000

Basic and diluted net loss per common share	$(0.00)

(1)	Excludes up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

The accompanying notes are an integral part of the financial statements.

NIGHTDRAGON ACQUISITION CORP.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM DECEMBER 8, 2020 (INCEPTION) THROUGH DECEMBER 14, 2020

	Class B Common Stock(1)		Additional Paid-in Capital	Accumulated Deficit	Stockholder’s Equity
	Shares	Amount
Balance—December 8, 2020 (Inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to Sponsor(1)	8,625,000	86	24,914	—	25,000
Net loss	—	—	—	(5,000)	(5,000)

Balance—December 14, 2020	8,625,000	$86	$24,914	$(5,000)	$20,000

(1)	Includes up to 1,125,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5).

The accompanying notes are an integral part of the financial statements.

NIGHTDRAGON ACQUISITION CORP.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM DECEMBER 8, 2020 (INCEPTION) THROUGH DECEMBER 14, 2020

Cash flows from Operating Activities:
Net loss	$(5,000)
Changes in operating assets and liabilities:
Accrued expenses	5,000

Net cash used in operating activities	—

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000

Net cash provided by financing activities	25,000

Net Change in Cash	25,000
Cash—Beginning	—

Cash—Ending	$25,000

Supplemental disclosure of non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$255,000

The accompanying notes are an integral part of the financial statements.

NIGHTDRAGON ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 1. Description of Organization and Business Operations

NightDragon Acquisition Corp. is a blank check company incorporated in Delaware on December 8, 2020. The Company was formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 14, 2020, the Company had not yet commenced any operations. All activity for the period December 8, 2020 (inception) through December 14, 2020 relates to the Company’s formation and the proposed initial public offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed initial public offering of 30,000,000 Stakeholder-Centered Aligned Listed Equity, or SCALE, Units at $10.00 per SCALE Unit (or 34,500,000 SCALE Units if the underwriter’s over-allotment option is exercised in full), or the SCALE Units. The SCALE Units, and the shares of Class A common stock included in the SCALE Units, or the Public Shares, are discussed in Note 3 and the sale of 900,000 SCALE Units (or 1,035,000 SCALE Units if the underwriter’s over-allotment option is exercised in full), or the Private Placement SCALE Units, at a price of $10.00 per Private Placement SCALE Unit that will close in a private placement to NightDragon Acquisition Sponsor, LLC, or the Sponsor, simultaneously with the closing of the Proposed Public Offering (see Note 4).

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement SCALE Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned on the Trust Account) at the time of the signing of a definitive agreement to enter a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per SCALE Unit sold in the Proposed Public Offering, will be held in a trust account, or the Trust Account, and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s stockholders, as described below.

The Company will provide its holders of the outstanding Public Shares, or the public stockholders, with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. In connection with a proposed Business Combination, the Company may seek stockholder approval of a Business Combination at a meeting called for such purpose at which stockholders may seek to redeem their shares, regardless of whether they vote for or against a Business Combination. The Company will proceed with a Business Combination only if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination.

NIGHTDRAGON ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

If the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Certificate of Incorporation provides that, a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended, or the Exchange Act), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

The public stockholders will be entitled to redeem their shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 6). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification, or ASC, Topic 480 “Distinguishing Liabilities from Equity.”

If a stockholder vote is not required and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission, or the SEC, and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Company’s Sponsor has agreed (a) to vote its Founder Shares (as defined in Note 5), Private Placement Shares (as defined in Note 4) and any Public Shares purchased during or after the Proposed Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Founder Shares) and Private Placement SCALE Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a stockholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek stockholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Certificate of Incorporation relating to stockholders’ rights of pre-Business Combination activity and (d) that the Founder Shares and Private Placement SCALE Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Public Offering if the Company fails to complete its Business Combination.

If the Company does not complete its initial business combination within 24 months from the closing of the Proposed Public Offering to complete a Business Combination (or 27 months from the closing of the Proposed Public Offering if the Company has an executed letter of intent, agreement in principle or definitive agreement for a Business Combination within 24 months from the closing of the Proposed Public Offering), or the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including

NIGHTDRAGON ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

interest earned on the funds held in the Trust Account and not previously released to us to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per SCALE Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the day of liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. However, the Company has not asked the Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and believe that the Sponsor’s only assets are securities of the Company. Therefore, the Company cannot assure its stockholders that the Sponsor would be able to satisfy those obligations. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent auditors), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

At December 14, 2020, the Company had $25,000 of cash held in escrow and a working capital deficit of $235,000. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a period of time within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NIGHTDRAGON ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America, or GAAP, and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 14, 2020.

NIGHTDRAGON ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Deferred Offering Costs

Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 14, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the period from December 8, 2020 (inception) through December 14, 2020.

Net Loss Per Common Share

Net loss per share of common stock is computed by dividing net loss by the weighted average number of common shares outstanding during the period, excluding shares of common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 1,125,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriter (see Note 5). At December 14, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NIGHTDRAGON ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Note 3. Proposed Public Offering

Pursuant to the Proposed Public Offering, the Company will offer for sale up to 30,000,000 SCALE Units (or 34,500,000 SCALE Units if the underwriter’s over-allotment option is exercised in full) at a purchase price of $10.00 per SCALE Unit. Each SCALE Unit will consist of one share of common stock and one-third of one redeemable warrant, or Public Warrant. Each Public Warrant will entitle the holder to purchase one share of common stock at an exercise price of $11.50 per whole share (see Note 7).

Note 4. Private Placement

The Sponsor has agreed to purchase an aggregate of 900,000 Private Placement SCALE Units (or 1,035,000 Private Placement SCALE Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Placement SCALE Unit ($9,000,000 in the aggregate, or $10,350,000 if the over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of Proposed Public Offering. Each Private Placement SCALE Unit will consist of one share of common stock, or Private Placement Share, and one-third of one redeemable warrant, or Private Placement Warrant. Each whole Private Placement Warrant is exercisable to purchase one share of common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the Private Placement SCALE Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement SCALE Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement SCALE Units and all underlying securities will expire worthless.

Note 5. Related Party Transactions

Founder Shares

During the period ended December 14, 2020, the Sponsor paid $25,000 to cover certain offering costs of the Company in consideration for 8,625,000 shares of common stock, or the Founder Shares. The Founder Shares include an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the Sponsor will collectively own, on an as-converted basis, 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Placement Shares).

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) six months after the completion of a Business Combination and (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds on a non-interest basis as may be required, with such loans referred to as Working Capital Loans. If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does

NIGHTDRAGON ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into SCALE Units at a price of $10.00 per SCALE Unit. The SCALE Units would be identical to the Private Placement SCALE Units.

Note 6. Commitments

Registration and Stockholder Rights

The holders of the Founder Shares, Private Placement SCALE Units and any SCALE Units that may be issued upon conversion of the Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement SCALE Units and SCALE units that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of our Class A common stock). These holders will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration and stockholder rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company will grant the underwriter a 45-day option from the date of Proposed Public Offering to purchase up to 4,500,000 additional SCALE Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriter will be entitled to a cash underwriting discount of $0.20 per SCALE Unit, or $6,000,000 in the aggregate (or $6,900,000 if the underwriter’s over-allotment is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriter will be entitled to a deferred fee of $0.35 per SCALE Unit, or $10,500,000 in the aggregate (or $12,075,000 if the underwriter’s over-allotment is exercised in full). The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Note 7. Stockholder’s Equity

On January 28, 2021, the Company filed its Amended and Restated Certificate of Incorporation, which authorizes the Company to issue 280,000,000 shares of Class A common stock with a par value of $0.00001 per share, 20,000,000 shares of Class B common stock, with a par value of $0.00001 per share and 1,000,000 shares of preferred stock with a par value of $0.00001 per share (See Note 8). Pursuant to the Amended and Restated Certificate of Incorporation, the Founder Shares were reclassified and changed into shares of Class B common stock. All shares amounts have been retroactively restated to reflect the amendment.

NIGHTDRAGON ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock, with a par value of $0.00001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 14, 2020, there were no shares of preferred stock issued or outstanding.

Class A Common Stock—The Company is authorized to issue 280,000,000 shares of Class A common stock, with a par value of $0.00001 per share. At December 14, 2020, there were no shares of Class A common stock issued or outstanding.

Class B Common Stock—The Company is authorized to issue up to 20,000,000 shares in Class B common stock with a par value of $0.00001 par share. At December 14, 2020, there were 8,625,000 shares of Class B common stock issued and outstanding, of which an aggregate of up to 1,125,000 shares are subject to forfeiture to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Placement Shares).

Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s shareholders except as otherwise required by law.

One-quarter of the Class B common stock will automatically convert into shares of Class A common stock prior to the ten year anniversary of the Business Combination upon the occurrence of four triggering events, one of which will occur upon the consummation of the Business Combination and three of which will occur if the closing price of shares of the Class A common stock equals or exceeds (i) $12.00 per share (as adjusted) for any 20 trading days within a 30-trading day period (the “First Price Vesting”), $15.00 per share (as adjusted) for any 20 trading days within a 30-trading day period (the “Second Price Vesting”) and $20.00 per share (as adjusted) for any 20 trading days within a 30-trading day period (the “Third Price Vesting”). In addition, if subsequent to the completion of the Business Combination, but prior to the ten year anniversary, the Company completes a merger, stock exchange, reorganization or other similar transaction that results in both a change of control and all of its public stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property at an effective price of at least $12.00 per share of Class A common stock, in each case, all of the then outstanding shares of Class B common stock will convert on a one-for-one basis, subject to adjustment. If the effective price in such transaction is less than $12.00 per share of Class A common stock, all of the then-outstanding shares of Class B common stock will be automatically forfeited. The shares of Class B common stock shares will be forfeited in the event that they have not converted into shares of Class A common stock ten years after a Business Combination.

Warrants—Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the consummation of a Business Combination or (b) one year from the closing of the Proposed Public Offering. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock

NIGHTDRAGON ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement covering the Class A common stock issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they do not satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, the Company will not be required to file or maintain in effect a registration statement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $18.00—Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•

if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20-trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

Redemption of Warrants When the Price per Share of Class A Common Stock Equals or Exceeds $10.00—Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•

at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the “fair market value” of our Class A common stock;

•

if, and only if, the closing price of our Class A common stock equals or exceeds $10.00 per share (as adjusted) on the trading day before the Company sends the notice of redemption to the warrant holders; and

NIGHTDRAGON ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

•

if and only if, there is an effective registration statement covering the issuance of Class A common stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given.

The exercise price and number of shares of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), or the New Issued Price, (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of such initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price and the $18.00 per share redemption trigger prices described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants will be identical to the Public Warrants underlying the SCALE Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the Class A common shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and will be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Note 8. Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to February 9, 2021, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, other than as described below.

Sponsor loan

On January 6, 2021, the Sponsor agreed to loan the Company up to $300,000 to cover expenses related to the Proposed Public Offering pursuant to a promissory note, or the Promissory Note. The Promissory Note was

NIGHTDRAGON ACQUISITION CORP.

NOTES TO FINANCIAL STATEMENTS

subsequently amended on January 13, 2021 to increase the maximum principal amount under the note to $750,000. This loan is non-interest bearing and payable on the earlier of June 30, 2021 or the completion of the Proposed Public Offering. As of February 9, 2021, the Company has borrowed $88,890 under the Promissory Note.

On January 28, 2021, the Company filed its Amended and Restated Certificate of Incorporation, which authorizes the Company to issue 280,000,000 shares of Class A common stock with a par value of $0.00001 per share, 20,000,000 shares of Class B common stock, with a par value of $0.00001 per share and 1,000,000 shares of preferred stock with a par value of $0.00001 per share. Pursuant to the Amended and Restated Certificate of Incorporation, the Founder Shares were reclassified and changed into shares of Class B common stock. All share amounts have been retroactively restated to reflect the amendment.

$300,000,000

NightDragon Acquisition Corp.

30,000,000 SCALE Units

MORGAN STANLEY

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Amount to be Paid
Legal fees and expenses	$400,000
Accounting fees and expenses	$60,000
SEC and FINRA expenses	$89,890
Nasdaq listing expenses	$75,000
Director and Officer insurance*	$1,249,000
Printing and engraving expenses	$45,000
Miscellaneous expenses	$31,110

Total	$1,950,000

*	The registrant is required to pre-pay the annual premiums for two years of insurance coverage, in a total amount of $1,249,000.

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in its best interests, and, with respect to any criminal action, had no reasonable cause to believe the person’s actions were unlawful. The Delaware General Corporation Law further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s bylaws, any agreement, a vote of stockholders or otherwise. The certificate of incorporation of the registrant generally provides for the indemnification of the registrant’s directors and officers to the fullest extent permitted under the Delaware General Corporation Law. In addition, the bylaws of the registrant require the registrant to fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, or officer of the registrant, or is or was a director or officer of the registrant serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent permitted by applicable law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides that the registrant’s directors shall not be personally liable to it or its stockholders for monetary damages for breach of fiduciary duty as a director and that if the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the registrant’s directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the registrant has entered into separate indemnification agreements with each of the registrant’s directors and certain of the registrant’s officers which require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees.

The registrant expects to obtain and maintain insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not the registrant would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

These indemnification provisions and the indemnification agreements entered into between the registrant and the registrant’s officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

The underwriting agreement between the registrant and the underwriter to be filed as Exhibit 1.1 to this registration statement provides for the indemnification by the underwriter of the registrant’s directors and officers and certain controlling persons against specified liabilities, including liabilities under the Securities Act with respect to information provided by the underwriter specifically for inclusion in the registration statement.

Item 15. Recent Sales of Unregistered Securities.

On December 14, 2020, our sponsor paid approximately $25,000 to cover certain offering costs in consideration for 8,625,000 founder shares. On January 28, 2021, the 8,625,000 founder shares were reclassified and changed into 8,625,000 shares of Class B common stock (including up to an aggregate of 1,125,000 shares of our Class B common stock subject to forfeiture by our sponsor depending on the extent to which the underwriter’s over-allotment option is not exercised in full or in part). Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of NightDragon Acquisition Sponsor, LLC. is to act as our sponsor in connection with this offering.

In addition, our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 900,000 private placement SCALE units (or 1,035,000 private placement SCALE units if the underwriter’s over-allotment option is exercised in full) at a price of $10.00 per private placement SCALE unit ($9,000,000 in the aggregate or $10,350,000 if the underwriter’s over-allotment option is exercised in full), in a private placement that will close simultaneously with the closing of this offering. This purchase will take place on a private placement basis simultaneously with the completion of our initial public offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

1.1**	Form of Underwriting Agreement

3.1*	Amended and Restated Certificate of Incorporation of NightDragon Acquisition Corp.

3.2**	Amended and Restated Bylaws of NightDragon Acquisition Corp.

4.1**	Specimen Unit Certificate

4.2**	Specimen Class A Common Stock Certificate

4.3**	Specimen Warrant Certificate (included in Exhibit 4.4)

4.4**	Form of Warrant Agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and the Registrant

5.1**	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

10.1*	Form of Letter Agreement among the Registrant, NightDragon Acquisition Sponsor, LLC and each of the officers, directors and advisors of the Registrant

10.2*	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company, LLC and the Registrant

10.3*	Securities Subscription Agreement, dated December 14, 2020, between the Registrant and NightDragon Acquisition Sponsor, LLC

10.4**	Form of Unit Subscription Agreement between the Registrant and NightDragon Acquisition Sponsor, LLC

10.5**	Form of Registration and Stockholder Rights Agreement between the Registrant and certain securityholders

10.6**	Form of Indemnity Agreement

10.7*	Promissory Note issued in favor of NightDragon Acquisition Sponsor, LLC, dated January 6, 2021

10.8*	Amendment to Promissory Note issued in favor of NightDragon Acquisition Sponsor, LLC, dated January 13, 2021

23.1*	Consent of Marcum LLP

23.2**	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

*	Filed herewith.
**	To be filed by amendment.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 9th day of February, 2021.

NIGHTDRAGON ACQUISITION CORP.

By:	/s/ Morgan Kyauk
Morgan Kyauk
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of NightDragon Acquisition Corp. hereby severally constitute and appoint Morgan Kyauk and Steve Simonian, each acting together or alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Morgan Kyauk Morgan Kyauk	Chief Executive Officer (Principal Executive Officer)	February 9, 2021

/s/ Steve Simonian Steve Simonian	Chief Financial Officer (Principal Financial and Accounting Officer)	February 9, 2021

/s/ David G. DeWalt David G. DeWalt	Chairman of the Board of Directors	February 9, 2021

/s/ Mark Garrett Mark Garrett	Vice Chairman of the Board of Directors	February 9, 2021

/s/ Ken Gonzalez Ken Gonzalez	Director	February 9, 2021